                                                                    EXHIBIT 4.28

                                                                  CONFORMED COPY

                             DATED 27TH MARCH, 2003

                                   MARCONI PLC

                             MARCONI CORPORATION PLC

                             E-A CONTINENTAL LIMITED

                                     ANCRANE

                            MARCONI NOMINEES LIMITED

                            MARIPOSA TECHNOLOGY, INC.

                      SYSTEMS MANAGEMENT SPECIALISTS, INC.

                      METAPATH SOFTWARE INTERNATIONAL, INC.

                             MARCONI BONDING LIMITED

                          BRITISH SEALED BEAMS LIMITED

                              MARCONI ANSTY LIMITED

                                PHOTONIQA LIMITED

                                       AND

                                YESLINK UNLIMITED

                       -----------------------------------

                           SCHEME IMPLEMENTATION DEED

                      ------------------------------------

                                 ALLEN & OVERY
                                     London

                                    CONTENTS

CLAUSE                                                               PAGE
1.       Definitions and Interpretation........................        2
2.       Non-Voting............................................       10
3.       Ancrane...............................................       11
4.       Approvals.............................................       12
5.       BAE...................................................       13
6.       Service Contracts.....................................       13
7.       Exchange of Global Bonds..............................       14
8.       Bondholder Confirmation Letter........................       14
9.       Eurobond Trustee......................................       14
10.      Finmeccanica Guarantee................................       14
11.      Lemelson Licence......................................       14
12.      IPR SPV...............................................       14
13.      Litigation............................................       15
14.      Marconi Name..........................................       15
15.      plc Scheme Expenses...................................       16
16.      Tax...................................................       17
17.      Highrose Debt.........................................       18
18.      Vat Group.............................................       18
19.      Inter Company Balances................................       18
20.      Counter Indemnities and Waivers.......................       18
21.      ESOP Escrow Agreement Release.........................       19
22.      Security Power of Attorney............................       19
23.      plc Waivers...........................................       19
24.      plc Undertaking.......................................       19
25.      Statement and Waiver..................................       20
26.      plc Offices...........................................       20
27.      Restructuring Implementation..........................       20
28.      Representations and Warranties........................       20
29.      Costs.................................................       21
30.      Inadequacy of Damages.................................       21
31.      Notices...............................................       21
32.      Assignment............................................       23
33.      General...............................................       23
34.      Entire Agreement......................................       24
35.      Third Parties.........................................       24
36.      Governing Law and Jurisdiction........................       24

SCHEDULES
1.       EA-plc Deed of Assignment.............................        25
2.       plc-Ancrane Deed of Assignment........................        35
3.       Special Resolution....................................        45
4.       BAE Deed of Novation..................................        48
5.       New Service Agreement.................................        56
6.       Bondholder Confirmation Letter........................        80
7.       Finmeccanica Guarantee Deed of Novation...............        84
8.       Lemelson Assumption Agreement and Consent.............        92
9.       Surrender of Capital Losses...........................        96
10.      Receivables Assignment Letter.........................       103
11.      plc ESOP Release Deed.................................       107
12.      Security Power of Attorney............................       108
13.      Statement and Waiver..................................       110
14.      Corp Covenant.........................................       213
15.      Ancrane Deed of Assignment............................       224
16.      Corp Side Letter......................................       235

Signatories....................................................       238

THIS DEED is made on 27th March, 2003 and made BETWEEN:

(1) MARCONI PLC (registered number 3846429) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (plc);

(2) MARCONI CORPORATION PLC (registered number 67307) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (CORP);

(3) E-A CONTINENTAL LIMITED (registered number 725757) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (EA CONTINENTAL);

(4) ANCRANE (registered number 4308188) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (ANCRANE);

(5) MARCONI NOMINEES LIMITED (registered number 3854422) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (NOMINEES);

(6) MARIPOSA TECHNOLOGY, INC. whose principal office is c/o Marconi Communications, Inc. 3000 Marconi Drive, Warrendale, PA 15086 (DE corp. ID no: 2704420 (MARIPOSA);

(7) SYSTEMS MANAGEMENT SPECIALISTS, INC. whose principal office is at 3 Hutton Centre Drive, Suite 100, Santa Ana, CA 92707 (DE corp. ID no:
         2637902) (SMS);

(8) METAPATH SOFTWARE INTERNATIONAL, INC. whose principal office is at 1755 North Collins Street, Suite 400, Richardson, TX 75080 (CA corp. ID no:
         2120461) (METAPATH);

(9) MARCONI BONDING LIMITED (registered number 3818628) whose registered office is at New Century Park, P.O. Box 53, Coventry, Warwickshire CV3 1HJ (MARCONI BONDING);

(10) BRITISH SEALED BEAMS LIMITED (registered number 628256) whose registered office is at 4 Tenterden Street, London W1A 2AY (BSB);

(11) MARCONI ANSTY LIMITED (registered number 409365) whose registered office is at New Century Part, P.O. Box 53, Coventry, Warwickshire CV3 1HJ (ANSTY);

(12) PHOTONIQA LIMITED (registered number 332666) whose registered office is at New Century Park, P.O. Box 53, Coventry, Warwickshire CV3 1HJ (PHOTONIQA); and

(13) YESLINK UNLIMITED (registered number 3764144) whose registered office is at New Century Park, P.O. Box 53, Coventry, Warwickshire CV3 1HJ (YESLINK).

WHEREAS:

(A) On 29th August, 2002, Corp and, inter alios, plc concluded non-binding indicative heads of terms detailing the principles for the proposed Financial Restructuring (as defined below) of Corp and plc, amended by a non-binding addendum signed on 13th December, 2002.

(B) The Financial Restructuring is, at the date of this Deed, subject to certain consents and approvals before it can become effective and binding on the Scheme Companies.

(C) Under the Financial Restructuring it is proposed that plc will enter into the plc Scheme with the plc Scheme Creditors constituting a compromise between plc and the plc Scheme Creditors which will have the effect of compromising all claims of plc Scheme Creditors against plc as at the Record Date other than Excluded Claims in consideration for a distribution of plc's assets.

(D) Under the Financial Restructuring it is proposed that Corp will enter into the Corp Scheme with the Corp Scheme Creditors constituting a compromise between Corp and the Corp Scheme Creditors which will have the effect of compromising all claims of Corp Scheme Creditors against Corp as at the Record Date other than Excluded Claims in consideration for a distribution of cash, new equity and new debt securities of Corp. In conjunction with the Corp Scheme, it is proposed to make changes to Corp's capital structure, including the conversion and re-designation of its current issued ordinary share capital into non-voting deferred shares and the cancellation of those shares, and a reduction of its share premium account to eliminate the deficit on the profit and loss account that would otherwise be shown in its balance sheet as at 31st March, 2003. This capital reduction is expected to take effect a few days after the Corp Scheme becomes effective.

(E) In conjunction with the Financial Restructuring, the existing global Yankee Bonds and global Eurobonds will be exchanged for Yankee Bonds in definitive form and Eurobonds in individual global form, respectively, as provided in clause 7.

(F) The parties to this Deed wish to document the understanding between them with regard to implementing the Financial Restructuring and their performance of certain obligations and undertakings on the terms, and subject to the conditions, set out in this Deed.

(G) On or around the date of this Deed Corp, plc, HSBC, BCT and the ESOP Banks entered into the ESOP Settlement Agreement. The ESOP Settlement Agreement provides for the settlement of the various claims of the ESOP Banks that entered into swap transactions relating to the ESOP on the condition that the Corp Scheme becomes effective. In compliance with the terms of the ESOP Settlement Agreement, Corp and plc wish to provide releases in this Deed, subject to certain conditions being satisfied.

(H) Each party to this Deed severally considers that, given the Group's financial position, the entry by it into this Deed and all agreements in relation to it including (in the case of plc), without limitation, the Security Power of Attorney is in the best interests of it and its creditors and members and that the exercise by each party of its respective rights and the performance of its respective obligations pursuant to this Deed would assist in the implementation of the Financial Restructuring.

(I) It is the intention of the parties that this document be executed as a deed.

IT IS AGREED in consideration of the promises and the mutual covenants and agreements set out in this Deed, as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      In this Deed (unless otherwise specified):

         ACCOUNT HOLDER LETTER means an account holder letter substantially in the form set out in the Scheme Document;

         AFFILIATE means, in relation to a company, a body corporate in which it has a direct or indirect interest as a shareholder of at least 25 per cent. of the issued ordinary share capital;

         ALBANY PARTNERSHIP means Albany Partnership Limited (registered number 3049168) whose registered office is at New Century Park, P.O. Box 53, Coventry, Warwickshire CV3 1HJ;

         ANCRANE DEED OF ASSIGNMENT means the deed of assignment by way of repayment of capital in specie substantially in the form set out in
         Schedule 15;

         BAE means BAE SYSTEMS plc (registered number 1470151);

         BAE DEED OF NOVATION means the deed of novation substantially in the form set out in Schedule 4 under which the BAE agreements (as set out in the schedule to the deed of novation) will be novated by plc to Corp with effect from the Effective Date;

         BARCLAYS means Barclays Bank plc (registered number 1026167);

         BCT means Bedell Cristin Trustees Limited;

         BONDHOLDER means any person with the ultimate economic interest in any of the Bonds;

         BONDHOLDER CONFIRMATION LETTER means the letter to be entered into by way of a deed substantially in the form set out in Schedule 6;

         BONDS means all or any of the Eurobonds and/or the Yankee Bonds;

         BUSINESS DAY means any day on which banks are open for general business in both London and New York;

         CA means the Companies Act 1985;

         CLAIM means any claim or right of action of any kind whatsoever or howsoever arising (whether actual or contingent) whether arising under common law, statute or otherwise and whether arising in the United Kingdom or any other place (including for the avoidance of doubt any claim in respect of a guarantee or indemnity);

         CLAIM FORM means each or any of the claim forms to be completed by or on behalf of a Scheme Creditor (or its duly authorised agent(s)) detailing its Scheme Claim(s) substantially in the form set out in the Scheme Document;

         CLEARSTREAM, LUXEMBOURG means Clearstream Banking, societe anonyme;

         COMMISSIONERS means the Commissioners of Customs and Excise;

         CORP COVENANT means the deed of indemnity substantially in the form set out in Schedule 14 to be entered into by Corp, plc and Ancrane in accordance with clause 16.6;

         CORP LOAN means the loans from EA Continental to Corp in the amount of L363,308,102;

         CORP RECEIVABLE means the inter-company loan balances of approximately L165,748,102 owing from plc to Corp, as evidenced by Group accounting records;

         CORP SCHEME means the proposed scheme of arrangement in respect of Corp pursuant to section 425 CA, the terms of which are set out in Part II of the Scheme Document including any modifications, additions or conditions approved or imposed by the Court;

         CORP SCHEME CREDITORS means all Scheme Creditors of Corp;

         CORP SCHEME MEETING means a meeting of a class of Corp Scheme Creditors convened pursuant to an order of the Court;

         CORP SPV means Regent Escrow Limited (registered number 4659445) whose registered address is at New Century Park, PO Box 53, Coventry, Warwickshire CV3 1HJ;

         CORP VAT GROUP means the Corp VAT group registered with the Commissioners with registered number GB239 1370 65;

         COURT means the High Court of England and Wales;

         CREDITORS' COMMITTEE means the committee of Scheme Creditors established and operated pursuant to the terms of the Corp Scheme or plc Scheme, as appropriate;

         CREDITORS' MEETING means a meeting of Scheme Creditors called pursuant to the terms of the relevant Scheme;

         DEFINITIVE HOLDER means any holder of a Yankee Bond in the definitive form or the bearer by attornment of a Eurobond in individual global form;

         DESIGNATED RECIPIENT means a person specified in the valid Account Holder Letter (or, in the case of Ancrane, in the Escrow and Distribution Agreement) relating to a particular principal amount of Bonds as being the recipient of any part of the First Initial Distribution and of any further Distribution in respect of those Bonds and includes, in the case of any cash distributed as part of any Distribution made in respect of the Eurobonds, each person to whom such cash is distributed through Euroclear or Clearstream, Luxembourg;

         DISTRIBUTION has the meaning given to it in the respective Scheme;

         DTC means Depositary Trust Company of New York;

         EA-plc DEED OF ASSIGNMENT means the deed of assignment entered into on or before the date of this Deed between Corp, plc and EA Continental, in the form set out in Schedule 1 under which EA Continental assigned the Corp Loan to plc and paid to plc the balance of the bank account held with HSBC (account number 10014230), in consideration for which plc released EA Continental from all obligations under the plc Loan;

         EFFECTIVE DATE means the date upon which an office copy of the order of the Court sanctioning the Corp Scheme shall have been delivered to the Registrar of Companies for registration;

         ESCROW AND DISTRIBUTION AGREEMENT means the agreement to be entered into between (inter alios) Corp, the Supervisors, the Escrow Trustee and Bank of New York (in its capacity as Yankee Bond Trustee and as custodian and distribution agent) in the form set out in the

         Scheme Document, a condition precedent to the effectiveness of certain obligations of which (insofar as it relates to the Schemes) is the occurrence of the Effective Date;

         ESCROW TRUSTEE means Corp Spv, who will be appointed under the terms of the Escrow and Distribution Agreement, and any successor from time to time;

         ESOP means the Marconi employee share option plan;

         ESOP BANKS means each of Barclays, Salomon Brothers International Limited (registered number 1763297) and UBS AG (registered number FC021146);

         ESOP SETTLEMENT AGREEMENT means the settlement agreement between Corp, plc, HSBC, BCT and the ESOP Banks dated on or around the date of this Deed;

         EUROBOND ISSUES means the E500,000,000 5.625 per cent. bonds due 2005 and the E1,000,000,000 6.375 per cent. bonds due 2010, both issued by Corp and both guaranteed by plc;

         EUROBONDS means all or any of the bonds comprising the Eurobond Issues;

         EUROBOND TRUSTEE means The Law Debenture Trust Corporation p.l.c. acting in its capacity as trustee of the Eurobonds;

         EUROCLEAR means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

         EXCLUDED CLAIMS shall in relation to the Corp Scheme have the same meaning as that set out in the Corp Scheme and in relation to the plc Scheme have the same meaning as that set out in the plc Scheme;

         FINANCIAL RESTRUCTURING means the proposed financial restructuring of the Scheme Companies pursuant to the Schemes as more particularly described in the Scheme Document;

         FINMECCANICA GUARANTEE means the guarantee in favour of Finmeccanica S.p.A given by plc, under subclauses 12.1 to 12.6 of the Finmeccanica Sale and Purchase Agreement, of the obligations of Marconi (Bruton Street) Limited under the Finmeccanica Sale and Purchase Agreement;

         FINMECCANICA GUARANTEE DEED OF NOVATION means the novation and amendment deed to be entered into between Corp, plc and Finmeccanica S.p.A. substantially in the form set out in Schedule 7 under which the Finmeccanica Guarantee and all of plc's other obligations under the Finmeccanica Sale and Purchase Agreement will be novated by plc to Corp with effect from the Effective Date;

         FINMECCANICA SALE AND PURCHASE AGREEMENT means the agreement dated 2nd August, 2002 between Finmeccanica S.p.A. (as purchaser), Marconi (Bruton Street) Limited (as seller) and plc (as guarantor) for the sale by Marconi (Bruton Street) Limited of all of the issued shares in Marconi Mobile Holdings S.p.A.;

         FIRST INITIAL DISTRIBUTION has the meaning given to it in the relevant Scheme;

         FUNDING LETTERS means the series of letter agreements that were, or may have been, entered into by plc and certain Group Companies from December 1999 onwards with respect to the burden of the costs of their employees' participation in the ESOP;

         GROUP means all the Group Companies;

         GROUP COMPANY means plc or any company which is a Subsidiary, whether directly or indirectly of plc or, as the context requires, of Corp;

         GROUP RELIEF means losses or other amounts eligible for surrender under Chapter IV of Part X of the Income and Corporation Taxes Act 1988;

         HIGHROSE DEBT means the inter company loan of L23,404,000 from Ancrane to Highrose;

         HIGHROSE means Highrose Limited (registered number 4410334) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire CV3 1HJ;

         HSBC means HSBC Bank plc (registered number 14259);

         IPR ARRANGEMENTS means the assignment of Patents registered in the name of US IP Opcos and UK IP Opcos to three special purpose vehicles as more particularly set out in Part I, Section 2 (A.5) of the Scheme Document;

         LEMELSON AGREEMENT means the agreement between plc and Lemelson Foundation Partnership, dated 1st December, 1999, under which the Lemelson Foundation Partnership granted to plc a non-exclusive licence in relation to certain licensed patents as described therein;

         LEMELSON ASSUMPTION AGREEMENT AND CONSENT means the agreement to be entered into in accordance with clause 11 under which plc transfers the benefit and burden of the Lemelson Agreement to Corp substantially in the form set out in Schedule 8;

         LEMELSON FOUNDATION PARTNERSHIP means the Lemelson Medical, Education and Research Foundation Limited Partnership;

         LIABILITY or LIABILITIES means any liability or obligation of a person whether it is present, future, prospective or contingent, whether or not it is fixed or undetermined, whether or not it involves the payment of money or performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales or in any other jurisdiction, or in any other manner whatsoever, but such expression does not include any liability which is barred by statute or is otherwise unenforceable under English law or arises under a contract which is void or, being voidable, has been duly avoided;

         LONDON STOCK EXCHANGE means the London Stock Exchange plc;

         MCL means Marconi Communications Limited (registered number 703317) whose registered office is at New Century Park, PO Box 53, Coventry CV3 1HJ;

         NEW SERVICE AGREEMENT ARRANGEMENTS means the waiver letters and service agreements for the Senior Management Team substantially in the form set out in Schedule 5;

         PATENTS means all legal and beneficial ownership of patent registrations and pending patent applications;

         PERFORMANCE BONDING FACILITY means the L50 million committed multicurrency revolving bonding facility agreement made available under the Performance Bonding Facility Agreement;

         PERFORMANCE BONDING FACILITY AGREEMENT means the L50 million committed multicurrency revolving bonding facility agreement dated on or before the Posting Date between Marconi Bonding (as applicant), Corp, HSBC (as agent and security trustee), the original issuing banks named therein, the original banks named therein and the original indemnifying subsidiaries of Corp named therein;

         plc-ANCRANE DEED OF ASSIGNMENT means the deed of assignment entered into on or before the date of this Deed (but after the EA-plc Deed of Assignment had been entered into between Corp, plc and Ancrane) in the form set out in Schedule 2 under which plc assigned the Corp Loan to Ancrane in consideration for the issue by Ancrane of one share to plc for an amount equal to the market value of the Corp Loan on the date of such assignment;

         plc LOAN means the loan from plc to EA Continental in the amount of L219,000,000;

         plc RECEIVABLES means the aggregate amount of approximately L5,540,623 representing the inter-company balances owing to plc (as evidenced by Group accounting records) as follows:

         (a)      an amount of L741,238 owed by Marconi Communications, Inc.;

         (b) an amount of US$1,768,992 (equivalent to approximately L1,101,284) owed by Marconi Software International, Inc.;

         (c) an amount of L42,746 owed by Marconi Communications Optical Networks Corp (Canada);

         (d)      an amount of L3,616,740 owed by SMS; and

         (e)      an amount of L38,615 owed by Marconi Communications Limited
                  (Canada);

         plc SCHEME means the proposed scheme of arrangement in respect of plc pursuant to section 425 CA, the terms of which are set out in Part III of the Scheme Document including any modifications, additions or conditions approved or imposed by the Court;

         plc SCHEME CREDITORS means all Scheme Creditors of plc;

         plc SCHEME EXPENSES has the meaning given to it in the plc Scheme;

         plc SCHEME RESTRUCTURING CONSIDERATION means the assets of plc distributed pursuant to the plc Scheme;

         plc SHAREHOLDER RECORD DATE means the close of dealings in the plc Shares on the last day of dealings in the plc Shares on the London Stock Exchange;

         plc SHARES means ordinary shares of 5 pence each in the capital of plc;

         plc SUBS means Ancrane, Ansty, Nominees, Photoniqa and Yeslink;

         plc SUPERVISORS means the Supervisors of the plc Scheme;

         POSTING DATE means the day the Scheme Document is posted to the Scheme Creditors;

         RECEIVABLES ASSIGNMENT LETTER means the letter of assignment substantially in the form set out in Schedule 10 to be entered into as a deed between Corp and plc under which plc will assign the plc Receivables to Corp in consideration for a reduction in the Corp Receivable;

         RECORD DATE has the meaning given to it in the relevant Scheme;

         REGISTRAR OF COMPANIES means the registrar or other officer performing under CA the duty of registration of companies in England and Wales including a deputy registrar;

         SCHEME means either or both of the Corp Scheme and the plc Scheme as appropriate including any modifications to either Scheme or both or additions or conditions to either Scheme or both in each case as approved or imposed by the Court;

         SCHEME CLAIM means any claim or right which a person is, or may in any circumstances become, entitled to bring or enforce against Corp or plc (as appropriate) in respect of any Liability of Corp or plc (as appropriate) in each and every case in existence as at the Record Date or after that date by reason of any Liability incurred before that date, other than Excluded Claims;

         SCHEME COMPANY means either or both of Corp and plc as appropriate;

         SCHEME CONSIDERATION means the consideration as defined under the Corp Scheme or the plc Scheme or both, where appropriate;

         SCHEME CREDITOR means a creditor of Corp or plc, as appropriate, in respect of its Scheme Claim and where the Scheme Claim is in respect of Bonds, should be construed in the manner set out under "Definitions and Interpretation" set out in Part I of the Scheme Document;

         SCHEME DOCUMENT means the scheme document (including the explanatory statement and all appendices, schedules and annexures to it) to be issued in connection with the Schemes (a draft of which has been marked "Draft A" and signed by the parties for the purposes of identification);

         SCHEME MEETING means a meeting of Scheme Creditors convened pursuant to the terms of the relevant Scheme;

         SECURITY POWER OF ATTORNEY means the power of attorney to be granted by plc to Corp and the directors and employees of Corp by way of security for the performance of plc's obligations under, and pursuant to, this Deed substantially in the form set out in Schedule 12;

         SENIOR MANAGEMENT TEAM means Michael Parton, Michael Donovan, Neil Sutcliffe, Geoffrey Doy, Damian Reid, David Beck, Michael Surrey, Patricia Dooley and Mary Skelly;

         SETTLEMENT PAYMENT means any payment to an ESOP Bank pursuant to the ESOP Settlement Agreement;

         SPECIAL RESOLUTION means the special resolution to be passed in accordance with clause 4 in the form or substantially in the form set out in Schedule 3;

         SUBSIDIARY has the meaning set out in section 736 CA;

         STATEMENT AND WAIVER means the statement and waiver agreement addressing intercompany balances to be entered into between Corp, plc and certain Group Companies substantially in the form set out in
         Schedule 13;

         SUPERVISORS means the persons holding office as the supervisors of the Corp Scheme or plc Scheme or both, as appropriate, from time to time;

         TRUST DEEDS means the two trust deeds each dated 30th March, 2000 between Corp, plc and the Eurobond Trustee and constituting the Eurobonds;

         UK IP Opcos means all Marconi companies in the UK having legal or beneficial title to Patents;

         US IP Opcos means all Marconi companies in the US having legal or beneficial title to Patents;

         VAT means value added tax;

         VATA means the Value Added Tax Act 1994;

         VAT ELIGIBLE COMPANIES means each of the following companies;

         (a)      Marconi Ansty Ltd (registered number 4109365);

         (b)      Nominees (registered number 3854422);

         (c)      Photoniqa Ltd (registered number 4113791);

         (d)      Marconi (Bruton Street) Ltd (registered number 4129430);

         (e)      Marconi (DGP 1) Ltd (registered number 3545378);

         (f)      Marconi (DGP 2) Ltd (registered number 3545363);

         (g)      Marconi GM Ltd (registered number 4459061);

         (h)      Marconi (Sixty Nine) Ltd (registered number 1403641);

         (i)      Marconi (Seventy) Ltd (registered number 500918);

         (j)      Layana Ltd (registered number 3901290); and

         (k)      Highrose (registered number 4410334),

         which are eligible to be treated as members of the Corp VAT Group under the provisions of section 43A VATA and which are neither members of an existing VAT Group nor individually registered for VAT purposes with the Commissioners and VAT ELIGIBLE COMPANY means any one of the VAT Eligible Companies;

         VAT GROUP means a group of companies for VAT purposes under the provisions of section 43 VATA;

         YANKEE BONDS means all or any of the bonds comprising the Yankee
         Issues;

         YANKEE BOND TRUSTEE means Bank of New York, acting in its capacity as trustee of the Yankee Bonds; and

         YANKEE ISSUES means the US$900,000,000 7 3/4 per cent. bonds due 2010 and the US$900,000,000 8 3/8 per cent. bonds due 2030 both issued by Corp and both guaranteed by plc.

1.2      In this Deed:

         (a) references to a person include a body corporate and unincorporated associations of persons; and

         (b) references to an individual include his estate and personal representatives.

1.3 In this Deed any reference, express or implied, to an enactment includes references to:

         (a) that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the signature of this Deed);

         (b) any enactment which that enactment re-enacts (with or without modification); and

         (c) any subordinate legislation made (before or after the signature of this Deed) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above, and "enactment" includes any legislation in any jurisdiction.

1.4 Subclauses 1.1 to 1.3 above apply unless the contrary intention appears.

1.5      The headings in this Deed do not affect its interpretation.

2.       NON-VOTING

2.1 Ancrane undertakes with effect from the date of this Deed that it will not attend or vote at any of the Scheme Meetings or use any other rights or powers available to it as a Corp Scheme Creditor, as a plc Scheme Creditor or as a Bondholder to attend or vote at any of the Scheme Meetings and shall not take any steps to canvass, solicit or entice any other person, firm or company to attend and/or vote on its behalf at any of the Scheme Meetings at which it is entitled to attend and vote.

2.2 Ancrane agrees to support the Financial Restructuring and give full force and effect to the Schemes and undertakes that it will not take any action to hinder, frustrate, delay or oppose either of the Schemes or make any application to the courts of any jurisdiction in order to seek to challenge either of the Schemes.

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2.3      For the avoidance of doubt, nothing in subclauses 2.1 and/or 2.2 shall prevent Ancrane:

         (a) in its capacity as a Corp Scheme Creditor, from submitting a Claim Form in respect of its Scheme Claim or Scheme Claims under the Corp Scheme; or

         (b) in its capacity as a plc Scheme Creditor from submitting a Claim Form in respect of its Scheme Claim or Scheme Claims under the plc Scheme.

2.4 Ancrane agrees that it shall as soon as possible and in any event on or before 17th April, 2003 submit duly completed Claim Form or Claim Forms (as applicable) in respect of all of its Scheme Claims as it may have against plc and Corp.

2.5 Corp undertakes with effect from the date of this Deed that it will not attend or vote at any of the plc Scheme Meetings or use any other rights or powers available to it as a plc Scheme Creditor to attend or vote at the plc Scheme Meeting and shall not (except for the despatch of the Scheme Document) take any steps to canvass, solicit or entice any other person, firm or company to attend and/or vote on its behalf at the plc Scheme Meeting at which it is entitled to attend and vote provided that nothing in this subclause shall prevent Corp in its capacity as a plc Scheme Creditor from submitting a Claim Form in respect of its Scheme Claim under the plc Scheme.

2.6 Corp agrees that it shall as soon as possible and in any event on or before 17th April, 2003 submit a duly completed Claim Form in respect of its Scheme Claim against plc.

2.7 plc undertakes with effect from the date of this Deed that it will not attend or vote at the Corp Scheme Meeting or use any other rights or powers available to it as a Corp Scheme Creditor to attend or vote at the Corp Scheme Meeting and shall not (except for the despatch of the Scheme Document) take any steps to canvass, solicit or entice any other person, firm or company to attend and/or vote on its behalf at the Corp Scheme Meeting at which it is entitled to attend and vote provided that nothing in this subclause shall prevent plc in its capacity as a Corp Scheme Creditor from submitting a Claim Form in respect of its Scheme Claim under the Corp Scheme.

2.8 Each of Mariposa, SMS, Metapath and BSB undertakes with effect from the date of this Deed that it will not attend or vote at any of the Scheme Meetings or use any other rights or powers available to it as a Corp Scheme Creditor or as a plc Scheme Creditor to attend or vote at any of the Scheme Meetings and shall not take any steps to canvass, solicit or entice any other person, firm or company to attend and/or vote on its behalf at any of the Scheme Meetings at which it is entitled to attend and vote.

3.       ANCRANE

3.1      On the date of this Deed:

         (a) each of Corp, plc and EA Continental hereby confirms it has entered into the EA-plc Deed of Assignment; and

         (b) each of Corp, plc and Ancrane hereby confirms it has entered into the plc-Ancrane Deed of Assignment.

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3.2      plc will procure that Ancrane will, and Ancrane shall, re-register as an unlimited company pursuant to, and in accordance with, section 49 CA before the Corp Scheme Meeting.

3.3 Subject to, and conditional upon, the re-registration of Ancrane as an unlimited company, Ancrane undertakes and agrees that it shall on or after 1st April, 2003 but before the Corp Scheme Meeting:

         (a) effect a reduction of its existing share capital (including its share premium account) to L100 to enable it to make a repayment of capital in specie to plc in relation to any proceeds it receives as set out in subclause 3.3(b) below; and

         (b) make a repayment of capital in specie to plc of the beneficial interest of the entirety of its rights, property and assets, other than L100 and the benefit of the Corp Covenant, by way of the Ancrane Deed of Assignment.

3.4 plc shall, and shall procure that any nominee holding any shares in Ancrane on trust for it shall:

         (a) procure that Ancrane complies with the undertakings given by it in clause 3.3 above; and

         (b) vote in favour of all shareholder resolutions submitted to the shareholders of Ancrane pursuant to this clause 3, and plc shall not, and shall procure that any nominee holding any shares in Ancrane on trust for it shall not, without the consent of Corp, instigate or take any action to rescind, vary, frustrate, delay or amend any such shareholder resolutions passed by it pursuant to this subclause 3.4.

4.       APPROVALS

4.1      Before the Posting Date, Corp shall procure that:

         (a) a board meeting of Corp is held at which it is resolved that the Special Resolution is (and any other shareholder resolutions which are, in the reasonable opinion of the Corp board, necessary or desirable to give effect to the Corp Scheme are) approved for submission to the shareholders of Corp for approval at an extraordinary general meeting of Corp; and

         (b) such extraordinary general meeting of Corp to consider and approve the Special Resolution (and any other shareholder resolutions as referred to in (a) above) is held.

4.2 plc and Nominees shall consent in writing to each and every variation of the rights attached to its shares in Corp which is, or may be, involved in the passing and implementation of the Special Resolution (or such other shareholder resolutions referred to in subclause 4.1).

4.3 Each of plc and Nominees shall vote in favour of the Special Resolution and any other shareholder resolutions which are submitted to the shareholders of Corp pursuant to subclause 4.1 above and shall not, without the consent of Corp, instigate or take any action to rescind, vary, frustrate, delay or amend the passing of the Special Resolution or the carrying out of the actions approved in it (or the passing of any other shareholder resolutions passed by it or the carrying out of the actions approved therein) pursuant to this subclause 4.3.

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

4.4 Neither plc nor Nominees shall instigate or take, and shall not direct any other person to instigate or take, any action to:

         (a)      remove or appoint any director of Corp;

         (b) give any directions by special resolution pursuant to article 93 of Corp's articles of association;

         (c) pass any additional shareholder resolutions as shareholders of Corp save as may be required pursuant to the direction of Corp under subclause 4.1 or which are considered, in the reasonable opinion of Corp, necessary or desirable to implement a Scheme;

         (d) allot or issue or grant any rights to call for the allotment or issue of any further shares of Corp, or transfer or grant any rights to call for the transfer of shares of Corp, save as may be required pursuant to the Special Resolution or such other shareholder resolutions which may be considered, in the reasonable opinion of Corp, necessary or desirable to implement the Schemes;

         (e) alter or amend the articles of association of Corp save as may be required pursuant to the direction of Corp under subclause
                  4.1 or which are considered, in the reasonable opinion of Corp, necessary or desirable to implement the Schemes;

         (f) otherwise than pursuant to subclause 4.1 requisition an extraordinary general meeting of Corp pursuant to section 368 CA;

         (g)      make any application under section 371(1)(b) CA; or

         (h) in any way frustrate, delay or interfere with the performance, approval or implementation of this Deed and/or the Schemes.

4.5 Each of Corp, plc and Nominees severally acknowledge that the undertakings given by plc and Nominees are for the benefit of Corp and Scheme Creditors.

5.       BAE

         Corp and plc shall enter into the BAE Deed of Novation and shall each use all reasonable endeavours to procure that BAE enters into the BAE Deed of Novation on or before the Record Date.

6.       SERVICE CONTRACTS

         Corp undertakes to procure that all members of the Senior Management Team execute the New Service Agreement Arrangements by the Posting Date, so that the waiver letters will be effective immediately before the Effective Date and their new terms and conditions of employment take effect on and from the Effective Date. The New Service Agreement Arrangements may not contain terms relating to the individual members of the Senior Management Team which are substantially more favourable than those which apply at the date of this Deed.

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

7.       EXCHANGE OF GLOBAL BONDS

         Corp and plc undertake to procure the issue of Yankee Bonds in definitive form and Eurobonds in individual global form to the Definitive Holders named in duly completed Account Holder Letters submitted on or before 5.00pm (New York time) on 17th April, 2003. The issue in exchange for all or part of the existing global Bonds will be made at or about 9.00a.m. (London time) on 24th April, 2003.

8.       BONDHOLDER CONFIRMATION LETTER

         Each of Corp and plc undertake to enter into the Bondholder Confirmation Letter on or prior to the Record Date.

9.       EUROBOND TRUSTEE

9.1 Corp and plc confirm and agree that the arrangements relating to the remuneration, costs, charges, expenses and liabilities of the Eurobond Trustee contained in clause 11 of each of the Trust Deeds (including, without limitation, the indemnity in clause 11.1.6 of each Trust Deed) shall extend to the role of the Eurobond Trustee in the implementation of the Schemes (including, without limitation, under or pursuant to the Escrow and Distribution Agreement) and such arrangements are re-stated jointly and severally by both Corp and plc as though such arrangements were set out in full mutatis mutandis in this Deed. In addition, Corp and plc shall pay to the Eurobond Trustee all reasonable additional fees charged by the Eurobond Trustee in relation to its functions under the Schemes, including all matters contemplated under the Escrow and Distribution Agreement.

9.2 The other parties to this Deed acknowledge that the Eurobond Trustee shall have no liability or any obligations whatsoever to any person under or pursuant to this Deed.

10.      FINMECCANICA GUARANTEE

         Corp and plc shall enter into the Finmeccanica Guarantee Deed of Novation and plc shall use all reasonable endeavours to procure that Finmeccanica S.p.A. enters into the Finmeccanica Guarantee Deed of Novation on or before the Record Date.

11.      LEMELSON LICENCE

         Corp and plc shall enter into, and shall use all reasonable endeavours to procure that the Lemelson Foundation Partnership enters into, the Lemelson Assumption Agreement and Consent on or before the Record Date.

12.      IPR SPV

         plc shall as soon as reasonably practicable provide all reasonable assistance and information and undertake all reasonable acts and deeds (including, without limitation, the execution of all necessary documents) requested by Corp in preparing the IPR Arrangements before the Effective Date. plc shall procure that the IPR Arrangements are entered into by the relevant US IP Opco or UK IP Opco on or immediately before the Effective Date.

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

13.      LITIGATION

13.1 Should Corp or plc become aware of anything which, in its reasonable opinion, is likely to give rise to a claim or threat of litigation against either Corp or plc that may affect the other entity or require the other entity's assistance, it should inform the other entity in writing of all relevant information as soon as reasonably practicable.

13.2 In the event that Corp or plc is threatened with litigation of the kind described in subclause 13.1 above by a third party, both Corp and plc will do everything reasonably practicable to assist the other to investigate and defend the claim threatened. Without limitation, such assistance shall include giving access to relevant documentation and records in any form, making relevant staff available for interview and giving explanations of information where appropriate. The party giving such assistance shall be reimbursed all costs and expenses reasonably incurred in providing such assistance.

13.3 Corp shall be entitled, by giving notice in writing to plc, to require plc to take all such reasonable steps and proceedings as Corp may reasonably consider necessary to defend or compromise any claim or threat of litigation made by a third party against plc of the kind described in subclause 13.1, or obtain any payment or relief in respect of, or in connection with, any matter giving rise to a right of action by plc against a third party. plc shall not admit liability or agree to any compromise of a claim without the prior written consent of Corp, such consent not to be unreasonably withheld or delayed.

14.      MARCONI NAME

14.1 plc acknowledges that Corp is the legal and beneficial owner of the "Marconi" name and it shall, and it shall procure that the plc Subs shall, on or before the Effective Date assign to Corp such right, title or interest which each of them has in or to the name "Marconi" and any other corporate name that incorporates the name "Marconi" used by plc and/or the plc Subs, together with any "Marconi" logo, trade mark, or business or trade name or any derivation thereof (the RIGHTS). plc shall from the date of such assignment, cease to use any corporate name of the Corp Group (other than "Marconi plc") pursuant to the terms of the Licence (as defined in clause 14.2)) and shall not thereafter use any names, trade marks or logos that are confusing or similar to Marconi or any other corporate name of the Corp Group (other than "Marconi plc" pursuant to the terms of the Licence (as defined in clause 14.2)).

14.2 Subject to subclauses 14.3 and 14.4, Corp grants to plc with effect from the Effective Date a non-exclusive, non-transferable, royalty-free licence to use the "Marconi" name in the form "Marconi plc" (the LICENCE). plc covenants to use such name solely as its corporate name and for no other purpose whatsoever save where such name is required to be disclosed pursuant to the Business Names Act, 1985.

14.3 The Licence granted by Corp to plc pursuant to subclause 14.2 shall be for an initial period of 12 months from the Effective Date and shall continue thereafter until terminated in accordance with subclause 14.4 (the LICENCE TERM). plc shall have no right to sell, sub-license or otherwise deal with the Rights with regard to any third party or any Subsidiaries, Affiliates or any other connected parties of plc. Within the Licence Term plc undertakes to propose a special resolution to change its corporate name from Marconi plc at each and every general meeting convened for the transaction of business until such resolution is passed and to forthwith upon the passing of such resolution register such resolution with the Registrar of Companies. plc shall in any event on the expiry or termination of the Licence Term cease to use the "Marconi plc" name. plc shall keep Corp informed as to progress with regard to changing its corporate name.

14.4 The Licence shall automatically terminate immediately upon the occurrence of the earlier of:

         (a) the registration with the Registrar of Companies of a shareholders' resolution changing plc's company name as required by, and in accordance with, subclause 14.3;

         (b) the breach by plc or any plc Sub of any material term of this Deed or the Licence;

         (c) an order for plc's winding-up, administration or dissolution being made; any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer being appointed in respect of plc or any of plc's assets; plc's directors or other officers requesting the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or any other analogous step or procedure being taken in any jurisdiction; and

         (d) save in connection with the plc Scheme, an acquisition of all or substantially all of the assets of plc or a sale of all or substantially all of its shares or a change of control of plc where "control" means the ability to direct the affairs of another whether by means of voting or contractual rights or otherwise and whether directly or indirectly.

14.5 Any goodwill in the "Marconi" name that accrues after the Effective Date shall accrue to, and for the benefit of, Corp.

15.      PLC SCHEME EXPENSES

15.1 Corp and Marconi Bonding shall use commercially reasonable endeavours to procure the issue by HSBC, by no later than 10 Business Days after the Effective Date, of a letter of credit in favour of the plc Supervisors for their drawing in relation to the plc Scheme Expenses (the LETTER OF CREDIT) substantially in the form attached to the Performance Bonding Facility Agreement.

15.2     The Letter of Credit shall:

         (a) be issued by HSBC in its capacity as an issuing bank under, and subject to the terms of, the Performance Bonding Facility;

         (b) be in an amount of L2,000,000 or such lesser amount as notified to Corp by the plc Supervisors in accordance with subclause 15.4 below;

         (c) have an initial expiry date no later than 15 months after the Effective Date but, subject to the terms of the Performance Bonding Facility, may be extended for any period of time up to five years beyond the Effective Date upon written notice by the plc Supervisors to HSBC; and

         (d) have as a condition to any drawing that the plc Supervisors certify to HSBC that they have consulted with the Creditors' Committees and they consider the drawing to be necessary to meet actual or potential plc Scheme Expenses and Excluded Claims and that all other sources of funding available to them are insufficient to meet the plc Scheme Expenses when they fall due.

15.3 Corp and Marconi Bonding each agree to waive any right to reimbursement or indemnification against plc or the plc Supervisors arising as a result of any payment being made by Corp or Marconi Bonding (including through any offset being made against any cash collateral provided for the Letter of Credit) as a result of any drawings by the plc Supervisors under the Letter of Credit or any sums provided by Corp pursuant to subclause 15.5.

15.4 The plc Supervisors shall notify Corp immediately if before, on or after the date upon which the Letter of Credit is issued, they are of the view (acting reasonably) that the Letter of Credit is no longer required or is required in a lesser amount. If any such notification is made before the Letter of Credit has been issued, the amount of the Letter of Credit to be issued shall be reduced accordingly. If any such notification is made on or after the Letter of Credit has been issued, the plc Supervisors and Corp shall notify HSBC accordingly and request that the amount of the Letter of Credit in issue be reduced accordingly.

15.5 In the event that Corp is unable to procure the issue of the Letter of Credit, it undertakes to enter into a side letter with the plc Supervisors within 20 Business Days after the Effective Date substantially in the form set out in Schedule 16.

16.      TAX

16.1 To the extent permitted by law, Corp agrees to surrender, or to procure that one of its Subsidiaries surrenders, to Ancrane and plc Group Relief required by Ancrane and plc for their accounting periods beginning on or after 1st April, 2001 but before the Effective Date subject to a maximum amount of L200,000,000 of Group Relief in aggregate.

16.2     In relation to the surrender of capital losses between plc and Corp
         Schedule 9 shall apply.

16.3 Pursuant to subclause 16.1, Corp will, and will procure that its relevant Subsidiaries will, authorise, sign and submit to the Inland Revenue all such notices of consent to the surrender of Group Relief and all such other documents and returns, including any revised notices, documents and returns, as may be necessary to secure that full effect is given to such surrenders and comply with all procedural requirements in respect of the giving of such consents.

16.4     Pursuant to subclause 16.1, plc and Ancrane will:

         (a) authorise, sign and submit to the Inland Revenue all such notices of claims for the surrender of Group Relief and all such other documents and returns, including any revised notices, documents and returns, as may be necessary to secure that full effect is given to such surrenders and comply with all procedural requirements in respect of the making of such claims; and

         (b) take such steps as Corp may reasonably require in order to minimise the amount of Group Relief which Corp and its subsidiaries are required to surrender to plc and Ancrane, provided that Corp may not require plc and Ancrane to take any step which would result in either of them having a liability to corporation tax other than one in respect of which Corp is liable to make a payment on their behalf to the Inland

                  Revenue pursuant to the Corp Covenant and after taking account of any steps which Corp may require them to take under the Corp Covenant.

16.5 Corp and plc shall give each other such assistance and access to information as is reasonably required in order to agree the tax affairs for any period beginning on or before the Effective Date of Corp, plc and any company which at or before the Effective Date is, or was, a Subsidiary of Corp or plc.

16.6 Corp, plc and Ancrane undertake to enter into the Corp Covenant substantially in the form set out in Schedule 14 after the Record Date and on or before 1st April, 2003.

17.      HIGHROSE DEBT

         Ancrane and, to the extent that any rights in respect of the Highrose Debt are transferred to it by Ancrane, plc hereby, with effect from the Effective Date, release all of their claims, causes or rights of action or proceedings whether at law or in equity in any jurisdiction whatsoever, whether known or unknown to the parties, whether or not presently known to the law and whether arising before, on or after the date of this Deed against Highrose to the extent that they relate to Highrose's obligations under the Highrose Debt, including the obligation to repay the Highrose Debt (including accrued interest) and shall waive all past, present or future rights it may have against Highrose in connection with the same.

18.      VAT GROUP

         plc and Corp shall each procure that an application to the Commissioners under section 43B VATA is made prior to the Record Date for each VAT Eligible Company to become a member of the Corp VAT Group with effect from the earliest date permitted by the Commissioners.

19.      INTER COMPANY BALANCES

         Corp and plc shall enter into the Receivables Assignment Letter before the Record Date.

20.      COUNTER INDEMNITIES AND WAIVERS

20.1 Corp shall indemnify plc on an after tax basis for any claims (including related costs) against plc from MCL arising as a result of any payment made by MCL with respect to the settlement of plc's obligations under the contracts and termination of employment of Robert Meakin and Stephen Hare. In the event that Corp makes a payment under the provisions of this subclause, it irrevocably and unconditionally waives any right of counter indemnity or right of reimbursement or other claims it may have against plc in respect of such payment, whether arising under contract, operation of law or otherwise.

20.2 Corp and plc agree that invoices from various professional advisers relating to the Financial Restructuring addressed and delivered to plc, for work undertaken at the instruction and for the benefit of Corp, were erroneously addressed to plc. Corp undertakes to meet the costs and expenses specified in such invoices from certain of the parties listed at Category 5 to Part III of Appendix 9 of the Scheme Document and irrevocably and unconditionally waives any right of counter indemnity or right of reimbursement or other claims it may have against plc in respect of such payments, whether arising under contract, operation of law or otherwise.

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

20.3 Ancrane irrevocably and unconditionally waives any right of counter indemnity, right of reimbursement or other claim it may have against MCL arising as a result of it having paid L150,000 of professional advisers' fees on behalf of MCL, whether arising under contract, operation of law or otherwise.

21.      ESOP ESCROW AGREEMENT RELEASE

21.1 Capitalised terms used but not defined in this clause 21 shall have the same meaning as those set out and adopted in the ESOP Settlement Agreement.

21.2 Immediately following payment by Corp to each Settling ESOP Bank of its respective Settlement Payment in accordance with clause 2.1 of the ESOP Settlement Agreement plc shall, by execution of a deed substantially in the form set out in Schedule 11, unconditionally and irrevocably release all of its claims, causes or rights of action or proceedings against each Opco to the extent that they relate to (a) all or any of the ESOP Contracts and/or (b) the Funding Letters and shall waive all past, present or future rights it may have against each Opco in connection with the same.

21.3 With effect from the date on which Corp releases its claims against BCT under clause 3.2.1 of the ESOP Settlement Agreement, Corp hereby unconditionally and irrevocably, releases any claim that it has against plc arising from the funding of BCT in respect of the cash collateral calls from UBS AG and Salomon Brothers International Limited and waives all past, present or future rights it may have against plc in connection with the same.

22.      SECURITY POWER OF ATTORNEY

         plc hereby undertakes to execute the Security Power of Attorney in the form set out in Schedule 12 immediately after the execution of this Deed.

23.      plc WAIVERS

23.1 plc and the plc Subs irrevocably and unconditionally waive and release each Corp Group Company from any Claim it may have against that Corp Group Company and which arises out of, or is in relation to, any matter or circumstance existing on or before the Effective Date other than any Claim set out in the Statement and Waiver, that is expressed to continue in existence, notwithstanding the terms of the Statement and Waiver and any other Claim intended to be excluded by the terms of either Scheme or contemplated by this Deed or the transactions contemplated by this Deed (including for the avoidance of doubt any Claim of Ancrane or plc against Corp arising out of the transactions contemplated at Schedules 1, 2 and 15 hereto and Ancrane's holding of Bonds).

23.2 plc agrees that the distribution of plc Scheme Consideration to plc Scheme Creditors in respect of any guarantee or indemnity given by plc of any other Group Company will not give rise, and no other payment by plc in respect of a guarantee given by it will give rise, to any counter indemnity or right of reimbursement or other claim by plc against the relevant Group Company.

24.      plc UNDERTAKING

         plc will use reasonable endeavours to procure that any share options issued by plc to employees of Metapath, Mariposa, Albany Partnership Limited and SMS and their respective subsidiaries (the SHARE OPTIONS OR SHARE AWARDS) that are exercised (in the case of Share Options) or which vest (in the case of Share Awards) before the plc Shareholder Record Date will be satisfied from plc shares held either by BCT as trustee of the Marconi Employee Trust or held by Mourant & Co. Trustees Limited as trustee of the GEC Employee Share Trust.

25.      STATEMENT AND WAIVER

         Corp and plc shall enter into the Statement and Waiver on or before the Record Date and certain identified Group Companies shall accede to the Statement and Waiver on or before the Effective Date.

26.      PLC OFFICES

         Corp consents to plc maintaining its registered office address as New Century Park, PO Box 53, Coventry, Warwickshire CV3 1HJ for a period of up to 12 months from the date of this Deed. In addition Corp grants (and undertakes to procure that its subsidiaries will grant, where appropriate) plc a right to share such of Corp's office space at 338 Euston Road, London NW1 3BT as plc may reasonably require, upon giving Corp reasonable notice, for its day-to-day business and for its general meetings as a bare licensee only for 36 months from the Effective Date.

27.      RESTRUCTURING IMPLEMENTATION

         Save as otherwise determined, from time to time by notice in writing given by Corp to plc, Corp and plc hereby agree to, and will procure that their direct and indirect Subsidiaries will (i) take all actions and execute and deliver all such deeds or other documents as may from time to time be either necessary or, in the determination of Corp (acting reasonably), desirable, to implement and give effect to this Deed and/or the Financial Restructuring in accordance with the timetable set out in the Scheme Document or this Deed, including (without limitation) the convening of meetings of creditors and/or members, in accordance with the timetable set out in the Scheme Document, or as soon as reasonably practicable thereafter, and (ii) not in any way attempt to frustrate, delay or interfere with the performance, approval or implementation of this Deed or the Schemes.

28.      REPRESENTATIONS AND WARRANTIES

28.1 Each party to this Deed severally represents and warrants to the other parties that:

         (a) it has all requisite power and authority to execute and deliver this Deed and to carry out the transactions contemplated by, and perform its obligations under, this Deed, including entering into any ancillary agreements pursuant to this Deed and that it has taken all action necessary to authorise such execution and delivery and the performance of such obligations;

         (b) the execution and delivery by it of this Deed, and the performance by it of its obligations under it does not and will not violate or conflict with any law, rule or regulation applicable to it, any provisions of constitutional documents, any order or judgement of any court or other agency or government applicable to it nor require any registration, filing, consent, approval, notice or other action to, with or by, any governmental or other authority, court or regulatory body, except as expressly provided in this Deed; and

         (c) this Deed constitutes legal, valid and binding obligations, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganisation, moratorium or other similar laws relating to or limiting creditors' rights generally.

28.2 Each party severally represents and warrants to the other parties that the entering into and performance of this Deed on its terms has been approved and resolved at a duly constituted meeting of its board of directors (which meeting also considered the entry into, and performance of, this Deed on its terms) to be in the best interests of it and its members, creditors and Bondholders (if any).

29.      COSTS

         Each party will be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Deed and for its compliance with the terms of this Deed.

30.      INADEQUACY OF DAMAGES

         Each of the parties acknowledges that Corp may be irreparably harmed by any breach of the terms of this Deed and agrees that damages alone may not be an adequate remedy for Corp for any breach of any provision of this Deed. Accordingly if Corp requires either of the remedies of injunction or specific performance or any combination thereof to protect or enforce its rights under this Deed, it shall be entitled to apply to the Court for such remedies without delay.

31.      NOTICES

31.1 Any notice or other formal communication given under this Deed must be in writing (which includes fax, but not email) and may be delivered or sent by post or fax to the party to be served at its address appearing in this Deed as follows:

         Corp:                                    plc:
         New Century Park                         New Century Park
         PO Box 53                                PO Box 53
         Coventry                                 Coventry
         Warwickshire CV3 1HJ                     Warwickshire CV3 1HJ
         Fax: 020 7306 1395                       Fax: 020 7306 1395
         Attn: Company Secretary                  Attn: Company Secretary

         Ancrane:                                 Nominees:
         New Century Park                         New Century Park
         PO Box 53                                PO Box 53
         Coventry                                 Coventry
         Warwickshire CV3 1HJ                     Warwickshire CV3 1HJ
         Fax: 020 7306 1395                       Fax: 020 7306 1395
         Attn: Company Secretary                  Attn: Company Secretary

         E-A Continental                          Mariposa
         New Century Park                         3000 Marconi Drive
         PO Box 53                                Warrendale, PA 15086
         Coventry                                 United States
         Warwickshire CV3 1HJ                     Fax: +1 724 742 7688
         Fax: 020 7306 1395                       Attn: Steve Barto
         Attn: Company Secretary

         SMS                                      Metapath
         3 Hutton Centre Drive                    1755 North Collins Street
         Suite 100                                Suite 400
         Santa Ana, CA 92707                      Richardson TX 75080
         United States                            United States
         Fax: Simon Evans                         Fax: Chip Wagner
         Attn: +1 714 986 8463                    Attn: +1 972 669 6363

         Marconi Bonding                          BSB
         New Century Park                         4 Tenterden Street
         P.O. Box 53                              London W1A 2AY
         Coventry
         Warwickshire CV3 1HJ
         Fax: 020 7306 1395                       Fax: 020 7306 1395
         Attn: Company Secretary                  Attn: Company Secretary

         Ansty                                    Photoniqa
         New Century Park                         New Century Park
         P.O. Box 53                              P.O. Box 53
         Coventry                                 Coventry
         Warwickshire CV3 1HJ                     Warwickshire CV3 1HJ
         Fax: 020 7306 1395                       Fax: 020 7306 1395
         Attn: Company Secretary                  Attn: Company Secretary

         Yeslink
         New Century Park
         P.O. Box 53
         Coventry
         Warwickshire CV3 1HJ
         Fax: 020 7306 1395
         Attn: Company Secretary

         or at such other address or fax number as it may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class post (if within the United Kingdom) or by prepaid airmail (if elsewhere).

31.2 Any notice or other formal communication shall be deemed to have been given:

         (a)      if delivered, at the time of delivery; or

         (b) if posted, at 10.00 a.m. on the second Business Day after it was put into the post; or

         (c) if sent by fax, on the date of transmission, if transmitted before 3.00 p.m. on any Business Day, and in any other case on the Business Day following the date of transmission.

31.3 In proving service of a notice or other formal communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted by prepaid first class post or that the fax was properly addressed and transmitted, as the case may be.

32.      ASSIGNMENT

         None of the parties to this Deed may assign any of their respective rights or obligations under this Deed. This Deed is intended to bind and inure to the benefit of the parties and their respective successors, permitted assignees, administrators and representatives.

33.      GENERAL

33.1 This Deed may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same Deed and any party may enter into this Deed by executing a counterpart.

33.2 The agreements, representations, warranties and obligations of each of the parties to this Deed are, in all respects, several and not joint.

33.3 For the sole benefit of Corp, time is of the essence in relation to any obligation of plc, the plc Subs and EA Continental under this Deed.

33.4     The rights of each party under this Deed:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of rights and remedies provided by law; and

         (c)      may be waived only in writing and specifically.

33.5 A waiver (whether express or implied) by one of the parties of any of the provisions of this Deed or of any breach of or default by the other party in performing any of those provisions shall not constitute a continuing waiver and that waiver shall not prevent the waiving party from subsequently enforcing any of the provisions of this Deed not waived or from acting on any subsequent breach of or default by the other party under any of the provisions of this Deed.

33.6 In the event that any provision of this Deed is void and unenforceable by reason of any applicable law, it shall be deleted and the remaining provisions of this Deed shall continue in full force and effect, and if required be so amended as necessary to give effect to the spirit of this Deed so far as possible.

34.      ENTIRE AGREEMENT

34.1 This Deed contains the whole agreement between the parties relating to the transactions contemplated by this Deed and supersedes all previous agreements between the parties relating to these arrangements and transactions.

34.2 Each party acknowledges that in agreeing to enter into this Deed it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Deed) made by or on behalf of any other party before the signature of this Deed. Each party waives all rights and remedies which, but for this subclause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

34.3 Nothing in the preceding subclause limits or excludes any liability for fraud.

35.      THIRD PARTIES

         With the exception of the rights of:

         (a) the Scheme Creditors, Bondholders and Designated Recipients to enforce the terms of clauses 2, 3, 4, 5, 6, 7, 8, 12, 17, 19, 21, 22, 23, 25 and 27;

         (b)      the Eurobond Trustee to enforce the terms of clause 9;

         (c) the plc Supervisors to enforce the terms of clause 15 against Corp and Marconi Bonding only; and

         (d)      MCL to enforce the terms of clause 20,

         the benefit of which is hereby conferred upon them, no term of this Deed is enforceable by a person who is not a party to this Deed under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

36.      GOVERNING LAW AND JURISDICTION

         This Deed will be governed by, and construed in accordance with, English law. Each party irrevocably submits to the jurisdiction of the English courts for all purposes relating to this Deed.

IN WITNESS of which this Deed has been executed as a deed and has been delivered on the date which appears first on page 1.

                                   SCHEDULE 1

                            EA-plc DEED OF ASSIGNMENT

                            DATED [     ] MARCH, 2003

                             E-A CONTINENTAL LIMITED

                             MARCONI CORPORATION PLC

                                       AND

                                   MARCONI PLC

                             ----------------------

                               DEED OF ASSIGNMENT

                             -----------------------

                                  ALLEN & OVERY
                                     London

                                    CONTENTS

CLAUSE                                                             PAGE
1.       Interpretation......................................       27
2.       Assignment and Payment..............................       29
3.       Consideration.......................................       30
4.       Further Assurance...................................       30
5.       Set-off and Counterclaim............................       30
6.       Representations and Warranties......................       30
7.       Assignor's Responsibility...........................       31
8.       Indemnity...........................................       31
9.       Changes to the Parties..............................       31
10.      Waivers and Remedies Cumulative.....................       31
11.      Severability........................................       31
12.      Counterparts........................................       32
13.      Notices.............................................       32
14.      Expenses............................................       33
15.      Stamp Duty..........................................       33
16.      Jurisdiction........................................       33
17.      Governing Law.......................................       33

Signatories..................................................       34

THIS DEED is dated [     ] March, 2003

BETWEEN:

(1) E-A CONTINENTAL LIMITED (registered number 00725757) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (the ASSIGNOR);

(2) MARCONI CORPORATION PLC (registered number 00067307) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (CORP); and

(3) MARCONI PLC (registered number 03846429) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (the ASSIGNEE).

BACKGROUND:

(A) This Deed of Assignment has been entered into by the aforementioned parties as part of the proposed financial restructuring of the Assignee and Corp (the FINANCIAL RESTRUCTURING).

(B) As part of the Financial Restructuring, the Assignor has agreed to assign the Assigned Rights to the Assignee and pay the balance of the Assignor's Account to the Assignee, these assets being all the assets of the Assignor, in consideration for which the Assignee has agreed to release the Assignor from all obligations under the plc Loan.

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Deed:

         ASSIGNED RIGHTS means all rights, title, interest, benefits and obligations accruing to the Assignor under the Corp Loan, including, without limitation, any right or entitlement of the Assignor to receive cash, loan notes, shares or other consideration or payment as a creditor of Corp as a result of the Financial Restructuring;

         ASSIGNMENT means the assignment of the Assigned Rights under this Deed;

         ASSIGNOR'S ACCOUNT means the balance of the account the Assignor has with HSBC Bank plc, account number 10014230, which as at or about the date of this Deed is in the amount of approximately L2,000,000;

         BUSINESS DAY means any day other than Saturday, Sunday or any other day which is a public holiday in England and Wales;

         COMPLETION means the execution of this Deed by the parties set out herein;

         CORP LOAN means the loans from the Assignor to Corp in the amount of L363,308,000;

         CORP SCHEME means the proposed scheme of arrangement with the Corp Scheme Creditors in respect of Corp pursuant to section 425 Companies Act 1985 (including any modifications, additions or conditions approved or imposed by the Court);

         CORP SCHEME CREDITOR means a scheme creditor of Corp in respect of its Scheme Claim;

         EXCLUDED CLAIMS shall in relation to the Corp Scheme have the same meaning as that set out in the Corp Scheme and, in relation to the plc Scheme have the same meaning as that set out in the plc Scheme;

         LIABILITY or LIABILITIES means any liability or obligation of a person whether it is present, future, prospective or contingent, whether or not it is fixed or undetermined, whether or not it involves the payment of money or performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales or in any other jurisdiction, or in any other manner whatsoever, but such expression does not include any liability which is barred by statute or is otherwise unenforceable under English law or arises under a contract which is void or, being voidable, has been duly avoided;

         plc LOAN means the loan in the amount of L219,000,000 from the Assignee to the Assignor;

         plc SCHEME means the proposed scheme of arrangement in respect of plc pursuant to section 425 Companies Act 1985, the terms of which are set out in Part III of the Scheme Document (including any modifications, additions or conditions approved or imposed by the Court);

         RECORD DATE has the meaning given to it in the Corp Scheme or the plc Scheme, as appropriate; and

         SCHEME CLAIM means any claim or right which a person is, or may in any circumstances become, entitled to bring or enforce against Corp or plc (as appropriate) in respect of any Liability of Corp or plc (as appropriate) in each and every case in existence as at the Record Date or after that date by reason of any Liability incurred before that date, other than Excluded Claims.

1.2      CONSTRUCTION

         (a)      In this Deed:

                  (i) references to a person include a body corporate and unincorporated associations of persons;

                  (ii) references to an individual include his estate and personal representatives; and

                  (iii) references to a party to this Deed include references to the successors or assigns (immediate or otherwise), of that party.

         (b) In this Deed any reference, express or implied, to an enactment includes references to:

                  (i) that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the signature of this Deed);

                  (ii) any enactment which that enactment re-enacts (with or without modification); and

                  (iii) any subordinate legislation made (before or after the signature of this Deed) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above, and "enactment" includes any legislation in any jurisdiction.

         (c) In this Deed, unless the contrary intention appears, a reference to a clause, subclause or schedule is a reference to a clause, subclause or schedule to this Deed. The schedules form part of this Deed.

         (d) Subclauses 1.1 to 1.2(c) above apply unless the contrary intention appears.

         (e)      The headings in this Deed do not affect its interpretation.

2.       ASSIGNMENT AND PAYMENT

2.1      ASSIGNMENT

         With effect from Completion and subject to the terms of this Deed, the Assignor, with full title guarantee (in accordance with the Law of Property (Miscellaneous Provisions) Act 1994), assigns to the Assignee the Assigned Rights.

2.2      NOTICE AND ACKNOWLEDGEMENTS

         (a) The Assignor notifies the Assignee, and the Assignee acknowledges, that the Assignor shall not:

                  (i) be required to reimburse the Assignee for, or otherwise be responsible for or assure the Assignee against, any loss suffered by the Assignee in consequence of the matters provided for in this Deed (other than loss caused by the negligent or wilful failure of the Assignor to perform or observe the terms of this Deed); or

                  (ii) have any obligation to reacquire the Assigned Rights or any part of the Assigned Rights.

         (b) The Assignee agrees with effect from Completion to accept the Assignment without recourse and to benefit from the consideration the Assignor would have received (as original lender) as a result of the Financial Restructuring.

         (c) Corp acknowledges notice of the Assignment constituted by this Deed and expressly consents to the Assignment.

2.3      PAYMENT

         The Assignor will pay to the Assignee on Completion the balance of the Assignor's Account.

3.       CONSIDERATION

         In consideration of the Assignment by the Assignor to the Assignee and the payment provided for in Clause 2.3 of this Deed, the Assignee releases the Assignor from all of its obligations under or in respect of the plc Loan with effect from Completion.

4.       FURTHER ASSURANCE

         The Parties shall each take whatever action may be necessary:

         (a) so that the Assignee may assume, to the fullest extent permitted by the Corp Loan and in accordance with the provisions of this Deed, all of the Assigned Rights with effect from Completion;

         (b) for the Assignor to be released from all obligations arising after Completion under the Corp Loan in relation to the Assigned Rights; and

         (c)      otherwise to implement the terms of this Deed,

         including the execution of any further documents and the giving of any notice, order or direction and the making of any registration which in each case may be required.

5.       SET-OFF AND COUNTERCLAIM

         All payments shall be made without set-off or counterclaim on amounts which are not due under this Deed.

6.       REPRESENTATIONS AND WARRANTIES

6.1      Each party severally represents and warrants to the other parties that:

         (a) it has all requisite power and authority to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Deed and the transactions contemplated by this Deed;

         (b) this Deed constitutes legal, valid and binding obligations enforceable against it in accordance with its terms; and

         (c) all authorisations required or desirable in connection with the entry into, performance, validity and enforceability of this Deed and the transactions contemplated by this Deed have been obtained or effected and are in full force and effect.

6.2      The Assignor represents to the Assignee that:

         (a) OBLIGATIONS: At the date of this Deed it will, to the best of its knowledge and belief, have performed and complied with all obligations required to be performed or complied with by it in relation to the Assigned Rights under the Corp Loan up to Completion, and no rights, including rights of set-off, will have arisen in respect of the Assigned Rights in favour of Corp;

         (b) RIGHTS ASSIGNABLE: The rights in respect of the Assigned Rights are assignable in accordance with the provisions of this Deed and the Corp Loan; and

         (c) INDEBTEDNESS UNDER THE CORP LOAN: Corp is indebted to the Assignor under the Corp Loan in the outstanding principal amount of L365,308,000.

7.       ASSIGNOR'S RESPONSIBILITY

         Save as expressly provided in Clause 6 (Representations and Warranties) the Assignor has not made and does not by this Deed make, and the Assignee has not relied upon, any representation, warranty or condition (expressed or implied) about, and the Assignor will have no responsibility to the Assignee for, the effectiveness, validity or enforceability of, the Corp Loan or other documentation delivered by the Assignor to the Assignee or any of the terms, covenants or conditions contained in the Corp Loan or other documentation or any non-performance by any party to it or the financial condition of Corp or any other person liable with respect to the Assigned Rights.

8.       INDEMNITY

         The Assignee agrees to indemnify the Assignor and the Assignor agrees to indemnify the Assignee against any liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements of any kind or nature which may be imposed on or incurred by the other party as a consequence of failure by it duly and punctually to perform its obligations, or breach by it of any of the representations and warranties made by it, in this Deed.

9.       CHANGES TO THE PARTIES

         No party may assign, transfer, novate, encumber or dispose of any of its interest in, its rights and/or obligations under this Deed without the prior written consent of the other parties. However, after the Assignee has performed its obligations in Clause 3 (Consideration) in respect of the Assigned Rights, this Clause 9 shall not restrict the Assignee from assigning, charging or pledging the whole or any part of its rights, title and interest in the Assigned Rights to any third party.

10.      WAIVERS AND REMEDIES CUMULATIVE

         The rights of each party under this Deed:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

11.      SEVERABILITY

         If a provision of this Deed is or becomes illegal invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the validity or enforceability in that jurisdiction of any other provision of this Deed; or

         (b) the validity or enforceability in other jurisdictions of that or any other provision of this Deed.

12.      COUNTERPARTS

         This Deed may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same Deed and any party may enter into this Deed by executing a counterpart.

13.      NOTICES

13.1     GIVING OF NOTICES

         Subject to Clause 2.3 (Notice and acknowledgements), all notices or other communications under or in connection with this Deed shall be given in writing and, unless otherwise stated may be made by facsimile. Any such notice will be deemed to be given as follows:

         (a)      if by letter, when delivered personally or on actual receipt;
                  and

         (b)      if by facsimile, when received in legible form.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

13.2     ADDRESSES FOR NOTICES

         The address and facsimile number of each party for all notices under or in connection with this Deed are:

         (a)      in relation to the Assignee:

                  New Century Park, PO Box 53
                  Coventry, Warwickshire,
                  CV3 1HJ

                  Fax Number: 020 7306 1395

         (b)      in relation to Corp:

                  New Century Park, PO Box 53
                  Coventry, Warwickshire,
                  CV3 1HJ

                  Fax Number: 020 7306 1395

         (c)      in relation to the Assignor:

                  New Century Park, PO Box 53
                  Coventry, Warwickshire,
                  CV3 1HJ

                  Fax Number: 020 7306 1395

         or any other notified by that Party for this purpose to the other party by not less than five Business Days' notice.

14.      EXPENSES

         Each party shall pay its own costs and expenses in connection with the preparation, negotiation and execution of this Deed.

15.      STAMP DUTY

         The Assignee shall pay, and forthwith on demand indemnify each of the other parties to this Deed against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into and performance of this Deed.

16.      JURISDICTION

         Each party to this Deed agrees, for the benefit of the Assignor, that the courts of England shall have jurisdiction to settle any disputes in connection with this Deed and, accordingly, submits to the jurisdiction of the English courts.

17.      GOVERNING LAW

         This Deed is governed by, and construed in accordance, with English law.

IN WITNESS of which this Deed has been executed as a deed and has been delivered on the date which it appears first on page 1.

                                   SIGNATORIES

EXECUTED as a Deed         )      _________________________________
by MARCONI PLC             )      Director
acting by [      ] and     )
[                        ] )      _________________________________
                                  Director/Secretary

EXECUTED as a Deed         )      _________________________________
by MARCONI CORPORATION     )      Director
PLC acting by [     ] and  )
[                        ] )      _________________________________
                                  Director/Secretary

EXECUTED as a Deed         )      _________________________________
by E-A CONTINENTAL         )      Director
LIMITED acting by [      ] )
and [                    ] )      _________________________________
                                  Director/Secretary

                                   SCHEDULE 2

                         plc-ANCRANE DEED OF ASSIGNMENT

                            DATED [     ] MARCH, 2003

                                   MARCONI PLC

                             MARCONI CORPORATION PLC

                                       AND

                                     ANCRANE

                             ----------------------

                               DEED OF ASSIGNMENT

                             -----------------------

                                  ALLEN & OVERY
                                     London

                                    CONTENTS

CLAUSE                                                  PAGE
1.       Interpretation...........................       37
2.       Assignment and Payment...................       39
3.       Consideration............................       39
4.       Further Assurance........................       39
5.       Set-off and Counterclaim.................       40
6.       Representations and Warranties...........       40
7.       Assignor's Responsibility................       40
8.       Indemnity................................       40
9.       Changes to the Parties...................       41
10.      Waivers and Remedies Cumulative..........       41
11.      Severability.............................       41
12.      Counterparts.............................       41
13.      Notices..................................       41
14.      Expenses.................................       42
15.      Stamp Duty...............................       42
16.      Jurisdiction.............................       42
17.      Governing Law............................       43

Signatories.......................................       44

THIS DEED is dated [     ] March, 2003

BETWEEN:

(1) MARCONI PLC (registered number 03846429) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (the ASSIGNOR);

(2) MARCONI CORPORATION PLC (registered number 00067307) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (CORP); and

(3) ANCRANE (registered number 04308188) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (the ASSIGNEE).

BACKGROUND:

(A) This Deed of Assignment has been entered into by the aforementioned parties as part of the proposed financial restructuring of the Assignor and Corp (the FINANCIAL RESTRUCTURING).

(B) As part of the Financial Restructuring, the Assignor has agreed to assign the Assigned Rights to the Assignee, in consideration for which the Assignee has agreed to allot and issue the Ancrane Share to the Assignor for an amount equal to the market value of the Corp Loan at the date of such assignment.

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Deed:

         ANCRANE SHARE means one ordinary share of L1.00 in the capital of the Assignee;

         ASSIGNED RIGHTS means all rights, title, interest, benefits and obligations accruing to the Assignor under the Corp Loan, including, without limitation, any right or entitlement of the Assignor to receive cash, loan notes, shares or other consideration or payment as a creditor of Corp as a result of the Financial Restructuring;

         ASSIGNMENT means the assignment of the Assigned Rights under this Deed;

         BUSINESS DAY means any day other than Saturday, Sunday or any other day which is a public holiday in England and Wales;

         COMPLETION means the execution of this Deed by the parties set out herein;

         CORP LOAN means the loans from the Assignor to Corp in the amount of L363,308,000;

         CORP SCHEME means the proposed scheme of arrangement with the Corp Scheme Creditors in respect of Corp pursuant to section 425 Companies Act 1985 (including any modifications, additions or conditions approved or imposed by the court);

         CORP SCHEME CREDITOR means a scheme creditor of Corp in respect of its Scheme Claim;

         EXCLUDED CLAIMS shall in relation to the Corp Scheme have the same meaning as that set out in the Corp Scheme and, in relation to the plc Scheme have the same meaning as that set out in the plc Scheme;

         LIABILITY or LIABILITIES means any liability or obligation of a person whether it is present, future, prospective or contingent, whether or not it is fixed or undetermined, whether or not it involves the payment of money or performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales or in any other jurisdiction, or in any other manner whatsoever, but such expression does not include any liability which is barred by statute or is otherwise unenforceable under English law or arises under a contract which is void or, being voidable, has been duly avoided;

         plc SCHEME means the proposed scheme of arrangement in respect of plc pursuant to section 425 Companies Act 1985, the terms of which are set out in Part III of the Scheme Document (including any modifications, additions or conditions approved or imposed by the Court);

         RECORD DATE has the meaning given to it in the Corp Scheme or the plc Scheme, as appropriate; and

         SCHEME CLAIM means any claim or right which a person is, or may in any circumstances become, entitled to bring or enforce against Corp or plc (as appropriate) in respect of any Liability of Corp or plc (as appropriate) in each and every case in existence as at the Record Date or after that date by reason of any Liability incurred before that date, other than Excluded Claims.

1.2      CONSTRUCTION

(a)      In this Deed:

         (i) references to a person include a body corporate and unincorporated associations of persons;

         (ii) references to an individual include his estate and personal representatives; and

         (iii) references to a party to this Deed include references to the successors or assigns (immediate or otherwise), of that party.

(b) In this Deed any reference, express or implied, to an enactment includes references to:

         (i) that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the signature of this Deed);

         (ii) any enactment which that enactment re-enacts (with or without modification); and

         (iii) any subordinate legislation made (before or after the signature of this Deed) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above, and "enactment" includes any legislation in any jurisdiction.

(c) In this Deed, unless the contrary intention appears, a reference to a clause, subclause or schedule is a reference to a clause, subclause or schedule to this Deed. The schedules form part of this Deed.

(d) Subclauses 1.1 to 1.2(c) above apply unless the contrary intention appears.

(e)      The headings in this Deed do not affect its interpretation.

2.       ASSIGNMENT AND PAYMENT

2.1      ASSIGNMENT

         With effect from Completion and subject to the terms of this Deed, the Assignor, with full title guarantee (in accordance with the Law of Property (Miscellaneous Provisions) Act 1994), assigns to the Assignee the Assigned Rights.

2.2      NOTICE AND ACKNOWLEDGEMENTS

(a) The Assignor notifies the Assignee, and the Assignee acknowledges, that the Assignor shall not:

         (i) be required to reimburse the Assignee for, or otherwise be responsible for or assure the Assignee against, any loss suffered by the Assignee in consequence of the matters provided for in this Deed (other than loss caused by the negligent or wilful failure of the Assignor to perform or observe the terms of this Deed); or

         (ii) have any obligation to reacquire the Assigned Rights or any part of the Assigned Rights.

(b) The Assignee agrees with effect from Completion to accept the Assignment without recourse and to benefit from the consideration the Assignor would have received (as original lender) as a result of the Financial Restructuring.

(c) Corp acknowledges notice of the Assignment constituted by this Deed and expressly consents to the Assignment.

3.       CONSIDERATION

         In consideration of the Assignment by the Assignor to the Assignee, the Assignee will on Completion allot and issue the Ancrane Share to the Assignor credited as fully paid with a share premium equal to the market value of the Corp Loan as at Completion (less L1.00), such Ancrane Share to rank pari passu in all respects with the ordinary shares in the capital of the Assignee in issue at the date of the allotment.

4.       FURTHER ASSURANCE

         The Parties shall each take whatever action may be necessary:

         (a) so that the Assignee may assume, to the fullest extent permitted by the Corp Loan and in accordance with the provisions of this Deed, all of the Assigned Rights with effect from Completion;

         (b) for the Assignor to be released from all obligations arising after Completion under the Corp Loan in relation to the Assigned Rights; and

         (c) otherwise to implement the terms of this Deed, including the execution of any further documents and the giving of any notice, order or direction and the making of any registration which in each case may be required.

5.       SET-OFF AND COUNTERCLAIM

         All payments shall be made without set-off or counterclaim on amounts which are not due under this Deed.

6.       REPRESENTATIONS AND WARRANTIES

6.1      Each party severally represents and warrants to the other parties that:

         (a) it has all requisite power and authority to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Deed and the transactions contemplated by this Deed.

         (b) this Deed constitutes legal, valid and binding obligations enforceable against it in accordance with its terms; and

         (c) all authorisations required or desirable in connection with the entry into, performance, validity and enforceability of this Deed and the transactions contemplated by this Deed have been obtained or effected and are in full force and effect.

6.2      The Assignor represents to the Assignee that:

         (a) OBLIGATIONS: At the date of this Deed it will, to the best of its knowledge and belief, have performed and complied with all obligations required to be performed or complied with by it in relation to the Assigned Rights under the Corp Loan up to Completion, and no rights, including rights of set-off, will have arisen in respect of the Assigned Rights in favour of Corp; and

         (b) RIGHTS ASSIGNABLE: The rights in respect of the Assigned Rights are assignable in accordance with the provisions of this Deed and the Corp Loan.

         (c) INDEBTEDNESS UNDER THE CORP LOAN: Corp is indebted to the Assignor under the Corp Loan in the outstanding principal amount of L363,308,000.

7.       ASSIGNOR'S RESPONSIBILITY

         Save as expressly provided in Clause 6 (Representations and Warranties) the Assignor has not made and does not by this Deed make, and the Assignee has not relied upon, any representation, warranty or condition (expressed or implied) about, and the Assignor will have no responsibility to the Assignee for, the effectiveness, validity or enforceability of, the Corp Loan or other documentation delivered by the Assignor to the Assignee or any of the terms, covenants or conditions contained in the Corp Loan or other documentation or any non-performance by any party to it or the financial condition of Corp or any other person liable with respect to the Assigned Rights.

8.       INDEMNITY

         The Assignee agrees to indemnify the Assignor and the Assignor agrees to indemnify the Assignee against any liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements of any kind or nature which may be imposed on or incurred by the other party as a consequence of failure by it duly and punctually to perform its obligations, or breach by it of any of the representations and warranties made by it, in this Deed.

9.       CHANGES TO THE PARTIES

         No party may assign, transfer, novate, encumber or dispose of any of its interest in, its rights and/or obligations under this Deed without the prior written consent of the other parties. However, after the Assignee has performed its obligations in Clause 3 (Consideration) in respect of the Assigned Rights, this Clause 9 shall not restrict the Assignee from assigning, charging or pledging the whole or any part of its rights, title and interest in the Assigned Rights to any third party.

10.      WAIVERS AND REMEDIES CUMULATIVE

         The rights of each party under this Deed:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

11.      SEVERABILITY

         If a provision of this Deed is or becomes illegal invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the validity or enforceability in that jurisdiction of any other provision of this Deed; or

         (b) the validity or enforceability in other jurisdictions of that or any other provision of this Deed.

12.      COUNTERPARTS

         This Deed may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same Deed and any party may enter into this Deed by executing a counterpart.

13.      NOTICES

13.1     GIVING OF NOTICES

         Subject to Clause 2.2 (Notice and acknowledgements), all notices or other communications under or in connection with this Deed shall be given in writing and, unless otherwise stated may be made by facsimile. Any such notice will be deemed to be given as follows:

         (a)      if by letter, when delivered personally or on actual receipt;
                  and

         (b)      if by facsimile, when received in legible form.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

13.2     ADDRESSES FOR NOTICES

         The address and facsimile number of each party for all notices under or in connection with this Deed are:

         (a)      in relation to the Assignor:

                  New Century Park, PO Box 53
                  Coventry, Warwickshire,
                  CV3 1HJ

                  Fax Number: 020 7306 1395

         (b)      in relation to Corp:

                  New Century Park, PO Box 53
                  Coventry, Warwickshire,
                  CV3 1HJ

                  Fax Number: 020 7306 1395

         (c)      in relation to the Assignee:

                  New Century Park, PO Box 53
                  Coventry, Warwickshire,
                  CV3 1HJ

                  Fax Number: 020 7306 1395

         or any other notified by that Party for this purpose to the other party by not less than five Business Days' notice.

14.      EXPENSES

         Each party shall pay its own costs and expenses in connection with the preparation, negotiation and execution of this Deed.

15.      STAMP DUTY

         The Assignee shall pay, and forthwith on demand indemnify each of the other parties to this Deed against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into and performance of this Deed.

16.      JURISDICTION

         Each party to this Deed agrees, for the benefit of the Assignor, that the courts of England shall have jurisdiction to settle any disputes in connection with this Deed and, accordingly, submits to the jurisdiction of the English courts.

17.      GOVERNING LAW

         This Deed is governed by, and shall be construed in accordance with, English law.

IN WITNESS of which this Deed has been executed as a deed and has been delivered on the date which it appears first on page 1.

                                   SIGNATORIES

EXECUTED as a Deed         )      _________________________________
by MARCONI PLC             )      Director
acting by [     ] and      )
[                       ]  )      _________________________________
Director/Secretary

EXECUTED as a Deed         )      _________________________________
by MARCONI CORPORATION     )      Director
PLC acting by [     ] and  )
[                       ]  )      _________________________________
Director/Secretary

EXECUTED as a Deed         )      _________________________________
by ANCRANE                 )      Director
acting by [     ] and      )
[                       ]  )      _________________________________
                                  Director/Secretary

                                   SCHEDULE 3

                               SPECIAL RESOLUTION

Company number
67307

                             THE COMPANIES ACT 1985

                        PUBLIC COMPANY LIMITED BY SHARES

                            RESOLUTION OF THE MEMBERS

                                       OF

                             MARCONI CORPORATION PLC

                            (passed on - March, 2003)

At an extraordinary general meeting of the Company duly convened and held at Allen & Overy, One New Change, London EC4M 9QQ on - March, 2003 the following resolution was duly passed as a special resolution of the Company:

                               SPECIAL RESOLUTION

THAT :

(A) for the purpose of giving effect to the scheme of arrangement between the Company and its Scheme Creditors (as defined in the said scheme of arrangement) pursuant to section 425 of the Companies Act 1985 in respect of which on 24th March, 2003 the Court directed that the Company convene a meeting of its Scheme Creditors pursuant to the said section and for the purpose of giving effect thereto in the form of such scheme as circulated to Scheme Creditors pursuant to section 426 of the said Act or with or subject to any modification, addition or condition approved or imposed by the Court (the SCHEME) and forthwith and conditionally upon the Court making an order sanctioning the
         Scheme:

         (1)      (a)      the directors be generally and unconditionally
                           authorised, in accordance with section 80 of the Companies Act 1985, to exercise all powers of the Company to allot relevant securities (as defined for the purposes of that section) up to a maximum nominal amount of L69,100,000(1);

                  (b) this authority shall expire on the day five years after the passing of this resolution;

                  (c) the Company may, before this authority expires, make an offer or agreement which would or might require relevant securities to be allotted after it expires; and

                  (d) all previous authorities under section 80 of the Companies Act 1985 shall cease

------------------------------------
(1) This should not be greater than the aggregate of (i) the nominal value of the shares to be issued pursuant to the Scheme, (ii) the nominal value of the shares to be issued under the warrants to be issued pursuant to the Scheme, and (iii) the lesser of a sum equal to the unissued equity share capital of the Company post-Scheme and a sum equal to one third of the issued equity capital of the Company post-Scheme.

                           to have effect; and

         (2)      (a)      the directors be given power to allot for cash equity
                           securities (as defined for the purposes of section 89 of the Companies Act 1985) pursuant to the general authority conferred on them by (1) above as if section 89(1) of that Act did not apply to the allotment but this power shall be limited to:

                           (i) the allotment of equity securities pursuant to the terms of the Scheme;

                           (ii) the allotment of equity securities in connection with an offer or issue to or in favour of ordinary shareholders on the register on a date fixed by the directors where the equity securities respectively attributable to the interests of all those shareholders are proportionate (as nearly as practicable) to the respective numbers of ordinary shares held by them on that date but the directors may make such exclusions or other arrangements as they consider expedient in relation to fractional entitlements, shares represented by depositary receipts, legal or practical problems under the laws in any territory or the requirements of any relevant regulatory body or stock exchange; and

                           (iii) the allotment (other than under (i) or (ii) above) of equity securities having a nominal amount not exceeding in aggregate L2,500,000;

                  (b) this power shall expire on the day five years after the passing of this resolution;

                  (c) all previous authorities under section 95 of the Companies Act 1985 shall cease to have effect;

                  (d) the Company may, before this power expires, make an offer or agreement which would or might require equity securities to be allotted after it expires;

(B) forthwith and conditionally upon the allotment of the new ordinary shares to be allotted pursuant to the Scheme:

         (1) clause 4 in the memorandum of association of the Company be altered by the insertion immediately after subclause 22 of the following new subclause 23:

                  "To establish, contribute to, maintain, advise or assist schemes for the acquisition of shares in the Company or its holding company to be held by or for the benefit of employees, former employees and directors of the Company or its holding company or any subsidiary of the Company or any parent or subsidiary undertaking of the Company (as defined in the Companies Act 1985) and to set up trusts to operate for and in accordance with such schemes"

                  and existing subclauses 23 and 24 be re-numbered as subclauses 24 and 25 respectively;

         (2) the regulations set out in the printed document marked "A" submitted to the meeting and for the purpose of identification initialled by the chairman be adopted as the articles of association of the Company in substitution for all existing articles of association of the Company; and

         (3) the 2,866,250,734 ordinary shares of 5 pence each in the capital of the Company held by Marconi plc and the existing ordinary share of 5 pence in the capital of the Company held by Marconi Nominees Limited be converted into and re-designated as non-voting deferred shares of 5 pence each (NON-VOTING DEFERRED SHARES), such shares having the following rights and being subject to the following restrictions. A Non-Voting Deferred Share:

                  (a) does not entitle its holder to receive any dividend or other distribution;

                  (b)      does not entitle its holder to receive
                           notice of or to attend or vote at any
                           general meeting of the Company;

                  (c) entitles its holder on a return of capital on a winding-up (but not otherwise) only to repayment of the amounts paid up on that share after payment in respect of each ordinary share of the capital paid up on it and the further payment of L10,000,000 on each ordinary share; and

                  (d) does not entitle its holder to any further participation in the capital of the Company; and.

(C) forthwith and conditionally upon the conversion into and redesignation of the existing ordinary shares as Non-Voting Deferred Shares under paragraph (B)(3) of this resolution and the entry in the register of members of the Company of the names of the persons to whom the new ordinary shares to be allotted pursuant to the Scheme have been allotted:

         (1) the share capital of the Company be reduced by the cancellation of the 2,866,250,735 Non-Voting Deferred Shares referred to in paragraph (B)(3) of this resolution; and

         (2) the share premium account of the Company (including the share premium account, arising on the issue of the new ordinary shares to be allotted pursuant to the Scheme) be cancelled.

                                               ____________________________
                                               [                         ]
                                               Chairman

                                   SCHEDULE 4

                              BAE DEED OF NOVATION

                                DATED MARCH, 2003

                                   MARCONI PLC

                                       AND

                             MARCONI CORPORATION PLC

                                       AND

                                 BAE SYSTEMS PLC

                   ------------------------------------------

                         DEED OF NOVATION AND AMENDMENT

                   ------------------------------------------

                                  ALLEN & OVERY
                                     London

                                    CONTENTS

                                                              PAGE
CLAUSE
1.       Interpretation................................        50
2.       Effect........................................        51
3.       Novation......................................        51
4.       amendments....................................        52
5.       Compromise of Existing Tax Arrangements.......        52
6.       Indemnity.....................................        53
7.       General.......................................        53

SCHEDULE

1.       The Agreements................................        55

THIS DEED is made on [     ] March, 2003

BETWEEN:

(1) Marconi plc (registered number 3846429) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (MARCONI);

(2) Marconi Corporation plc (formerly known as The General Electric Company, p.l.c.) (registered number 67307) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (CORPORATION); and

(3) BAE SYSTEMS plc (formerly known as British Aerospace Public Limited Company) (registered number 1470151) whose registered office is at 6 Carlton Gardens, London, SW1Y 5AD (BAE).

WHEREAS:

(A) In 1999 Corporation and BAE entered into a series of agreements relating to the merger of the Marconi Group's defence businesses with BAE. Subsequently these agreements were novated from Corporation to Marconi. Marconi entered into all other agreements in connection with the merger.

(B) On 28th August 2002 Corporation and, inter alios, Marconi concluded indicative non-binding heads of terms, subsequently amended by an addendum dated 13 December 2002, setting out the principles for a proposed restructuring of Corporation and Marconi (the RESTRUCTURING).

(C) Corporation wishes to assume all the rights, obligations, liabilities and duties of Marconi in relation to the agreements set out in schedule 1 to this deed and all other agreements entered into between BAE and Marconi which contain a reference to a "GEC Sub Potential Compensation Amount" or a "BAE Sub Potential Compensation Amount" to be recognised under the Payment Deed (the AGREEMENTS), insofar as any of the rights exist, and the obligations and duties remain undischarged or unfulfilled and, subject thereto, BAE wishes to release Marconi from all such obligations, liabilities and duties.

This deed is supplemental to the Agreements.

THIS DEED WITNESSES as follows:

1.       INTERPRETATION

1.1 Unless otherwise defined in this deed, words and expressions defined in the Transactions Agreement or the Payment Deed (each as defined in schedule 1) shall have the same meaning wherever used in this deed.

1.2      The following expressions shall mean:

         EFFECTIVE DATE means the date on which an office copy of the Order of Court sanctioning the scheme of arrangement under section 425 of the Companies Act 1985 between Corporation and its scheme creditors (the principal commercial terms of which are not materially different to those set out in the draft of the Chairman's letter in the explanatory statement initialled for the purpose of identification by Allen & Overy and Linklaters) shall have been delivered to the Registrar of Companies for registration.

         OUTSTANDING REDUCTION AMOUNT means:

         (i) in respect of the first Calculation Date falling after 29th November 2002 an amount equal to US$18,600,000, and

         (ii) in respect of any subsequent Calculation Date, the Outstanding Reduction Amount for the immediately preceding Calculation

                  Date less the amount, if any, by which the GEC Sub Total for the immediately preceding Calculation Date was reduced under clause 5.1(b) of this deed.

         NON-CONSOLIDATION ASSUMPTION has the meaning given to it in the Tax Deed (as defined in schedule 1).

2.       EFFECT

2.1      This deed shall take effect on the Effective Date.

3.       NOVATION

3.1 Corporation undertakes to BAE and to Marconi to assume, satisfy, discharge, perform or fulfil each obligation, liability and duty of Marconi, whether present or future, actual or contingent, ascertained or unascertained, as provided for in the Agreements to the extent that any such obligation, liability or duty remains undischarged or unfulfilled as if Corporation were named in the Agreements as a party in place of Marconi.

3.2 BAE hereby agrees to release Marconi from each such obligation, liability and duty referred to in clause 3.1 above.

3.3 BAE confirms and agrees that Corporation shall be entitled to all rights and benefits of Marconi as provided for in the Agreements as if Corporation were named in the Agreements as a party in place of Marconi provided that BAE shall not have any greater obligation or liability under any of the Agreements than it would have had if the Agreements had not been novated pursuant to this clause 3 except to the extent that such obligation or liability is greater than the obligation or liability that it would have had only by reason of the scheme of arrangement under section 425 of the Companies Act 1985 between Marconi and its scheme creditors (the SCHEME).

3.4 Marconi confirms and agrees that it waives, and shall not make any claim or commence any proceedings or take any other action in respect of, any such rights or benefits as are referred to in clause 3.3 above and agrees to release BAE from each obligation, liability and duty of BAE to Marconi as provided for in the Agreements provided that nothing in this deed shall operate as a release or discharge of any obligation, liability or duty of BAE in respect of any act or default on the part of BAE before the Effective Date.

3.5 Other than as amended by this deed, the Agreements shall continue in full force and effect.

4.       AMENDMENTS

4.1 BAE and Corporation also agree that, in addition to the novation of the Agreements as set out in clause 3 above:

         (i) the definition of "GEC Sub" in clause 1.2 of the Payment Deed (as amended by the Amendment to the Transactions Agreement (as defined in schedule 1)) shall be amended by deleting the words "Marconi Ansty Limited (incorporated in England and Wales with number 4109365)" and replacing them with the words "Marconi Communications Limited (incorporated in England and Wales with number 703317)"; and

         (ii) clause 27.11 of the Transactions Agreement shall be amended by deleting the words "Marconi Ansty Limited (incorporated in England and Wales with number 4109365)" and replacing them with the words "Marconi Communications Limited (incorporated in England and Wales with number 703317)".

5.       COMPROMISE OF EXISTING TAX ARRANGEMENTS

5.1      BAE and Corporation further agree that:

         (a) no amount should be recognised, in respect of any Calculation Date on or after 30th November, 2001 as a GEC Sub Potential Compensation Amount or a BAE Sub Potential Compensation Amount to the extent that such amount has been taken account of in the GEC Sub Potential Compensation Amounts in Marconi's notices dated 18th October, 2002 and 26th November, 2002 or in the BAE Sub Total in BAE's notice dated 6th December, 2002 (each of which are set out in schedule 2); and

         (b) the amount of the GEC Sub Total for the first Calculation Date falling after 29th November, 2002 and any subsequent Calculation Date shall be reduced by the lower of:

                  (i)      the Outstanding Reduction Amount; and

                  (ii)     the aggregate of:

                           (A) any GEC Sub Potential Compensation Amounts recognised at any time during the period to which the relevant Calculation Date falling after 29th November, 2002 relates, to the extent that such GEC Sub Potential Compensation Amounts: (1) are recognised pursuant to clause 4 of the Tax Deed and relate to US Federal tax in respect of the year to 31st March, 2000; or (2) are recognised pursuant to clause 3 of the Tax Deed (under the Non-Consolidation Assumption set out in the Tax Deed) and relate to US Federal tax in respect of the eight months to 29th November, 1999; and

                           (B) any amounts calculated pursuant to the Payment Deed as if there were interest in respect of any of the GEC Sub Potential Compensation Amounts referred to in (A) above.

5.2 The parties agree that the provisions of clause 5.1 above shall be in full and final settlement of any claims the parties may have under the Payment Deed in respect of any Calculation Date which occurred at any time between 30th November, 2001 and 29th November, 2002 (inclusive) and, for the avoidance of doubt, the provisions of clause 27.10 of the Transactions Agreement, as incorporated into the Payment Deed by clause
         9.1 of the Payment Deed shall not apply to this deed.

6.       INDEMNITY

6.1 Subject to clauses 5 and 6.2 Corporation agrees to indemnify and keep indemnified BAE and each member of the BAE group against all losses, liabilities, costs and expenses (LOSSES) to the extent that they are greater than the Losses which would have been incurred by BAE and each member of the BAE group if clauses 3 and 4 of this deed had not been entered into.

6.2 No indemnity is, or shall be, given by Corporation under clause 6.1 in respect of any Losses incurred by BAE or any member of the BAE group to the extent that they are only greater than the Losses which would have been incurred by BAE or any member of the BAE group by reason of the Scheme had clauses 3 and 4 of this deed not been entered into.

7.       GENERAL

7.1 This deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same deed and any party may enter into this deed by executing a counterpart.

7.2 A person who is not a party to this deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed, nor of any of the Agreements (as novated and amended by this deed).

7.3 Notices to Corporation in relation to the Agreements and this deed shall be sent to The Company Secretary at New Century Park, PO Box 53, Coventry, Warwickshire, CV1 1HJ in the same manner as under the provisions of the Transactions Agreement.

7.4 This deed is governed by, and shall be construed in accordance with, English law. Each party submits to the jurisdiction of the English courts for all purposes relating to this deed.

IN WITNESS of which this Deed has been executed and has been delivered on the date which appears first on page 1.

EXECUTED as a Deed by      )   ______________________________________
MARCONI PLC                )   Director
acting by                  )   ______________________________________
and                        )   Director/Secretary

EXECUTED as a Deed by      )   ______________________________________
MARCONI CORPORATION PLC    )   Director
acting by                  )   ______________________________________
and                        )   Director/Secretary

EXECUTED as a Deed by      )   ______________________________________
BAE SYSTEMS PLC            )   Director
acting by                  )   ______________________________________
and                        )   Director/Secretary

                                   SCHEDULE 1

                                 THE AGREEMENTS

1. Transactions Agreement between The General Electric Company, p.l.c. and British Aerospace Public Limited Company dated 27th April, 1999 (as supplemented by a supplementary agreement entered into between The General Electric Company, p.l.c. and British Aerospace Public Limited Company dated 7th October, 1999) (the TRANSACTIONS AGREEMENT).

2. Payment Deed between The General Electric Company, p.l.c. and British Aerospace Public Limited Company dated 27th April, 1999 (the PAYMENT
         DEED).

3. Letter Agreement dated 2nd November, 2001 entered into between Marconi plc and BAE SYSTEMS plc, amending the terms of the Transactions Agreement and the Payment Deed (the AMENDMENT TO THE TRANSACTIONS AGREEMENT).

4. General Deed of Covenant between Marconi plc and British Aerospace Public Limited Company dated 29th November, 1999.

5. Deed of Undertaking and Guarantee between Marconi plc, The General Electric Company plc and British Aerospace Public Limited Company dated 29th November, 1999.

6. Tax Deed of Covenant between Marconi plc and British Aerospace Public Limited Company dated 29th November, 1999 (the TAX DEED).

7. EASAMS Agreement between Marconi plc and British Aerospace Public Limited Company dated 29th November, 1999.

8. Services Agreement between Marconi plc and British Aerospace Public Limited Company dated 29th November, 1999.

9. Technology Access Agreement between Marconi plc and British Aerospace Public Limited Company dated 29th November, 1999.

10. Completion Accounts Agreement dated 11th February, 2000 between Marconi plc and British Aerospace Public Limited Company.

11. Agreement dated 11th February, 2000 between Marconi plc and British Aerospace Public Limited Company relating to the JORN Project.

                                   SCHEDULE 5

                              NEW SERVICE AGREEMENT

                              FORM OF COVER LETTER
                           FOR NEW SERVICE AGREEMENTS

                                                             [     ] March, 2003

Dear [     ],

NEW SERVICE AGREEMENT WITH MARCONI CORPORATION plc (THE COMPANY)] [MARCONI COMMUNICATIONS INC]

As part of the restructuring of the group and in particular the listing of [the Company] [Marconi Corporation plc (the COMPANY)] on the stock exchanges in London and New York, senior leaders are being provided with new employment packages consisting of:

(i)      a revised service agreement; and

(ii) an award over shares in the Company under the new Senior Management Share Plan (the MANAGEMENT PLAN).

The purposes of the new package are to provide

- terms and conditions of employment appropriate to the new, more stable situation in which the Company will be post restructuring; and

- a significant level of incentive and reward for delivering value to the Company's new shareholders (currently its creditors).

I am, therefore, pleased to provide you, as one of [the Company's] [the Marconi group's] key executives, with a revised service agreement and details of the Management Plan. The service agreement is very closely based on your existing one. [Your employer will not change and] there will be no effect on the existing start date for your period of continuous employment.

Although signed at this stage, your new service agreement will only become effective on the Effective Date (defined at the end of this letter) and any award or entitlement under the Management Plan will be granted on the later of the Effective Date (defined below) and the First Initial Distribution.

You should read both the new service agreement and the enclosed summary of the Management Plan carefully. I have also set out in this letter some of the more important revisions to your terms and conditions of employment, together with details of your award under the Management Plan.

1.       AWARD UNDER THE MANAGEMENT PLAN

         As mentioned above, you will be granted an option over [     ] shares
         in the Company under the Management Plan. These will vest in five tranches, subject to the achievement of the milestones described in the attached summary. The proportion vesting at each milestone will be as follows:

Milestone 1                20%
Milestone 2                10%
Milestone 3                20%
Milestone 4                20%
Milestone 5                30% or 20% - R&E

         This vesting schedule has been enhanced in consideration of your waiving the final payment due under the Retention and Emergence Plan (see paragraph 2 below).

2.       PAYMENTS UNDER THE RETENTION AND EMERGENCE PLAN (the R&E PLAN)

         (i) As consideration for the new arrangements, you agree that the final payment due to be made to you under the R&E Plan is waived.

         (ii)     If:

                  (a) within the period of eighteen months commencing on the Effective Date, [the Company] [Marconi Communications Inc] elects (with or without notice) to terminate your employment by making a payment to you in lieu of notice (under clause 16.2(a) or (b) of the new service agreement) or (within the same period) [the Company] [Marconi Communications Inc] gives you notice to terminate your employment (under clause 2.4(a) of the new service agreement); and

                  (b) on the expiry of your notice period (or the notice period which would have applied if the Company had not made a payment in lieu of notice) no rights have vested to you under the Management Plan and none are due to vest subject only to time-based vesting conditions under the Management Plan, then a payment of [ ] per cent. of your basic salary will be paid to you on the later of the date of termination of your employment or, if that date occurs prior to the end of the notice to which you would have been entitled under clause 2.4(a) of the new service agreement, if a payment in lieu had not been made (the NOTIONAL NOTICE PERIOD), the end of the Notional Notice Period.

         (iii) You agree that the penultimate payment under the R&E Plan will not be made to you until seven working days after the Effective Date (provided that your employment has not been terminated under clause 16.4 (termination for cause).

         (iv) Nothing in this letter will oblige [the Company] [Marconi Communications Inc] to make any payment to you under paragraph
                  (ii) if [the Company] [Marconi Communications Inc] terminates your employment under clause 16.4 (termination for cause).

3.       BONUS ARRANGEMENTS

         (i) By agreeing to the new arrangements, you will also waive your entitlement to payments earned in the first two quarters under the 2002/03 Senior Management Incentive Plan.

         (ii) The provisions of this paragraph (ii) will last for eighteen months starting on the Effective Date. As mentioned above, in addition to any entitlement under clause 16.2 of the service agreement (which relates to the Company making a payment in lieu of contractual notice), if:

                  (a) within eighteen months commencing on the Effective Date[the Company][Miranda Communications Inc.] elects (with or without notice) to terminate your employment by making a payment to you in lieu of notice (under clause 16.2(a) or (b) of the new service agreement) or (within the same period) [the Company][Miranda Corporation Inc.] terminates your employment by giving notice (under clause 2.4(a) of the new service agreement); and

                  (b) on the expiry of the notice period or the Notional Notice Period (each being on EXPIRY DATE), no rights have vested to you under the Management Plan and none are due to vest subject to purely time-based vesting conditions.

                  then within seven working days after the Expiry Date [the Company] will pay you an amount equal to the entitlement to payments earned in the first two quarters under the 2002/2003 Senior Management Incentive Plan (in total [ ] of your basic salary) which you waived under paragraph (i) above. For your rights under the Management Plan on termination of employment, you should refer to the enclosed rules of the Management Plan.

         Nothing in this letter will oblige [the Company] [Marconi Communications Inc.] to make any payment to you under this paragraph
         (ii) if [the Company] [Marconi Commincations Inc.] terminates your employment under clause 16.4 (termination for cause).

         You should also be aware that your award under the Management Plan is intended to provide your total variable compensation during the life of the Management Plan; it is not therefore currently anticipated that you will participate in any cash bonus plan operated within the new group until there are no outstanding but unvested option under the Management Plan. Clause 5 of the service agreement has been amended to reflect these arrangements.

4.       PAYMENT IN LIEU OF NOTICE CLAUSE

         As it is intended that your variable compensation for at least the next three years will be provided by the Management Plan, the terms of the payment in lieu of notice clause have been changed by the removal of any element relating to bonus from that payment.

         You should, of course, also review the terms of the Management Plan for your rights under it on termination of employment.

5.       CHANGE OF CONTROL PROTECTION

         Clause 16.6 of the new service agreement, sets out a new entitlement following a change of control. In summary the amendments are:

         (i)      the restructuring does not constitute a change of control;

         (ii)     the definition of change of control has been shortened;

         (iii) for the same reasons as relate to the payment in lieu of notice (see paragraph 5 above), any payment made under this clause will no longer include any element relating to bonus; and

         (iv) there is no longer a reference to share scheme rights, as these are dealt with in the Management Plan itself.

         Again, you should review the terms of the Management Plan for your rights under it in the event of change of control and/or the termination of your employment.

         The summary of the change of control provision set out above should not be relied upon in place of reading clause 16 of your service agreement in full.

[6.      MARCONI COMMUNICATIONS LIMITED'S GUARANTEE

         Owing to the uncertainty as to how the restructuring would operate, Marconi Communications Limited (MCL) was included as a guarantor of your employer's obligations under your current service agreement. Following the restructuring, the reason for that guarantee will no longer exist and MCL will not, therefore, be a party to the new contract.

         As the new service agreement will preserve your continuity of employment, the Company will accept responsibility for obligations to you both before and after the restructuring. You are, therefore, being asked to release MCL from any liability (past, present or future) under your service agreement, although such release would only operate once the new service agreement becomes effective.]

By reference to the Contract (Rights of Third Parties) Act 1999, it is intended that the changes made to the R&E Plan shall be made for the benefit of Marconi plc and Marconi Communications Limited.

Andrew Hodge of Wragge & Co. (solicitors) has been a party to the negotiation of the arrangements described in this letter. His role has been to represent the interests of the recipients of the new arrangements, independently of the Company. Attached is a letter from Andrew advising you of his views on the new arrangements. Should you wish to take personal advice from Andrew (at the Company's expense), he can be contacted on 0121 213 2341. Alternatively, you may choose to take advice from your own legal advisor. The Company will meet the cost of you so doing, up to a maximum contribution of L400 (including VAT).

Finally, following the restructuring, Marconi plc will cease to be a group company. You may nevertheless be asked to provide services in relation to that company, as part of your job, until it is wound up. I mention this because the new contract refers to your obligations to "Group Companies" and I wish to make it clear that Marconi plc will still be treated as a group company, notwithstanding its separation from the group, for some time after the restructuring has been completed.

I should be grateful if you would sign the enclosed agreement on its last page and return it to Pete Harris (undated) at New Century Park, Coventry. At the same time as you return the signed agreement, please also return a signed and dated counterpart of this letter also to Pete Harris to confirm your agreement to its terms.

Please let me know if you have any questions.

Yours sincerely,

JOHN DEVANEY
FOR AND ON BEHALF OF [MARCONI CORPORATION plc] [MARCONI COMMUNICATIONS INC]

The EFFECTIVE DATE is the date on which the Company files the Court order the scheme of arrangement between the Company and its major creditors with the Registrar of Companies (such scheme being made under section 425 of the Companies Act 1985).

[On counterpart]

To: The Company, [Marconi plc, Marconi Corporation Limited, Marconi
    Communications Inc.]

I have read and understood the above letter and agree to its terms and in particular agree that:

(i) Marconi Communications Limited is released from its liabilities as guarantor under my existing service agreement (but only when the new service agreement becomes effective); and

(ii) I waive the final payment under the R&E Plan (but subject to paragraph 2 above) and agree to the timing of the payment of the penultimate payment under the R&E Plan as described in paragraph 2;

(iii) the change of control provisions of clause 16 of my current service agreement shall not be triggered by the Effective Date, as the terms of my new service agreement (which expressly excludes the events leading to the Effective Date from the definition of change of control) will replace my current service agreement simultaneously with the occurrence of the Effective Date; and

(iv) I agree to the substitution of my current service agreement by the new service agreement attached to this letter (which I have also signed), which I understand shall take effect immediately on the Effective Date. Until such time, I agree that my employment shall continue to be governed by my current service agreement (as amended by paragraph (ii) above).

Signed: _________________________________

Print name: _____________________________

Date: ___________________________________

                            DATED [     ] MARCH, 2003

                           MARCONI CORPORATION PLC (1)

                                       AND

                                   [     ] (2)

                             -----------------------

                                SERVICE AGREEMENT

                             -----------------------

                                  ALLEN & OVERY
                                     London

                                    CONTENTS

CLAUSE                                                          PAGE
1.       Definitions.......................................      63
2.       Term and Job Description..........................      64
3.       Duties............................................      64
4.       Salary............................................      65
5.       Share Based Incentives............................      65
6.       Expenses..........................................      65
7.       Company Care......................................      65
8.       Pension...........................................      66
9.       Insurance.........................................      66
10.      Holiday...........................................      66
11.      Sickness and Other Incapacity.....................      67
12.      Other Interests...................................      67
13.      Share Dealing and Other Codes of Conduct..........      67
14.      Intellectual Property.............................      68
15.      Disciplinary and Grievance Procedures.............      69
16.      Termination.......................................      69
17.      Suspension and Gardening Leave....................      75
18.      Confidentiality...................................      76
19.      Post-Termination Covenants........................      76
20.      Employee's Position as Director...................      78
21.      Waiver of Rights..................................      78
22.      Data Protection...................................      78
23.      Email and Internet Use............................      79
24.      Miscellaneous.....................................      79

                                SERVICE AGREEMENT

THIS AGREEMENT is made on      March, 2003

BETWEEN

(1) MARCONI CORPORATION PLC (company registration number 67307) which has its registered office at New Century Park, PO Box 53, Coventry, West Midlands CV3 1HJ (the COMPANY); and

(2)      [     ] of [     ] (the EMPLOYEE).

IT IS AGREED as follows:-

1.       DEFINITIONS

1.1 In this Agreement the following expressions shall have the following meanings:

         BOARD means the board of directors of the Company or a duly constituted committee of the board of directors of the Company;

         EFFECTIVE DATE means the date on which the Company files the Court order (under which the scheme of arrangement between the Company and its major creditors has been made) with the Registrar of Companies (such scheme being made under section 425 of the Companies Act 1985);

         EMPLOYMENT means the Employee's employment in accordance with the terms and conditions of this Agreement;

         GROUP COMPANY means the Company and any holding company or subsidiary of the Company, or any subsidiary of any such holding company or subsidiary, with holding company and subsidiary having the meanings given to them by section 736 Companies Act 1985;

         PENSION PLAN means the GEC 1972 pension plan;

         RECOGNISED INVESTMENT EXCHANGE has the meaning given to it by section 285 of the Financial Services and Markets Act 2000;

         RESTRUCTURING shall mean the schemes of arrangement for the Company and for Marconi plc under section 425 of the Companies Act 1985 and the listing of the Company's shares on the London and New York Stock Exchanges; and

         WORKING HOURS has the meaning given to it by clause 3.2.

2.       TERM AND JOB DESCRIPTION

2.1      The Employee shall be employed by the Company as [     ], or in such
         other capacity, consistent with his status and seniority, to which he may be lawfully assigned by the Company from time to time (his POSITION).

2.2 The Employee will be assigned the usual and customary duties, executive power and authority consistent with and as is necessary to discharge the duties relevant to his Position. The Employee shall also perform such other duties, not inconsistent with the duties of his Position, as may be assigned to him by the Company from time to time.

2.3 The Employment shall begin on the Effective Date. For statutory purposes, the Employee's period of continuous employment commenced on
         [     ].

2.4 Subject to clauses 2.5 and 16, the Employment will continue until terminated by either:

         (a)      the Company giving [     ] months' written notice to the
                  Employee; or

         (b)      the Employee giving [     ] months' written notice to the
                  Company.

2.5 The Employment will terminate automatically on the Employee's [60th/62nd/65th] birthday.

3.       DUTIES

3.1      During the Employment, the Employee will:

         (a) diligently perform all such duties and exercise all such powers as are usual, customary and consistent with and as are necessary to discharge the duties of his Position, or are lawfully and properly assigned to him from time to time by the Company, whether such duties or powers relate to the Company or any other Group Company;

         (b) comply with all policies and procedures of, and all directions lawfully and properly given to him by the Company;

         (c) unless prevented by sickness, injury or other incapacity, devote the whole of his time, attention and abilities during his Working Hours to the business of the Company or any other Group Company for which he is required to perform duties and shall utilise his best efforts, skills and abilities in the performance of the duties of his Position in a manner which will faithfully and diligently further the business and interests of the Company and any other Group Company;

         (d) promptly provide the Company or any other Group Company, as appropriate, with all such information as it may require in connection with the business or affairs of the Company and of any other Group Company for which he is required to perform duties.

3.2 The Employee's Working Hours shall be the Company's normal business hours for his normal place of work, together with such additional hours as are required in the proper performance of his duties. The Employee acknowledges that he has no entitlement to additional remuneration for such further hours in excess of the Company's normal business hours as the Employee may be required to work in accordance with this clause 3.2.

3.3 The Employee agrees, in accordance with Regulation 5 of the Working Time Regulations 1998 (the REGULATIONS), that the provisions of Regulation 4(1) do not apply to the Employee, and that the Employee shall give the Company three months' notice in writing if he wishes Regulation 4(1) to apply to him.

3.4      The Employee's normal place of work is the Company's offices in [    ],
         currently located at [     ] or such other location within a radius of
         25 miles of [     ] as the Company may from time to time, upon
         reasonable notice to the Employee, require the Employee to base himself.

         If the Company requests and the Employee agrees to change his normal place of work by more than 25 miles, and it is necessary for the Employee to relocate, the Company will reimburse, in accordance with its Relocation Policy, expenses properly and reasonably incurred by the Employee as a result of such relocation.

3.5 The Employee agrees to travel (both within and outside the United Kingdom) as may reasonably be required for the proper performance of his duties under the Employment.

4.       SALARY

4.1      The Employee's current basic salary is L[     ] ([     ] thousand
         pounds) (less any required statutory deductions). The salary will be reviewed annually during the Employment with the first scheduled review taking place on 1st July 2004. No salary review will be undertaken after notice has been given by either party to terminate the Employment. The Company is under no obligation to increase the Employee's salary following a salary review, but will not decrease it without the Employee's consent.

4.2 The Employee's salary will be inclusive of all fees and other remuneration to which he may be or become entitled as an officer of the Company or of any other Group Company.

5.       SHARE BASED INCENTIVES

5.1 The Employee will be eligible to participate in the Marconi Corporation Senior Management Share Option Plan subject to the rules of that plan from time to time in force. All payments and awards under such plan are non-pensionable.

6.       EXPENSES

6.1 The Company will promptly reimburse (or procure the reimbursement of) all out-of-pocket expenses properly and reasonably incurred by the Employee in the course of his Employment subject to production of receipts or other appropriate evidence of payment.

7.       COMPANY CARE

7.1 During the Employment, the Employee will be eligible to participate in the Marconi Car Scheme in accordance with the rules of the Marconi Car Scheme from time to time in force. Subject to and in accordance with the rules of the Marconi Car Scheme the Employee will be allocated a
         monthly car allowance, currently L[     ]. The car allowance is
         non-pensionable.

8.       PENSION

8.1 The Employee will be eligible to participate in the Pension Plan (subject to the trust deed and rules of the Pension Plan from time to time in force). Full details of the Pension Plan are provided in the booklet of the Pension Plan.

8.2 The Company has not applied for a contracting out certificate (as referred to in section 7(1) of the Pension Schemes Act 1993).

8.3 The Employee will contribute 3% of basic annual salary up to a maximum of 15% of the Earnings Cap to the Pension Plan.

8.4 Provided the Employee remains an active member of the Pension Plan, the Company will contribute to a funded unapproved retirement benefits scheme (FURBS) such that aggregate annual contributions (gross) will
         equal [     ]% of the Employee's basic salary.]

8.5 The Company will provide the Employee with a death in service benefit of a lump sum equal to four times' basic annual salary and a widow's pension (as such benefits are set out in the explanatory letter dated
         [     ].]

         NB 8.4 AND 8.5 ARE FOR DC FURBS MEMBERS ONLY. THE ORIGINAL FURBS WORDING FOR EACH EMPLOYEE WHO HAS A FURBS (AND IN PARTICULAR MESSRS DONOVAN AND PARTON) IS TO BE REINSTATED.

9.       INSURANCE

9.1 During the Employment, the Employee will be eligible to participate in the Company's private medical healthcare scheme for the benefit of himself, spouse and dependants under the age of 21 subject to the rules of the scheme from time to time in force.

9.2 The Company will provide the Employee with the facility to undergo annual health screening at the Company's expense.

10.      HOLIDAY

10.1 In the first year of the Employment the Employee will accrue holiday at the rate of two days for each completed calendar month of service until the end of the calendar year. Thereafter the Employee will be entitled to [25] days' paid holiday each calendar year (plus bank and public holidays in England).

10.2 Any untaken holiday entitlement may not be carried forward to a future calendar year without the express permission of the Company. Subject to clause 10.3 the Employee has no entitlement to be paid in lieu of accrued but untaken holiday.

10.3 On termination of the Employment, the Employee's entitlement to accrued holiday pay shall be calculated at two days per completed month of service, commencing on 1 January that year. The balance of holiday not taken will be paid in lieu on the basis that each day of paid holiday is equivalent to 1/260 of the Employee's basic salary. If the Employee has taken more working days' paid holiday than his accrued entitlement, the Company is authorised to deduct the appropriate amount from his final salary instalment (which deduction shall be

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         made on the basis that each day of paid holiday is equivalent to 1/260 of the Employee's basic salary).

11.      SICKNESS AND OTHER INCAPACITY

11.1 Subject to the Employee's compliance with the Company's policy on notification and certification of periods of absence from work, the Employee will be entitled to payment under the Company's sickness payment policy from time to time in force, a copy of which may be obtained from the Company's human resources department.

11.2 The Employee will not be paid during any period of absence from work (other than due to holiday, sickness, injury or other incapacity) without the prior permission of the Company.

11.3 The Employee will undergo a medical examination by a doctor appointed by the Company at any time (provided that the costs of all such examinations are paid by the Company). The Company will be entitled to receive a copy of any report produced in connection with all such examinations and to discuss the contents of the report with the doctor who produced it.

12.      OTHER INTERESTS

12.1 Subject to clause 12.2, during the Employment the Employee will not (without the Company's prior written consent) be directly or indirectly engaged, concerned or interested in any other business activity, trade or occupation. The Employee may engage in charitable and community affairs outside the Employee's Working Hours provided that such activities do not interfere with his duties and responsibilities under this Agreement. Notwithstanding clause 3.1, the Employee may serve as a non-executive director of a company other than a Group Company provided that any such non-executive directorship is approved in advance by the Chief Executive Officer of the Company or by the Chairman of the Board and must be in accordance with the Company's policies and procedures relating to serving as a non-executive director of a non-Group Company as may be in effect from time to time.

12.2 Notwithstanding clause 12.1, the Employee may hold for investment purposes an interest (as defined by Schedule 13 Companies Act 1985) of up to five percent (5%) in any class of Securities whether or not listed or dealt on a Recognised Investment Exchange, provided that the Employee may not hold any class of Securities if the company that issued the Securities carries on a business that is similar to or competitive with any business for the time being carried on by the Company or any Group Company unless the Employee obtains the prior agreement of the Chairman of the Board or unless the Securities are held through a collective investment vehicle (including, without limitation, a personal equity plan, a unit investment trust or a mutual fund) or constitute a direct holding in an investment club in the U.S. in which the Securities constitute less than five percent (5%) of the value of the vehicle or investment club or such holding does not or is not likely or intended to conflict with or damage the commercial interests of the Group or otherwise breach clause 12.1. For the purposes of this clause 12.2, SECURITIES shall mean shares, stock, debenture stock, loan stock, bonds, units of a collective investment scheme and other securities of any description issued by a company.

13.      SHARE DEALING AND OTHER CODES OF CONDUCT

13.1 The Employee will comply with all codes of conduct adopted from time to time by the Company and any relevant Group Company and with all applicable rules and regulations of

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         the UK Listing Authority and any other relevant regulatory bodies, including the Model Code on dealings in securities, all of which are available upon request from the company secretary of the Company.

14.      INTELLECTUAL PROPERTY

14.1 In this clause INTELLECTUAL PROPERTY means inventions (whether patentable or not, and whether or not patent protection has been applied for or granted), improvements, developments, discoveries, proprietary information, trade marks, trade names, logos, art work, slogans, know-how, processes, designs (whether or not registrable and whether or not design rights subsist in them), utility models, work in which copyright may subsist (including computer software and preparatory and design materials therefor), and all works protected by rights or forms of protection of a similar nature or having equivalent effect anywhere in the world.

14.2 Subject to the provisions of the Patents Act 1977 (PA 1977), the Registered Designs Act 1949 and the Copyright Designs and Patents Act 1988 (CDPA 1988), if at any time in the course of or in connection with the Employment the Employee makes or discovers or participates in the making or discovery of any Intellectual Property relating to the business of the Company or any Group Company, full details of the Intellectual Property shall immediately be disclosed in writing by him to the Company or the relevant Group Company, as applicable, and the Intellectual Property shall be the absolute property of the Company or the relevant Group Company, as applicable. For the avoidance of doubt, the above requirement shall not apply to Intellectual Property made or discovered by the Employee entirely in his own time without using the equipment, supplies, facilities or trade secret information of the Company or any Group Company, except for any Intellectual Property that either (i) relates, at the time of making or discovery, to the business of the Company or any Group Company, or actual or demonstrably anticipated research and development of the Company or any Group Company; or (ii) results from any work performed by the Employee for the Company or any Group Company. At the request and expense of the Company, the Employee shall give and supply all such information, data, drawings and assistance as may be necessary or in the opinion of the Company desirable to enable the Company to exploit the Intellectual Property to the best advantage, and shall execute all documents and do all things which may be necessary or in the opinion of the Company desirable for obtaining patent or other protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.

14.3 In relation to the discovery or creation of Intellectual Property in the course of his duties under this Agreement, the Employee irrevocably appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this clause, and in favour of any third party a certificate in writing signed by any director or the company secretary of the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

14.4 If the Employee shall at any time make or discover or participate in the making or discovery of any Intellectual Property which belongs to the Company, the Employee shall not without the written consent of the Company apply for patent or other protection for such Intellectual Property either in the United Kingdom or elsewhere, and shall not do anything which might adversely affect the Company's right to obtain patent or other protection therefor.

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14.5     The Employee hereby assigns to the Company or the relevant Group
         Company as applicable by way of prospective assignment the copyright and rights in designs (whether registered or unregistered) and any other proprietary rights for the full terms thereof throughout the world in respect of all copyright works and designs originated, conceived or made by the Employee (except only those copyright works and designs wholly unrelated, both directly and indirectly, to the activities of the Company or any Group Company and those written, originated, conceived or made wholly outside the Employment). The Employee hereby expressly waives any and all of his moral rights and rights of a similar nature (including the rights conferred by Sections 77, 80 and 84 of the CDPA 1988) in respect of all copyright works created by the Employee and owned by the Company or the relevant Group Company as applicable.

14.6 For the purposes of Section 39(1)(a) of the PA 1977, the course of the normal duties of the Employee shall include the use of the equipment, supplies, facilities, research, know-how, technology, trade secrets and confidential information of the Company and any Group Company and the Employee has a duty to use the same for the sole benefit of the Company or Group Company (as appropriate) so that any invention made by the Employee which in any way depends upon or was made or facilitated by the use of the equipment, supplies, facilities, research, know-how, technology, trade secrets or confidential information of the Company or any Group Company shall belong to the Company or the relevant Group Company as applicable. The Company and the Employee agree that the nature of the duties and responsibilities of the Employee are and are expected to continue to be such that the Employee has a special obligation to further the interests of the Company's undertaking within the meaning of Section 39(1)(b) of the PA 1977, and that all inventions made by the Employee in the course of his duties do and shall belong to the Company or the relevant Group Company as applicable.

14.7 Rights and obligations under this clause shall continue in force after termination of this Agreement in respect of Intellectual Property made or discovered during the Employee's Employment and shall be binding upon the Employee's heirs, successors, assigns and representatives.

15.      DISCIPLINARY AND GRIEVANCE PROCEDURES

15.1 There are currently no explicit disciplinary rules in force in relation to the Employee, who is expected at all times to conduct himself in a manner consistent with his senior status. The Employee will, however, be subject to such disciplinary rules as the Company may from time to time adopt.

15.2 If the Employee has any grievance in relation to the Employment (including in relation to any disciplinary decision relating to the Employee) he may raise it with his next in line manager, whose decision shall be final.

16.      TERMINATION

16.1     Either party may terminate the Employment in accordance with clause
         2.4.

16.2 The Company may, in its sole discretion, also terminate the Employment at any time by paying a sum in lieu of notice (the PAYMENT IN LIEU OF NOTICE) which will be equal to the aggregate of the sums referred to in clause 16.3 below which would be payable:

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         (a)      (if no notice to terminate the Employment has been given under clause 2.4(a)), for the period of notice to be given by the Company under clause 2.4(a));

         (b) (if notice to terminate has been given by the Company under clause 2.4(a)), for the period which would constitute the remainder of that notice period; or

         (c) (if notice to terminate has been given by the Employee under clause 2.4(b)), for the period which would constitute the remainder of that notice period,

         but in each case (if the expiry date of the period of notice occurs after the Employee's date of retirement under clause 2.5) the period of notice shall be reduced so that it is the remaining period of the Employment until that retirement date. In each case, the period in respect of which the Payment in Lieu of Notice is to be calculated shall be the RELEVANT PERIOD.

16.3     The sums referred to in clause 16.2 shall be:

         (a) the basic salary (calculated by reference to the Employee's basic salary at the date of termination) which the Employee would have been entitled to receive under this Agreement during the Relevant Period; plus

         (b) in relation to loss of pension benefits under the Pension Plan, an amount equal to 166% of the amount certified by the actuary to the Pension Plan as being equal to the cash equivalent transfer value (calculated using actuarial methods and assumptions consistent with those specified in Actuarial Guidance Note GN11) of the additional pension benefits net of any income tax payable by the Employee at his marginal rate, which the Employee would have accrued if the Employment had continued throughout the Relevant Period; [plus]

         (c) [in relation to loss of pension benefits under the FURBS, an amount equal to 100% of the aggregate contributions (gross) which would have been paid by the Company in respect of the FURBS in respect of the Employee during the Relevant Period. For the avoidance of doubt, the Company's obligations under this sub-clause shall be in addition to the Company's obligations to make such contributions to unapproved pension arrangements as are required under the explanatory letter
                  dated [     ] in respect of past service as at the leaving
                  date. ] [plus]]

                  For the purposes of [this sub-paragraph] [sub-paragraphs] [(b)] [(c)], PENSION BENEFITS includes life assurance, ill-health, early retirement and spouse pension benefits; [plus]

         (d) the cost to the Company of providing all the other benefits (excluding pension, bonus and any amounts payable and shares receivable under any share option or other incentive plan) that the Employee would have been entitled to receive during the Relevant Period or, if the Company in its absolute discretion decides, a sum based on an estimated cost to the Company of providing those benefits for that period which is agreed to be 10% of the Employee's basic salary (calculated by reference to the Employee's basic salary at the date of termination) for the Relevant Period.

         The Payment in Lieu of Notice shall be subject to such deductions as may be required by law and shall be made in full and final settlement of any claims the Employee may have against the Company or any Group Company arising from the Employment or the termination thereof. As an alternative to the Payment in Lieu of Notice being paid in a lump sum, the

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         Company may pay the Payment in Lieu of Notice in equal monthly instalments from the date on which the Employment terminates until the end of the Relevant Period (the PAYMENT PERIOD) provided that if the Employee commences full time employment with the expectation of permanence during the Payment Period, the Company shall deduct from instalments of the Payment in Lieu of Notice a sum equal to the salary actually received by the Employee from such full time, permanent employment attributable to the relevant month of the Payment Period. The Employee is under a duty to inform the Company of any such employment undertaken during the Payment Period. Any entitlement that the Employee has or may have under any plan referred to under clause 5 and any future stock or other incentive plan shall be determined in accordance with the rules of the relevant plan and shall not be affected by the Employee's receipt of the Payment in Lieu of Notice.

16.4 The Company may terminate the Employment immediately and with no liability to make any further payment to the Employee (other than in respect of amounts accrued due at the date of termination) if the
         Employee:

         (a) commits any serious or repeated breach of his obligations under this Agreement or his Employment;

         (b)      is guilty of gross misconduct;

         (c) is guilty of wilful misconduct which brings or is likely to bring himself or any Group Company into disrepute or which has damaged the business or affairs of any Group Company; [or]

         (d) is convicted of a criminal offence (other than a road traffic offence not subject to a custodial sentence);

                  [WHERE APPROPRIATE......]

         (e) [is disqualified from acting as a director of a company by order of a competent court; or]

         (f) [resigns the directorship of the Company or any Group Company (other than with the explicit agreement of the Company).]

         This clause shall not restrict any other right the Company may have (whether at common law or otherwise) to terminate the Employment summarily. Any delay by the Company in exercising its rights under this clause shall not constitute a waiver of those rights.

16.5 The Company may terminate the Employment by giving [six][twelve] months' notice to the Employee if the Employee is unable (whether due to illness or otherwise) properly and effectively to perform his duties under this Agreement for a period or periods totalling 130 working days or more in any consecutive period of 12 months.

16.6     For the purposes of this clause 16.6:

         CONTROL shall mean the power of any person whether alone or together with any person acting in concert with him to control the composition of the Board of the Company or otherwise to secure whether by means of the holding of shares or the possession of a voting power in relation to the Company or any other body corporate or by virtue of any powers conferred by

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         the articles of association or any other document or agreement regulating the Company or any other body corporate that the affairs of the Company are conducted in accordance with the wishes of that person; and

         CHANGE OF CONTROL shall mean the acquisition by any person whether alone or together with any person acting in concert with him of Control of the Company but shall not mean an acquisition of Control of the Company by another company the shares of which, immediately following such an acquisition, are all held by the holders of the shares of the Company immediately prior to such an acquisition in materially the same proportion as they held shares in the Company immediately prior to such an acquisition. For the avoidance of doubt, the Company and the Employee shall continue to be bound by the terms of this Agreement following a Change of Control; and

         GOOD REASON means the occurrence of one or more of the following events:

         (i) failure to maintain the Employee in the Position, or a substantially equivalent position, with the Company or any Group Company (or any successor thereto by operation of law or otherwise), as the case may be, which the Employee held immediately prior to a Change of Control;

         (ii) an adverse change of material consequence in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the Position which the Employee held immediately prior to the Change of Control, or a reduction in the aggregate of the Employee's basic annual salary and share based incentives and other benefits received from the Company or any Group Company, or the termination or denial of the Employee's rights to employee benefits or a substantial reduction in the scope or value thereof where such reduction is not applied to other employees of a similar status and seniority to the Employee.

         (iii) a change in the scope of the business or other activities for which the Employee was responsible immediately prior to the Change of Control, which has rendered the Employee substantially unable to carry out, has substantially hindered the Employee's performance of, or has caused the Employee to suffer a substantial reduction in, any of the authorities powers, functions, responsibilities or duties attached to the Position held by the Employee immediately prior to the Change of Control;

         (iv) the Company requiring the Employee to have his principal location of work changed to any location that is in excess of 25 miles from the location thereof immediately prior to the Change of Control without [his][her] prior written consent; or

         (v) without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto in each case where the Employee has first notified the Company of any such determination, act or failure to act, such notice to be in writing and to describe in reasonable detail the determination, act or failure to act, and where the Company has failed within 10 calendar days following receipt of such notice to gain the Employee's agreement to change any such determination or remedy any such act or failure to act.

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16.7     If there is a Change of Control after the Restructuring has occurred
         (and for the avoidance of doubt, the Restructuring itself does not constitute a Change of Control) and within 12 months of the Change of
         Control:

         (a) the Company or any other Group Company gives notice to terminate the Employment or terminates the Employment otherwise than in accordance with clause 16.4 or 16.5 of this Agreement (irrespective of whether the period of such notice expires after the first anniversary of the Change of Control); or

         (b)      the Employee terminates the Employment for a Good Reason,

         the Company shall be obliged, within 7 days after the date on which the Employment so terminates (the TERMINATION DATE), to pay to the Employee as liquidated damages, a sum (THE LIQUIDATED SUM) equal to:

         (i) the basic salary (calculated by reference to the Employee's basic salary at the Termination Date) which the Employee would have been entitled to receive under this Agreement during the notice period referred to at clause 2.4 (a)] (the RELEVANT PERIOD); plus

         (ii) [the Employee's pension loss in respect of the arrangements in clauses 8.1-8.2 which will be determined as an amount equal to 166% of the amount certified by the actuary to the relevant scheme as being equal to the cash equivalent transfer value (calculated using actuarial methods and assumptions consistent with those specified in Actuarial Guidance Note GN11) of the additional pension benefits net of any income tax payable by the Employee at his marginal rate, which the Employee would have accrued if the Employment had continued throughout the Relevant Period[(iii) in relation to loss of pension benefits under the FURBS, an amount equal to 100% of the aggregate contributions (gross) which would have been paid by the Company in respect of the FURBS in respect of the Employee during the Relevant Period. For the avoidance of doubt, the Company's obligations under this sub-clause shall be in addition to the Company's obligations to make such contributions to unapproved pension arrangements as are
                  required under the explanatory letter dated [     ] in respect
                  of past service as at the leaving date; [plus]];

         (iii) For the purposes of sub-paragraphs (ii) [and (iii)] PENSION BENEFITS shall also include life assurance, ill health, early retirement and spouse pension benefits; [plus]; The Employee shall have no entitlement to the Liquidated Sum if, prior to the Change of Control, the Employee gives notice to terminate the Employment

         (iv) the cost to the Company of providing all the other benefits (excluding pension, bonus and any amounts payable and shares receivable under any share option or other incentive plan) that the Employee would have been entitled to receive during the Relevant Period or, if the Company in its absolute discretion decides, a sum based on an estimated cost to the Company of providing those benefits for that period which is agreed to be 10% of the Employee's basic salary (calculated by reference to the Employee's basic salary at the Termination
                  Date) for each year for which the other benefits are to be provided.

16.8 The Liquidated Sum shall be subject to such deductions as may be required by law and shall be in full and final settlement of any claims the Employee has or may have against the

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         Company or any Group Company arising from the Employment or its the termination. Any entitlement the Employee has or may have under any plan referred to under clause 5 shall be determined in accordance with the rules of the relevant plan and shall not be affected by the Employee's receipt of the Liquidated Sum. In consideration for the payment of the Liquidated Sum the Employee agrees to remain bound the restrictions contained in clauses 18 and 19 of this Agreement.

16.9     To the extent that any payment required to be made under this clause
         16.6 is not made within the period specified the Company shall be liable for interest on such late payment at the rate of 150% of the prime rate compounded monthly as posted by Lloyds TSB Bank plc from time to time.

16.10 If the Termination Date falls during the period of 12 months immediately prior to the Employee's date of retirement under clause 2.5, the Liquidated Sum shall be reduced pro-rata to the remaining period of the Employment.

16.11 The Company shall reimburse the Employee for all reasonable costs (including legal costs) incurred by him in calculating, agreeing and being paid the Liquidated Sum.

16.12 The Employee shall have no entitlement to the Liquidated Sum if, prior to the Change of Control, the Employee gives notice to terminate the Employment.

16.13 On termination of the Employment for whatever reason (and whether in breach of contract or otherwise) the Employee will:

         (a) immediately deliver to the Company or the relevant Group Company (as appropriate) all books, documents, papers, computer records, computer data, credit cards, and any other property relating to the business of or belonging to the Company or any other Group Company which is in his possession or under his control. The Employee is not entitled to retain copies or reproductions of any documents, papers or computer records relating to the business of or belonging to the Company or any other Group Company;

         (b) immediately resign from any office he holds with the Company or any other Group Company (and from any related trusteeships) without any compensation for loss of office. Should the Employee fail to do so he hereby irrevocably authorises the Company to appoint some person in his name and on his behalf to sign any documents and do any thing to give effect to his resignation from office; and

         (c) immed Where notice of termination has been served by either party (whether or not in accordance with the terms of this Agreement), the Company shall be under no obligation to provide work for or assign any duties to the Employee for the whole or any part of the relevant notice period and may require him immediately pay to the Company or, as the case may be, any other Group Company all outstanding loans or other amounts due or owed to the Company or any Group Company. The Employee confirms that, should he fail to do so, the Company is to be treated as authorised to deduct from any amounts due or owed to the Employee by the Company (or any other Group Company) a sum equal to such amounts.

16.14 It is acknowledged that the Employee may, during the Employment, be granted rights upon the terms and subject to the conditions of the rules from time to time in force of plans referred

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         to in clause 5 of this Agreement. If, on termination of the Employment, whether lawfully or in breach of contract the Employee loses any of the rights or benefits under such plan (including rights or benefits which the Employee would not have lost had the Employment not been terminated) the Employee shall not by reason of this Agreement (other than, for the avoidance of doubt, under clauses 16.3 or 16.6) be entitled, by way of compensation for loss of office or otherwise, to any compensation for the loss of any rights under any such plan.

16.15 The Employee will not at any time after termination of the Employment represent himself as being in any way concerned with or interested in the business of, or employed by, the Company or any other Group Company.

17.      SUSPENSION AND GARDENING LEAVE

17.1 Where notice of termination has been served by either party (whether or not in accordance with the terms of this Agreement), the Company shall be under no obligation to provide work for or assign any duties to the Employee for the whole or any part of the relevant notice period and may require him:

         (i) not to attend any premises of the Company or any other Group Company; and/or

         (ii) to resign with immediate effect from any offices he holds with the Company or any other Group Company (and any related trusteeships); and/or

         (iii) to refrain from business contact with any customers, clients or employees of the Company or any Group Company; and/or

         (iv) to take any holiday which has accrued under clause 10 during any period of suspension under this clause 17.1.

         Such period of suspension shall not constitute a termination of the Employment and the provisions of clause 12.1 shall remain in full force and effect during any period of suspension under this clause 17.1. The Employee will also continue to be bound by duties of good faith and fidelity to the Company during any period of suspension under this clause 17.1 and will undertake such duties as the Company may from time to time require in accordance with clause 3.1.

         Any suspension under this clause 17.1 shall be on full salary and benefits (save that, if the Employee gives notice, the Employee shall not be entitled to earn or be paid any bonus or commission during any period of suspension). For the avoidance of doubt, if the suspension occurs part way through a bonus year, the Employee shall be entitled to be paid a bonus (if any) accruing at the end of the bonus year, pro rated for that period of the bonus year he was not suspended.

         The Company may appoint another individual to carry out the duties of the Employee during any period that the Employee is suspended in accordance with this clause 17.1.

         The Employee acknowledges that the demands made by the Company in accordance with the terms of this clause 17.1 shall not constitute a breach of contract of any kind whatsoever nor shall the Employee have any claim against the Company as a consequence of being required to comply with this clause.

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17.2     The Company may suspend the Employee from the Employment during any period in which it is carrying out a disciplinary investigation into any alleged acts or defaults of the Employee. Such suspension shall be on full salary and benefits (save that the Employee shall not be entitled to earn or be paid any bonus or commission during any period of suspension unless the alleged acts or defaults prove to be unfounded).

18.      CONFIDENTIALITY

18.1 Save insofar as such information is already in the public domain the Employee will keep secret and will not at any time (whether during the Employment or thereafter) use for his own or another's advantage, or reveal to any person, firm, company or organisation and shall use his best endeavours to prevent the publication or disclosure of any information which the Employee knows or ought reasonably to have known to be confidential, concerning the business or affairs of the Company or any other Group Company or any of its or their customers.

         The restrictions in this clause shall not apply:

         (a) to any disclosure or use authorised by the Company or required by law or by the Employment; or

         (b) so as to prevent the Employee from using his own personal skill in any business in which he may be lawfully engaged after the Employment is ended; or

         (c) to prevent the Employee making a protected disclosure within the meaning of Section 43A of the Employment Rights Act 1996.

19.      POST-TERMINATION COVENANTS

19.1 For the purposes of clause 19, TERMINATION DATE shall mean the date of the termination of the Employment.

19.2 The Employee covenants with the Company (for itself and as trustee and agent for each other Group Company) that he shall not, whether directly or indirectly, on his own behalf or on behalf of or in conjunction with any other person, firm, company or other entity:

         Solicitation of clients

         (a) for the period of [ ] months following the Termination Date, solicit or entice away or endeavour to solicit or entice away from the Company or any Group Company any person, firm, company or other entity who is, or was, in the twelve months immediately prior to the Termination Date, a client of the Company or any Group Company with whom the Employee had business dealings during the course of his employment in that twelve month period. NOTHING IN THIS CLAUSE 19.2(a) SHALL PROHIBIT THE SEEKING OR DOING OF BUSINESS NOT IN DIRECT OR INDIRECT COMPETITION WITH THE BUSINESS OF THE COMPANY OR ANY GROUP COMPANY;

         Dealings with clients

         (b) for the period of [ ] months following the Termination Date, have any business dealings with any person, firm, company or other entity who is, or was, in the twelve months immediately prior to the Termination Date, a client of the Company or any Group Company with whom the Employee had business dealings during the course of his employment in that twelve month period. NOTHING IN THIS CLAUSE 19.2(b) SHALL PROHIBIT THE SEEKING OR DOING OF BUSINESS NOT IN DIRECT OR INDIRECT COMPETITION WITH THE BUSINESS OF THE COMPANY OR ANY GROUP COMPANY;

         Enticement of employees

         (c)      for the period of [     ] months following the Termination
                  Date, solicit or entice away or endeavour to solicit or entice away any individual person who is employed or engaged by the Company or any Group Company either (a) as a director or in a managerial or technical capacity; or (b) who is in possession of confidential information belonging to the Company and/or any Group Company and with whom the Employee had business dealings during the course of his employment in the twelve month period immediately prior to the Termination Date;

         Competition

         (d)      for the period of [     ] months following the Termination
                  Date, carry on, set up, be employed, engaged or interested in a business anywhere in the United Kingdom or any other jurisdiction or locale in which any Group Company conducts material activities which is or is about to be in competition with the business of the Company or any Group Company with which the Employee was involved at any time during the period of twelve months immediately prior to the Termination Date. THE PROVISIONS OF THIS CLAUSE 19.2(d) SHALL NOT, AT ANY TIME FOLLOWING THE TERMINATION DATE, PREVENT THE EMPLOYEE FROM HOLDING SHARES OR OTHER CAPITAL NOT AMOUNTING TO MORE THAN 5% OF THE TOTAL ISSUED SHARE CAPITAL OF ANY COMPANY WHETHER LISTED ON A RECOGNISED INVESTMENT EXCHANGE OR NOT AND, IN ADDITION, SHALL NOT PROHIBIT THE SEEKING OR DOING OF BUSINESS NOT IN DIRECT OR INDIRECT COMPETITION WITH THE BUSINESS OF THE COMPANY OR ANY GROUP COMPANY.

19.3 If the Company has served notice pursuant to clause 2.4(a), the period during which the restrictions referred to in clauses 19.2(a) to (d) inclusive shall apply following the Termination Date shall be reduced by the amount of time during which, if at all, the Company suspends the Employee under the provisions of clause 17.1.

19.4 The Employee agrees that if, during either his employment with the Company or the period of the restrictions set out in 19.2(a) to (d) inclusive, he accepts an offer of employment or engagement, he will provide a copy of clause 19 to the offeror as soon as is reasonably practicable after accepting the offer.

19.5 The Employee will, at the request and expense of the Company, enter into a separate agreement with any Group Company that the Company may require under the terms of which he will agree to be bound by restrictions corresponding to those contained in clauses 19.2(a) to (d) inclusive (or such as may be appropriate in the circumstances).

19.6 For the purposes of applying the restrictions contained within this clause 19, where the Employment is terminated within 12 months after a Change of Control (other than in accordance with clause 16.4 or 16.5), the term "Group Company" shall not include any company that was not a Group Company immediately prior to the Change of Control.

20.      EMPLOYEE'S POSITION AS DIRECTOR

20.1 The Employee's duties as a director of any Group Company are subject to the articles of association of the relevant Group Company for the time being.

21.      WAIVER OF RIGHTS

21.1 If the Employment is terminated by either party and the Employee is offered re-employment by the Company (or employment with another Group Company) on terms no less favourable in all material respects than the terms of the Employment under this Agreement, the Employee shall have no claim against the Company in respect of such termination.

22.      DATA PROTECTION

22.1 The Employee consents to the Company and any Group Company processing data relating to him at any time (whether before, during or after the Employment) for the following purposes:

         (a)      performing its obligations under the Agreement;

         (b) the legitimate interests of the Company and any Group Company including any sickness policy, working time policy, investigating acts or defaults (or alleged or suspected acts or defaults) of the Employee, security, management forecasting or planning and negotiations with the Employee;

         (c) processing in connection with any merger, sale or acquisition of a company or business in which the Company or any Group Company is involved or any transfer of any business in which the Employee performs his duties;

         (d) transferring data to countries outside the European Economic Area for the purposes of operating the business of the Company or any Group Company.

22.2 The Employee explicitly consents to the Company and any Group Company processing sensitive personal data (within the meaning of the Data Protection Act 1998) at any time (whether before, during or after the Employment) for the following purposes:

         (a) where the sensitive personal data relates to the Employee's health, any processing in connection with the operation of the Company's (or any Group Company's) sickness policy or any relevant pension scheme or monitoring absence;

         (b) where the sensitive personal data relates to an offence committed, or allegedly committed, by the Employee or any related proceedings, processing for the purpose of the Company's or any Group Company's disciplinary purposes;

         (c) for all sensitive personal data, any processing in connection with any merger, sale or acquisition of a company or business in which the Company or any Group Company is involved or any transfer of any business in which the Employee performs his duties; and

         (d) for all sensitive personal data, any processing in the legitimate interests of the Company or any Group Company.

23.      EMAIL AND INTERNET USE

23.1 The Employee agrees to be bound by and to comply with the terms of the Company's Acceptable Uses of IT Resources policy and any other information technology, email and internet policy which the Company may publish from time to time.

24.      MISCELLANEOUS

24.1     This Agreement, together with the letter from the Company dated [     ]
         dated, 2003 and any other documents referred to in clause 8 of this Agreement, constitutes the entire agreement and understanding between the parties, and supersedes all other agreements both oral and in writing between the Company and any other Group Company and the Employee relating to the subject matter hereof (other than those expressly referred to herein). The Employee acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out in this Agreement or expressly referred to in it as forming part of the Employee's contract of employment.

24.2 The Employee represents and warrants to the Company that he will not by reason of entering into the Employment, or by performing any duties under this Agreement, be in breach of any terms of employment with a third party whether express or implied or of any other obligation binding on him.

24.3 Any notice to be given under this Agreement to the Employee may be served by being handed to him personally or by being sent by recorded delivery first class post to him at his usual or last known address; and any notice to be given to the Company may be served by being left at or by being sent by recorded delivery first class post to its respective registered office for the time being. Any notice served by post shall be deemed to have been served on the day (excluding Sundays and public or bank holidays) next following the date of posting and in proving such service it shall be sufficient proof that the envelope containing the notice was properly addressed and posted as a prepaid letter by recorded delivery first class post.

24.4 Any reference in this Agreement to an Act of Parliament shall be deemed to include any statutory modification or re-enactment thereof.

24.5 This Agreement is governed by, and shall be construed in accordance with, the laws of England.

SIGNED for and on behalf of        )
MARCONI CORPORATION PLC            )

SIGNED as a DEED and               )
DELIVERED by the                   )
EMPLOYEE in the presence of:       )

                                   SCHEDULE 6

                         BONDHOLDER CONFIRMATION LETTER

The Law Debenture Trust Corporation plc
Fifth Floor
100 Wood Street
London EC2V 7EX

The Bank of New York
101 Barclay Street
New York
New York 10286
USA

                                                                   - March, 2003

Dear Sirs,

BONDHOLDER CONFIRMATION

1. We refer to the deed entered into on - March, 2003 between, among others, Marconi plc (plc), Marconi Corporation plc (CORP), Ancrane, E-A Continental Limited and Marconi Nominees Limited (SCHEME IMPLEMENTATION
         DEED). Except as otherwise provided in this letter, capitalised terms in this letter shall have the meaning ascribed to them in the Scheme Implementation Deed and where there is a conflict, the definition in this letter shall prevail.

2. We also refer to the Trust Deeds dated 30th March, 2000 (each as supplemented) between plc, Corp and The Law Debenture Trust Corporation p.l.c. (the EUROBOND TRUSTEE) relating to Eurobonds issued by Corp and guaranteed by plc (the TRUST DEEDS) and the Indenture dated 19th September, 2000 (as supplemented) between plc, Corp and The Bank of New York (the YANKEE BOND TRUSTEE) relating to Yankee Bonds issued by Corp and guaranteed by plc (the INDENTURE).

3. In connection with the Scheme Implementation Deed and recognising that certain creditors of Corp and plc have made it clear that the execution of this letter by Corp and plc is a condition of their continued support for the Financial Restructuring and notwithstanding:

         (i) the provisions of clause 4.9 (Termination of guarantee) of the Trust Deeds and Article 12.03 (Termination of guarantee) of the Indenture;

         (ii) a claim in respect of the Bonds being Admitted (as defined in the Corp Scheme) in the Corp Scheme and any Distributions (as defined in the Corp Scheme) being made in respect thereof; and

         (iii) the cancellation of the Eurobonds and the Yankee Bonds (or any of them) as a result of any Distribution (as defined in the Corp Scheme) or other effect of the Corp Scheme or otherwise, plc hereby:

         (a) undertakes to the Eurobond Trustee, the Yankee Bond Trustee and the Definitive Holders (as defined in the Corp Scheme) that the guarantees given by plc in respect of Corp's obligations under the Bonds shall remain in full force and effect;

         (b) guarantees to each Definitive Holder of a Eurobond mutatis mutandis on the same terms as the guarantee given to the Eurobond Trustee set out in clause 4 of each Trust Deed; and

         (c) guarantees to each Definitive Holder of a Yankee Bond mutatis mutandis on the same terms as the guarantee given to the Yankee Bond Trustee set out in section 12 of the Indenture,

         and Corp hereby undertakes to the Eurobond Trustee, the Yankee Bond Trustee and the Definitive Holders that it will not deliver to the Eurobond Trustee a certificate of the nature referred to in clause 4.9 (Termination of guarantee) of the Trust Deeds.

4. This deed may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same deed.

5. In the event that any provision of this deed is void and unenforceable by reason of any applicable law, it shall be deleted and the remaining provisions of this deed shall continue in full force and effect, and if necessary be so amended as necessary to give effect to the spirit of this deed so far as possible.

6. No amendment or waiver of any provision of this deed will be effective unless it is in writing and signed by each of Corp, plc, the Eurobond Trustee and the Yankee Bond Trustee.

7. With the exception of paragraph 3 of this deed, the benefit of which is conferred upon each of the Definitive Holders who each have the right to enforce its terms, no provision of this deed is enforceable by any person who is not a party to this deed, under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

8. This deed will be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this deed has been executed as a deed poll by the parties to it in favour of the Eurobond Trustee, the Yankee Bond Trustee and each Definitive Holder and is intended to be and is hereby delivered on the date stated above.

EXECUTED as a Deed         )      ______________________________
by MARCONI PLC             )      Director
acting by [     ] and      )      ______________________________
[                       ]  )      Director/Secretary

EXECUTED as a Deed         )      ______________________________
by MARCONI CORPORATION PLC )      Director
acting by [     ] and      )      ______________________________
[                       ]  )      Director/Secretary

                                   SCHEDULE 7

                     FINMECCANICA GUARANTEE DEED OF NOVATION

                           NOVATION AND AMENDMENT DEED

                           DATED          MARCH, 2003

                                     BETWEEN

                                   MARCONI plc

                             MARCONI CORPORATION plc

                         MARCONI (BRUTON STREET) LIMITED

                                       AND

                               FINMECCANICA S.p.A.

              IN RESPECT OF AN AGREEMENT FOR THE SALE AND PURCHASE
                    OF THE ENTIRE ISSUED SHARE CAPITAL OF MMH
                           DATED AS OF 2ND AUGUST 2002

                                  ALLEN & OVERY
                                     London

                                    CONTENTS

                                                                                                                PAGE
CLAUSE
1.       Definitions and Interpretation......................................................................    86
2.       Representations and Warranties......................................................................    87
3.       Novation............................................................................................    88
4.       Agreement Amendment.................................................................................    88
5.       Notices.............................................................................................    89
6.       Counterparts........................................................................................    89
7.       Third Parties.......................................................................................    89
8.       Governing Law.......................................................................................    89

SCHEDULE

1.       Warranties..........................................................................................    91

THIS DEED is made on                         2003

BETWEEN:

(1) MARCONI plc, having its registered office at New Century Park, PO Box 53, Coventry CV3 1HJ, England (EXISTING GUARANTOR);

(2) MARCONI CORPORATION plc, having its registered office at New Century Park, PO Box 53, Coventry CV3 1HJ, England (NEW GUARANTOR);

(3) MARCONI (BRUTON STREET) LIMITED, having its registered office at New Century Park, PO Box 53, Coventry CV3 1HJ, England (MARCONI); and

(4) FINMECCANICA S.P.A., having its registered office at Piazza Monte Grappa 4, Rome, Italy (the PURCHASER).

WHEREAS

(A) By an agreement dated 2nd August 2002 between the Existing Guarantor, Marconi and the Purchaser (the AGREEMENT), Marconi agreed to sell and transfer, and the Purchaser agreed to purchase, the MMH Shares. In accordance with clause 12 of the Agreement, the Existing Guarantor unconditionally and irrevocably (i) guaranteed to the Purchaser the full, due and punctual payment and observation by Marconi of all its obligations under the Agreement and the Share Purchase Documents to which Marconi was a party and (ii) indemnified the Purchaser immediately on demand against any cost, loss or liability suffered by it if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.

(B) The Marconi Corporate Restructuring (as defined in sub-clause 12.7 of the Agreement) will be effected, as from the Effective Time, pursuant to the New Guarantor Scheme (as such terms are defined below).

(C) In accordance with sub-clause 12.7 of the Agreement, the parties have agreed that with effect from the Effective Time, the Existing Guarantor (upon ceasing to be the ultimate parent company of the Marconi Group) shall be released from, and the New Guarantor shall assume, the Existing Guarantor's rights, obligations, duties and liabilities under the Agreement, on the terms and subject to the conditions hereinafter provided.

(D) The Existing Guarantor, the New Guarantor, Marconi and the Purchaser have agreed to enter into this Deed novating and amending the Agreement.

In consideration of the provisions and mutual covenants contained in this Deed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto,

IT IS AGREED AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions

         In this Deed the following expressions shall have the following meanings:

         EFFECTIVE TIME means for the purposes of this Deed in relation to the New Guarantor Scheme the date upon which an office copy of the order of the High Court of England and Wales sanctioning that New Guarantor Scheme shall have been delivered to the Registrar of Companies for registration.

         NEW GUARANTOR SCHEME means the proposed scheme of arrangement in respect of the New Guarantor pursuant to section 425 of the Companies Act 1985 (as amended) to be sanctioned on or around May 2003.

         NOVATED AGREEMENT shall mean the AGREEMENT as novated, amended and supplemented by this Deed.

         REGISTRAR OF COMPANIES means the registrar or other officer performing under the Companies Act 1985 (as amended) the duty of registration of companies in England and Wales including a deputy registrar.

1.2      In this Deed, unless the contrary appears, a reference to:

         (a)      party is a party to this Deed;

         (b)      a person includes its successors and assigns;

         (c) a provision of law is a reference to that provision as amended or re-enacted; and

         (d)      a time of day is a reference to London time.

1.3 Unless the contrary intention appears a term defined in the Agreement has the same meaning where used in this Deed.

1.4 The clause and sub-clause headings in this Deed are for convenience only and are to be ignored in construing this Deed.

2.       REPRESENTATIONS AND WARRANTIES

2.1 The New Guarantor represents and warrants to the Purchaser on the terms set out in the Schedule to this Deed as at the Effective Time, by reference to the circumstances then existing.

2.2 The Existing Guarantor warrants, for the benefit of the New Guarantor, that save in relation to claims already notified to it by the Purchaser, it is not aware of any claim (actual or threatened) by the Purchaser against the Existing Guarantor under the Agreement.

2.3 In consideration for the representations and warranties given by the New Guarantor in sub-clause 2.1 above, with effect from the Effective Time, the parties agree that the New Guarantor shall have no liability in respect of the Warranties given under paragraph 1 of schedule 4 of the Agreement in respect of the Existing Guarantor.

2.4 The representations and warranties set out in sub-clause 2.1 above shall survive the execution and delivery of this Deed.

3.       NOVATION

3.1      With effect from the Effective Time:

         (a) the Existing Guarantor is released and discharged from its obligations, duties and liabilities under the Agreement;

         (b) the Existing Guarantor agrees that it has no rights under the Agreement;

         (c) the New Guarantor agrees to (i) assume the rights, obligations, duties and liabilities of the Existing Guarantor under the Agreement and (ii) perform all the obligations of the Existing Guarantor under the Agreement in favour of the Purchaser as if the New Guarantor had been a party to the Agreement in place of the Existing Guarantor;

         (d) the parties consent to and accept the assumption by the New Guarantor of the Existing Guarantor's rights, obligations, duties and liabilities under the Agreement and the release and discharge of the Existing Guarantor from its obligations, duties and liabilities under the Agreement;

         (e) each of the other parties to the Novated Agreement agrees with the New Guarantor to perform its obligations under the Agreement (as amended and supplemented by this Deed) in favour of the New Guarantor, each of the foregoing events and agreements being conditional on, and taking effect simultaneously with, the others.

3.2 With effect from the Effective Time, the New Guarantor hereby agrees that all of the Purchaser's rights, claims, actions, demands and proceedings whatsoever and howsoever arising out of or in respect of the Share Purchase Documents, (including any such accrued rights which have arisen against the Existing Guarantor prior to the Effective Time, and any such rights arising against the New Guarantor after the Effective Time) shall be enforceable by the Purchaser against the New Guarantor.

3.3 Notwithstanding clause 3.1 above, the Existing Guarantor and the New Guarantor are each released from any obligations under the Novated Agreement to the extent that such obligations have been fully performed, satisfied or otherwise fully complied with in accordance with the Agreement by the Existing Guarantor as at the Effective Time.

4.       AGREEMENT AMENDMENT

4.1 With effect from the Effective Time the Agreement will be amended as follows:

         (a) the expression "Marconi plc" wherever it appears in the Agreement will be deleted and replaced with "Marconi Corporation plc";

         (b) where the context so permits, the expression "this Agreement" wherever it appears in the Agreement shall be treated as though it referred to the Novated Agreement;

         (c) for the purposes of sub-clause 18.4 of the Agreement, the address details for the New Guarantor shall be as follows:

Name of party        Addressee                Address          Facsimile No.     E-mail address
Marconi             The Company        4th Floor, Regents      +44 20 7306        Mary.Skelly@
Corporation plc     Secretary          Place, 338 Euston Rd,   1395                marconi.com
                                       London NW1 3BT,
                                       England

4.2 The parties agree that, with effect from the Effective Time the Agreement is novated and constitutes an agreement between New Guarantor (as guarantor), Marconi and the Purchaser on the terms and conditions of the Novated Agreement. In particular, the New Guarantor shall perform all the guarantee and indemnification obligations in favour of the Purchaser under sub-clauses 12.1 to 12.6 of the Novated Agreement.

4.3 Save as amended hereby, the Agreement as novated remains in full force and effect.

5.       NOTICES

         All notices under or in connection with this Deed will, unless otherwise stated, be given in accordance with the Novated Agreement.

6.       COUNTERPARTS

         This Deed may be executed in any number of counterparts, and by the parties on separate counterparts. Each counterpart shall constitute an original of this Deed, and the counterparts together shall constitute one and the same document.

7.       THIRD PARTIES

         A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

8.       GOVERNING LAW

         This Deed shall be governed by and construed in accordance with English law. Any disputes that may arise out of or in connection with this Deed will settled by arbitration as provided in clause 28 of the Novated Agreement.

IN WITNESS of which this deed has been executed and has been delivered on the date stated at the beginning of this Deed.

EXISTING GUARANTOR
EXECUTED as a deed by                      )   _________________________________
Marconi plc                                )   Director
acting by                                  )   _________________________________
and                                        )   Director/Secretary

NEW GUARANTOR
EXECUTED as a deed by                      )   _________________________________
Marconi Corporation plc                    )   Director
acting by                                  )   _________________________________
and                                        )   Director/Secretary

MARCONI
EXECUTED as a deed by                      )   _________________________________
Marconi (Bruton Street) Limited            )   Director
acting by                                  )   _________________________________
and                                        )   Director/Secretary

PURCHASER
EXECUTED as a deed by                      )   _________________________________
Finmeccanica S.p.A                         )   Director
acting by                                  )   _________________________________
and                                        )   Director/Secretary

                                   SCHEDULE 1

                                   WARRANTIES

(a) The New Guarantor is duly incorporated and validly existing under the laws of England, and has the requisite power and authority to enter into and perform its obligations under this Deed and the Novated Agreement.

(b) This Deed and the Novated Agreement constitute binding obligations of the New Guarantor.

(c) The execution and delivery of this Deed, and the performance by the New Guarantor of its obligations under this Deed and the Novated Agreement will (or with the giving of notice or lapse of time or both would) not:

         (i) result in a breach of any provision of the memorandum or articles of association of the New Guarantor; or

         (ii) result in a breach of any order, judgment or decree of any court or governmental agency to which the New Guarantor is a party or by which the New Guarantor is bound or of any other contractual commitment to which the New Guarantor is a party.

(d) The New Guarantor has full knowledge of the Agreement and is fully aware of its terms and conditions, in particular of the provisions contained in sub-clauses 12.1 to 12.6 thereof which constitute the Marconi Guarantee.

(e) The New Guarantor shall be immediately after the Effective Time, the ultimate parent company of the Marconi Group and the company owning (directly or indirectly as a result of its direct or indirect shareholdings in the members of the Marconi Group) all or substantially all of the assets of the Marconi Group.

(f) Each of Marconi and the Existing Guarantor have not assigned or transferred any of their respective benefits or obligations under any of the Share Purchase Documents to which they are a party.

                                   SCHEDULE 8

                    LEMELSON ASSUMPTION AGREEMENT AND CONSENT

                            DATED        MARCH, 2003

                                   MARCONI PLC

                                       AND

                             MARCONI CORPORATION PLC

                                       AND

          LEMELSON MEDICAL, EDUCATION AND RESEARCH FOUNDATION, LIMITED
                                  PARTNERSHIP

                        --------------------------------

                              ASSUMPTION AGREEMENT
                                   AND CONSENT

                        --------------------------------

                                  ALLEN & OVERY
                                     London

THIS ASSUMPTION AGREEMENT AND CONSENT (AGREEMENT) is made as of
                  [ - ]March, 2003

BETWEEN:

(1) Marconi plc (registered number 03846429) whose registered office is at New Century Park, PO Box 53, Coventry, CV3 1HJ. (the ORIGINAL CONTRACTING PARTY);

(2) Marconi Corporation plc (registered number 00067307) whose registered office is at New Century Park, PO Box 53, Coventry, CV3 1HJ. (the NEW CONTRACTING PARTY); and

(3) Lemelson Medical, Education and Research Foundation, Limited Partnership whose principal place of business is at Tahoe Boulevard #1802, Incline Village, Nevada, U.S.A NV 89451 (the CONTINUING CONTRACTING PARTY).

RECITALS:

(A) The Original Contracting Party and the Continuing Contracting Party entered into an agreement dated 1st December 1999 (the ORIGINAL AGREEMENT) in which the Continuing Contracting Party granted to the Original Contracting Party a non-exclusive licence in relation to Licensed Patents as defined and described in the Original Agreement.

(B) The Original Contracting Party wishes to be released and discharged from the Original Agreement and the Continuing Contracting Party has agreed to release and discharge the Original Contracting Party on the terms of the New Contracting Party's undertaking to perform, discharge and observe the terms of the Original Agreement in place of the Original Contracting Party.

(C)      This Agreement is supplemental to the Original Agreement.

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this Agreement, the parties agree as follows:

1.       ASSUMPTION AND CONSENT

1.1 This Agreement shall have effect or be deemed to have effect from the date of the Original Agreement (the EFFECTIVE DATE).

1.2 The New Contracting Party agrees to and undertakes to the Continuing Contracting Party to accept and to perform, discharge and observe all obligations and liabilities to be performed, discharged or observed by the Original Contracting Party under the Original Agreement in every way as if the New Contracting Party were named in the Original Agreement in place of the Original Contracting Party with effect from the Effective Date.

1.3 In consideration of the New Contracting Party's undertaking in subclause 1.2 hereof, the Continuing Contracting Party fully and completely releases and discharges the Original Contracting Party from all claims, demands, duties, obligations and liabilities whatsoever in respect of the Original Agreement arising whether before, on or after the Effective Date. The Continuing Contracting Party consents to the assignment of all duties, obligations and liabilities to the New Contracting Party by the Original Contracting Party and the Continuing Contracting Party accepts the liability of the New Contracting Party in lieu of the liability of

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         the Original Contracting Party for all liabilities whether such liabilities arose before, on or after the Effective Date.

1.4 The Continuing Contracting Party undertakes to the New Contracting Party to perform, discharge and observe all such obligations and liabilities on the part of the Continuing Contracting Party under the Original Agreement, as amended and supplemented by this Agreement and acknowledges that the New Contracting Party shall be entitled to the rights and benefits of the Original Agreement, as amended and supplemented by this Agreement as if the New Contracting Party were named in the Original Agreement in place of the Original Contracting Party with effect from the Effective Date.

1.5 The Original Agreement, as amended and supplemented by this Agreement, shall continue in full force and effect.

2.       GENERAL

2.1 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

2.2 This Agreement is governed by and shall be construed in accordance with the law of the State of Nevada. Each party submits to the jurisdiction of the State of Nevada for all purposes relating to this Agreement.

2.3 The Recitals are true and correct and are incorporated into this Agreement as if fully set forth herein.

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IN WITNESS of which this Agreement has been executed and has been delivered on the date which appears first on page 1.

EXECUTED as an agreement by                )   _________________________________
MARCONI PLC                                )   Director
acting by                                  )   _________________________________
and                                        )   Director/Secretary

EXECUTED as an agreement by                )   _________________________________
MARCONI CORPORATION PLC                    )   Director
acting by                                  )   _________________________________
and                                        )   Director/Secretary

EXECUTED as an agreement by                )
LEMELSON MEDICAL, EDUCATION AND RESEARCH   )
FOUNDATION, LIMITED PARTNERSHIP                _________________________________
                                               Dorothy Lemelson

                                               Title: authorised representative

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                                   SCHEDULE 9

                           SURRENDER OF CAPITAL LOSSES

Corp and plc agree that this Schedule takes effect on the understanding between them that they will act in good faith in the implementation of the provisions of this Schedule in accordance with the principles on which it is based.

1.       INTERPRETATION

         In this Schedule:

         Unless the contrary intention appears, words and expressions defined elsewhere in this deed shall have the same meaning;

         ACCOUNTING PERIOD means an accounting period as defined by s.12 Income and Corporation Taxes Act 1988;

         BUSINESS DAY means any day on which banks are open for general business in London;

         CHARGEABLE GAIN means any chargeable gain for the purposes of TCGA 1992 arising to the s.171A Transferee;

         COMPLETION means, in respect of a 171A Transferee, completion of a Sale of the shares of the s.171A Transferee (or, if the shares of the direct or indirect parent of the s.171A Transferee are sold and not those of the s.171A Transferee, the company whose shares are sold);

         CONSIDERATION means amounts payable under paragraph 2.3;

         CORP GROUP means the group of which Corp is, from time to time, a member for the purposes of chargeable gains in accordance with s.170 TCGA 1992;

         ELECTED SHARES means in relation to a s.171A Transferee, the Yeslink Interco Shares to which the plc s.171A Election applies;

         ELIGIBLE SUBSIDIARY means any company which satisfies the condition that, had any of the Yeslink Interco Shares been transferred by plc to that company immediately before the Yeslink Interco Disposal, s.171(1) TCGA 1992 would have applied to that transfer;

         FINAL DETERMINATION means for any accounting period of a company, if the relevant s.171A Transferee's tax return has been agreed with the Inland Revenue the agreement of that tax return, or, if no such agreement has been reached, on the earlier of the following events:

         (i)      a determination being agreed by Corp and plc; or

         (ii) the corporation tax return of such s.171A Transferee for such period being submitted to the Inland Revenue and one of the following events having occurred:

                  (a) such s.171A Transferee has received a binding notice from the Inland Revenue that such tax return is final and incapable of amendment;

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                  (b)      the Inland Revenue is precluded from serving a notice
                           of enquiry or further notice of enquiry (as the case may be) into such tax return;

                  (c) any such enquiry has been finally determined by the Inland Revenue's serving a closure notice on such s.171A Transferee and (1) such s.171A Transferee has amended such tax return in a manner which accords with the conclusions stated in the closure notice and the Inland Revenue has failed to make any further amendments to that tax return within the time limit allowed by law, (2) the Inland Revenue has amended such tax return in a manner which accords with the conclusions stated in the closure notice or such s.171A Transferee has failed to appeal against such amendments within the time limit allowed by law or
                           (3) no such amendments are required;

                  (d) such s.171A Transferee has either failed to appeal within the time limit allowed by law against any amendment to such tax return made by the Inland Revenue or any such appeal has been finally determined;

                  (e) the Inland Revenue is precluded from amending or further amending (as the case may be) such tax return; or

                  (f) an appeal has been made against an amendment of such tax return, such appeal has been determined by the relevant court or tribunal and (1) one party to that appeal has notified the other that it will not appeal against that decision, (2) an expert has determined that there is no reasonable prospect of an appeal against that decision succeeding, and for this purpose "expert" means leading tax counsel of at least ten years' standing appointed by mutual agreement between Corp and plc or, failing such agreement, by the Chairman of the International Bar Association, or (3) such determination is a decision of the highest court of appeal;

         HOLDING COMPANY OF A TRADING SUBGROUP means a company which is a holding company of a trading subgroup for the purposes of Schedule 7AC TCGA 1992;

         LOSSES means, in relation to a s.171A Transferee, the losses finally agreed or determined (in accordance with paragraph 3) to be allowable losses for the purposes of TCGA 1992, which arise to the s.171A Transferee as a result of the Yeslink Interco Disposal being deemed to be made in part by the s.171A Transferee;

         NET ASSETS means the aggregate amount of the assets (disregarding the value of any Losses) less the aggregate amount of the liabilities of the s.171A Transferee as at Completion, and as certified in writing in good faith by or on behalf of Corp;

         plc s.171A ELECTION means a s.171A Election made by plc in accordance with paragraph 2.1;

         PRESCRIBED RATE means the rate of one per cent. per annum above the base rate for the time being of Barclays Bank PLC;

         PROFITS means the total profits of a s.171A Transferee which would be chargeable to corporation tax for a Relevant Accounting Period;

         RELEVANT ACCOUNTING PERIOD means, in relation to a s.171A Transferee, an Accounting Period ending on or after 31st October, 2001 but on or before the date on which the s.171A Transferee ceases to be a member of the Corp Group, so that an Accounting Period should be treated as ending immediately before it so ceases, if that would not otherwise be the case;

         RELEVANT AMOUNT means:

         (a) the amount by which the Sale Consideration exceeds the Net Assets of the s.171A Transferee (or, if the shares of the direct or indirect parent of the s.171A Transferee are sold and not those of the s.171A Transferee, the company whose shares are sold), provided that

         (b) if those Net Assets exceed L2.5m or the s.171A Transferee (or, if the shares of the direct or indirect parent of the s.171A Transferee are sold and not those of the s.171A Transferee, the company whose shares are sold) is a Trading Company or the Holding Company of a Trading Subgroup, the Relevant Amount is the amount of the Losses available to the s.171A Transferee to reduce a Chargeable Gain arising in a Subsequent Accounting Period;

         RELEVANT PERCENTAGE means 50 per cent, unless the Relevant Amount is established in accordance with subparagraph (b) of the definition of Relevant Amount, in which case it means 0.03 per cent;

         s.171A means s.171A TCGA 1992;

         s.171A ELECTION means a joint election under s.171A;

         s.171A TRANSFEREE means a company which is an Eligible Subsidiary which makes a plc s.171A Election in accordance with paragraph 2.1;

         SALE means the sale by a Seller of the shares of a s.171A Transferee (or the direct or indirect parent of a s.171A Transferee) to a company which is not a member of the Corp Group;

         SALE CONSIDERATION means consideration or value received by the Seller whether directly or indirectly on the sale of the shares of a s.171A Transferee (or the direct or indirect parent of a s.171A Transferee) to a company which is not a member of the Corp Group, where Losses are available to the relevant s.171A Transferee to reduce a Chargeable Gain arising in a Subsequent Accounting Period;

         SELLER means Corp or a subsidiary of Corp which sells the shares of a s.171A Transferee (or the direct or indirect parent of a s.171A Transferee) to a person which is not a member of the Corp Group;

         SUBSEQUENT ACCOUNTING PERIOD means, in relation to a s.171A Transferee, an Accounting Period commencing after 31st October, 2001 which is not a Relevant Accounting Period, treating an Accounting Period as ending immediately before it ceases to be a member of the Corp Group, if that would not otherwise be the case;

         TCGA 1992 means Taxation of Chargeable Gains Act 1992;

         TRADING COMPANY means a company which is a trading company for the purposes of Schedule 7AC TCGA 1992;

         YESLINK INTERCO DISPOSAL means the disposal by plc of the Yeslink Interco Shares to a third party on 31st October, 2001;

         YESLINK INTERCO SHARES means the shares of Yeslink Interco Limited (registered number 03855625) which were in issue immediately prior to the Yeslink Interco Disposal.

2.       SURRENDER OF CAPITAL LOSSES

2.1 plc and Corp agree that a s.171A Election, or, as applicable, s.171A Elections, will be made so that in aggregate fifty per cent of the Yeslink Interco Shares shall be deemed under s.171A for the purposes of corporation tax on chargeable gains to have been transferred to Corp and/or such Eligible Subsidiary or Eligible Subsidiaries as Corp may nominate immediately prior to the Yeslink Interco Disposal and that the Yeslink Interco Disposal shall be deemed for those purposes to have been made by that Eligible Subsidiary or Eligible Subsidiaries to the extent, in each case, of the Elected Shares.

2.2 plc shall enter into each s.171A Election and Corp shall enter into, or shall procure that each relevant Eligible Subsidiary enters into, the relevant s.171A Election with plc and plc and Corp shall do, or, in the case of an Eligible Subsidiary other than Corp, Corp shall procure that each relevant Eligible Subsidiary does, all necessary things to ensure that each s.171A Election is duly made in accordance with s.171A as soon as reasonably practicable after the date of this Agreement and in any event prior to 31st March, 2004.

2.3 Corp agrees to pay, or to procure that the relevant s.171A Transferee (in the case of subparagraph (a)) or the relevant Seller (in the case of subparagraph (b)) pays, to plc by way of consideration for plc entering into the plc s.171A Elections:

         (a) a sum equal to 0.33 per cent. of the amount by which a Chargeable Gain arising to a s.171A Transferee is treated under s.8(1) TCGA 1992 as reduced by any Losses or any part of them; and

         (b)      a sum equal to the Relevant Percentage of the Relevant Amount.

2.4 Any payment due under paragraphs 2.3 and 2.5 shall be paid within five Business Days of the later of:

         (a) the fifth Business Day after the Corp Scheme becomes effective; and

         (b)      either:

                  (i) in the case of a payment due under subparagraph 2.3(a), a Final Determination that the Chargeable Gain has been reduced as referred to in that subparagraph; or

                  (ii) in the case of a payment due under subparagraph 2.3(b), the fifth Business Day after the date on which the Sale Consideration (or the relevant part of the Sale Consideration) is received by the Seller.

2.5      Consideration payable under:

         (a) subparagraph 2.3(a) shall carry interest at the Prescribed Rate from the later of:

                  (i) six months after the end of the accounting period of the s.171A Transferee in which the Chargeable Gain arose; and

                  (ii) the fifth Business Day after the Corp Scheme becomes effective,

                  until the date of payment of the Consideration to plc compounded annually;

         (b) subparagraph 2.3(b) shall carry interest at the Prescribed Rate from the fifth Business Day following the later of:

                  (i) the date (or, if relevant, dates) on which the Sale Consideration (or the relevant part of the Sale Consideration) is received by the Seller; and

                  (ii)     the day on which the Corp Scheme becomes effective,

                  until the date of payment of the Consideration to plc compounded annually.

3.       CONDUCT OF CLAIMS

3.1      Corp and plc agree that:

         (a) plc will promptly following the Effective Date seek to agree the amount of the Losses with the Inland Revenue;

         (b) where any computation, return, ancillary information, statements, reports or accounts (each a DOCUMENT) is or are required to be submitted for, or in respect of agreeing either the amount of the Losses or, in the case of a submission by plc, any matter which is relevant to the losses arising to plc as a result of the Yeslink Interco Disposal, a draft shall be submitted:

                  (i) in the case of a submission by Corp or a s.171A Transferee, by Corp to plc (or such advisers as plc shall nominate), or

                  (ii) in the case of a submission by plc, by plc to Corp (or such advisers as Corp shall nominate),

                  at least 21 days before its intended submission to the Inland Revenue, and plc and its advisers or, as the case may be, Corp and its advisers shall be given access to all information reasonably necessary to determine its accuracy. In addition, Corp and plc shall keep each other informed of any negotiations relating to the agreement of the amount of the Losses or the relevant matter and before any agreement in respect of the amount of the Losses or the relevant matter is reached with the Inland Revenue, details of the proposed agreement shall be given to plc or, as the case may be, Corp at least 21 days before the proposed conclusion of such agreement; and

         (c) if, within 21 days of receiving any document or details of negotiations or proposed agreements referred to in subparagraph 3.1(b), plc makes any representations to Corp

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

                  or, as the case may be, Corp makes any representation to plc, those representations shall, to the extent that they are reasonable, be reflected in the document submitted to,

3.2 If the parties, having negotiated in good faith for a period of 30 days, fail to reach agreement as to whether representations made under subparagraph 3.1(c) are reasonable, Corp or plc may refer the matter for determination by a member of a firm of chartered accountants who is also a member of the Chartered Institute of Taxation in the United Kingdom (the EXPERT). The Expert shall be appointed either by agreement between the parties or (if they do not agree within seven days of the party wishing to make the reference notifying the other of the proposed reference) on the application of either Corp or plc to the President for the time being of the Chartered Institute of Taxation or (in the absence of an appointment by the President for the time being of the Chartered Institute of Taxation) on the application of either Corp or plc to the President for the time being of the Law Society. The Expert shall decide the matter in question as an expert (and not as an arbitrator) and his decision shall be final, except in the case of manifest error. Both parties shall make all relevant information available to the Expert. The costs of the Expert shall be borne by the parties in such proportions as the Expert considers to be fair and reasonable in all the circumstances.

3.3 plc shall give Corp (and its advisers) such assistance and access to information as Corp reasonably requires in order to prepare and submit any document and conduct any negotiations in as far as they relate to the amount of the Losses.

3.4 Corp agrees to give plc notice in writing if a s.171A Transferee realises a Chargeable Gain in a Relevant Accounting Period which it is intended should be reduced by any Losses or any part of them. Such notice is to be given within three months of the end of the s.171A Transferee's relevant accounting period (or, if relevant, promptly after a change of intention, following which it is intended so to reduce the Chargeable Gain).

3.5      Following a notice under paragraph 3.4 Corp shall:

         (a) promptly give plc notice if the Chargeable Gain is not to be reduced by the Losses or any part of them:

         (b) at least annually, keep plc informed as to the agreement and negotiation in relation to the Chargeable Gain in so far as it is being sought to reduce it with Losses, but shall not be required to disclose copies of, or details of, its returns, supporting documentation or correspondence (written or otherwise) with the Inland Revenue; and

         (c) following Final Determination that the Chargeable Gain has been reduced by the Losses or any part of them, give plc written notice of the amount of such reduction together with supporting evidence, such notice to be determinative of the amount of the reduction, save in the case of manifest error.

4.       AGREEMENT OF ATTRIBUTABLE CONSIDERATION

4.1 Corp agrees to give plc notice in writing if a Seller intends to dispose, or has disposed, of the shares of a s.171A Transferee (or the direct or indirect parent of a s.171A Transferee) in circumstances which could give rise to a Relevant Amount.

4.2 Following the service of a notice under subparagraph 4.1, Corp and plc shall use reasonable endeavours to agree the Relevant Amount and Corp shall give plc such access as is reasonably necessary for plc to determine the Relevant Amount.

5.       RELATIONS BETWEEN THE PARTIES

5.1 Corp and plc agree that neither of them (and that each of them will procure that none of their subsidiaries) will seek to interpret the provisions of this Schedule in a manner which materially disadvantages the other or is inconsistent with the principles on which it is based.

5.2 Corp agrees that it will not (and will use reasonable endeavours to procure that none of its subsidiaries will) take any action the main purpose of which is to minimise any payment to plc under this Schedule other than with the prior written consent of plc.

                                  SCHEDULE 10

                          RECEIVABLES ASSIGNMENT LETTER

                            [MARCONI PLC LETTERHEAD]

[-] March 2003

From:    Marconi plc (plc)
         4th Floor, Regents Place
         338 Euston Road
         London NW1 3BT
         Fax: +44 20 7493 1974
         Attention: Charlie Shepherd

To:      Marconi Corporation plc (CORP)
         4th Floor, Regents Place
         338 Euston Road
         London NW1 3BT
         Fax: +44 20 7493 1974
         Attention: Charlie Shepherd

         and

The subsidiaries of Corp whose names and addresses are set out in the Schedule to this letter (each an OPERATING COMPANY).

Dear Sirs

ASSIGNMENT OF RECEIVABLES

In consideration for the mutual covenants set out below, and for such other valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.       DEFINITIONS

         In this letter:

         CORP CLAIM means the L165,748,102 representing an amount owed by plc to Corp as being the net amount of intra-group loans made between Corp and plc, as evidenced by group accounting records;

         TRADE RECEIVABLES means each of:

         (a) the US$1,768,992 (equivalent to approximately L1,101,284) loan balance owing to plc by Marconi Software International Inc. as evidenced by group accounting records;

         (b) the L45,631 trade receivable owing to plc by Systems Management Specialists Inc. as evidenced by group accounting records;

         (c) the L387,377 trade receivable owing to plc by Marconi Communications Inc., as evidenced by group accounting records;

         (d) the L42,746 trade receivable owing to plc by Marconi Communications Optical Networks Corp (Canada), as evidenced by group accounting records;

         (e) the L353,861 trade receivable owing to plc by Marconi Communications Inc. (incurred when trading previously as Fore Systems Inc.), as evidenced by group accounting records;

         (f) the L38,615 trade receivable owing to plc by Marconi Communications Limited (Canada), as evidenced by group accounting records; and

         (g) the US$5,736,273 (equivalent to approximately L3,571,109) loan balance owing to plc by Systems Management Specialists Inc., as evidenced by group accounting records.

2.       ASSIGNMENT

         (a) With effect from the date of this letter plc hereby assigns to Corp, with full title guarantee, all of its rights, title and interest in and to the Trade Receivables and all proceeds of the same (the ASSIGNMENT).

         (b) As consideration for the Assignment, Corp agrees to reduce the amount of the Corp Claim by L19,160,663, to an amount of L146,587,439.

         (c) Each Operating Company confirms its liability in relation to the Trade Receivable expressed to be owing by it and acknowledges and consents to the Assignment.

3.       FURTHER ASSURANCE

         The parties shall take whatever action may be necessary to implement the terms of this letter including the execution of any further documents and the giving of any notice, order or direction which in each case may be required, so that Corp may assume, to the fullest extent permitted by the provisions of this letter, all of the rights of plc with respect to the Trade Receivables and the proceeds thereof.

4.       COUNTERPARTS

         This letter may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

5.       GOVERNING LAW

         This letter shall be governed by and construed in accordance with the laws of England. Each party to this letter agrees that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this letter.

Please confirm your agreement to the terms of this letter by signing below.

Yours faithfully

______________________________
For and on behalf of
MARCONI plc

We hereby agree to the above.

______________________________
For and on behalf of
MARCONI CORPORATION plc

______________________________
For and on behalf of
MARCONI COMMUNICATIONS INC.

______________________________
For and on behalf of
SYSTEMS MANAGEMENT SPECIALISTS INC.

______________________________
For and on behalf of
MARCONI SOFTWARE INTERNATIONAL INC.

______________________________
For and on behalf of
MARCONI COMMUNICATIONS OPTICAL NETWORKS CORP (CANADA)

______________________________
For and on behalf of
MARCONI COMMUNICATIONS LIMITED (CANADA)

                                    SCHEDULE

                               OPERATING COMPANIES

MARCONI COMMUNICATIONS INC.
1000 Marconi Drive
Warrendale, PA 15086

MARCONI COMMUNICATIONS OPTICAL NETWORKS CORP (CANADA)
1375 Trans Canada Highway
Dorval, Quebec, Canada H9P 2W8

SYSTEMS MANAGEMENT SPECIALISTS INC.
3 Hutton Centre Drive
Suite 100
Santa Ana, CA 92707
United States

MARCONI SOFTWARE INTERNATIONAL INC.
1755 North Collins Blvd.
Suite 400
Richardson, TX 75080

MARCONI COMMUNICATIONS LIMITED (CANADA)
1125 Innovation Drive
Kanata, Ottawa, Canada K2K 3O6

                                  SCHEDULE 11

                              plc ESOP RELEASE DEED

                               [PLC HEADED PAPER]

[Date]

To: Each Opco

Dear Sirs

ESOP SETTLEMENT AGREEMENT DATED [ ] MARCH, 2003 ENTERED INTO BY MARCONI plc
(plc), MARCONI CORPORATION plc (CORP), HSBC BANK plc, BARCLAYS BANK plc, UBS AG, SALOMON BROTHERS INTERNATIONAL LIMITED AND BEDELL CRISTIN TRUSTEES LIMITED (THE ESOP SETTLEMENT AGREEMENT)

Capitalised terms used but not defined in this deed of release shall have the same meaning as set out and adopted in the ESOP Settlement Agreement.

We refer to clause 3.1.1 of the ESOP Settlement Agreement and hereby unconditionally and irrevocably release all of our claims, causes or rights of action or proceedings whether at law or in equity in any jurisdiction whatsoever, whether known or unknown to the parties, whether or not presently known to the law and whether arising before, on or after the date of this letter against each Opco to the extent that they relate to (a) all or any of the ESOP Contracts and/or (b) the Funding Letters and shall waive all past, present or future rights it may have against each Opco in connection with the same.

This letter is intended to be executed as a deed and shall be governed by English law.

EXECUTED as a Deed by MARCONI            )     _________________________________
PLC                                      )     Director
acting by [     ]                        )
and [      ]                                   _________________________________
                                               Director/Secretary

                                  SCHEDULE 12

                           SECURITY POWER OF ATTORNEY

THIS SECURITY POWER OF ATTORNEY is made on        March, 2003 by Marconi plc
(registered number 3846429) whose registered office is at New Century Park, PO Box 53, Coventry CV3 1HJ (the COMPANY).

The Company irrevocably and by way of security for the performance of the Company's obligations (the OBLIGATIONS) under the Scheme Implementation Deed made on March, 2003 (the SID) entered into between the Company, Marconi Corporation plc, E-A Continental Limited, Ancrane, Marconi Nominees Limited and others hereby appoints Marconi Corporation plc (registered number 67307) whose registered office is at New Century Park, PO Box 53, Coventry CV3 1HJ (CORP) and any officer or employee of Corp acting in his or her capacity as such officer or employee and with or under the authority of Corp to be its true and lawful attorney (together and separately, the ATTORNEY) with the full power (including, but not limited to, the power to sub-delegate) and authority of the Company in its name to:

(a) execute on the Company's behalf in whatever manner required any document or thing lawfully necessary to effect the Obligations in such form as the Attorney in its absolute discretion may reasonably deem necessary or desirable;

(b) do or cause to be done all such acts and things as the Attorney in its absolute discretion may reasonably deem necessary or desirable in order to carry out and give effect to all of the Obligations; and

(c) do every other act or thing and execute all such deeds, documents and certificates which the Attorney in its absolute discretion may reasonably deem necessary, proper, or expedient for all or any of the foregoing purposes (including, without limitation, to appoint corporate representatives to attend meetings of Corp on behalf of the Company and its nominee).

The Company undertakes to ratify whatever the Attorney may do in its name or on its behalf in exercising the powers contained in this document and to indemnify the Attorney against any loss incurred by him in connection with anything lawfully done by him in the exercise or the purported exercise of the powers contained in this document, save for any loss which would not have arisen but for the negligence or fraud of the Attorney.

The Company declares that this power of attorney is given by way of security to secure the performance of the Obligations by the Company and any matters necessary, desirable, conducive or incidental thereto, and shall be irrevocable and shall not be affected by the liquidation, receivership, the making of an administration order or appointment of an administrative receiver or any other equivalent event of or affecting the Company.

This security power of attorney shall be governed by and construed in accordance with English law.

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IN WITNESS of which this security power of attorney has been executed as a deed and has been delivered on the date which first appears above.

EXECUTED as a Deed by                    )     _________________________________
MARCONI PLC                              )     Director
acting by [     ]                        )
and [      ]                             )     _________________________________
                                               Director/Secretary

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                                  SCHEDULE 13

                              STATEMENT AND WAIVER

                      STATEMENT AND WAIVER OF INTER COMPANY
                                    BALANCES

                            DATED [     ] MARCH, 2003

                                   MARCONI PLC

                             MARCONI CORPORATION PLC

                   THE TRADING COMPANIES LISTED IN SCHEDULE 1

                                       AND

                THE NON-TRADING SUBSIDIARIES LISTED IN SCHEDULE 1

                                       AND

                  THE DORMANT SUBSIDIARIES LISTED IN SCHEDULE 1

                                  ALLEN & OVERY
                                     London

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THIS AGREEMENT is made on            March, 2003

BETWEEN:

(1) MARCONI PLC, (registered number 03846429) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (plc);

(2) MARCONI CORPORATION PLC, (registered number 00067307) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (CORP);

(3) THE TRADING COMPANIES whose names and addresses are set out in Part 1 of Schedule 1 (together with any person who accedes to this Agreement as a trading company, each a TRADING COMPANY);

(4)      THE NON-TRADING SUBSIDIARIES whose names and addresses are set out in
         Part 2 of Schedule 1 (together with any person who accedes to this Agreement as a non-trading company, each an NON-TRADING COMPANY); and

(5) THE DORMANT SUBSIDIARIES whose names and addresses are set out in Part 3 of Schedule 1 (together with any person who accedes to this Agreement as a dormant company, each a DORMANT COMPANY).

WHEREAS:

(A) plc, Corp, each Trading Company, each Non-Trading Company and each Dormant Company are members of the Group.

(B) On 29th August 2002, Corp and plc concluded with certain of their creditors non-binding indicative heads of terms detailing the principles for the proposed Financial Restructuring of Corp and plc. These non-binding indicative heads of terms were amended by addenda concluded on 13th December 2002.

(C) It is proposed that plc will enter into the plc Scheme with the plc Scheme Creditors, constituting a compromise and arrangement between plc and the plc Scheme Creditors which will have the effect of compromising all of plc's creditors' claims against plc as at the Record Date (other than certain excluded claims), in consideration for a distribution of plc's assets.

(D) It is proposed that Corp will enter into the Corp Scheme with the Corp Scheme Creditors, constituting a compromise and arrangement between Corp and the Corp Scheme Creditors which will have the effect of compromising all of Corp's creditors' claims against Corp as at the Record Date (other than certain excluded claims), in consideration for a distribution of cash, new equity and new debt securities of Corp.

(E) In order to facilitate an effective implementation of the Schemes it is proposed that each Trading Company, each Non-Trading Company and each Dormant Company confirms its existing inter-company claims against plc and Corp and waives any other claims it may have against plc or Corp arising from circumstances existing prior to the Effective Date. It is

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         further proposed that plc and Corp will give equivalent waivers in favour of each Trading Company, each Non-Trading Company and each Dormant Company.

(F) Each party to this Agreement severally considers that, given the Group's financial position, the entry by it into this Agreement and all agreements in relation thereto is in the best interests of it and its stakeholders and that the exercise by each party of its respective rights and the performance of its respective obligations pursuant to this Agreement will assist in the successful implementation of the Financial Restructuring.

(G) It is the intention of the parties that this document be executed as an Agreement. Each Participating Company, Corp and plc agree to enter into this Agreement in consideration of the respective mutual obligations contained hereunder.

IT IS AGREED as follows:

1.       INTERPRETATION

         In this Agreement:

         ACCESSION LETTER means an accession letter in substantially the form set out in Schedule 4 (Accession Letter);

         CLAIM means any claim or right of action of any kind whatsoever or howsoever arising (whether actual or contingent), whether arising under common law, statute or otherwise and whether arising in the United Kingdom or any other place;

         CORP SCHEME means a scheme of arrangement in respect of Corp pursuant to section 425 of the Companies Act, 1985;

         COURT means the High Court of Justice of England and Wales;

         CREDITOR CONSENT means, in relation to any intra-group loan, that such loan is permitted in accordance with:

         (a) the letter of undertaking dated 25th April, 2002 from Corp and plc to the co-ordination committee of Corp's syndicate banks, as amended; and

         (b) the letter of undertaking dated 30th May, 2002 from Corp and plc to the ad-hoc committee of Corp's bondholders, as amended including in each case any intra-group loan which is made with the requisite consent of the respective creditor groups;

         EFFECTIVE DATE means in relation to the Corp Scheme the date upon which an office copy of the order of the Court sanctioning the Corp Scheme is delivered to the Registrar of Companies for registration;

         FINANCIAL RESTRUCTURING means the proposed financial restructuring of the Corp and plc pursuant to the Schemes more particularly described in the scheme document (together with the explanatory statements and all appendices, schedules and annexures to it) to be issued in connection with the Schemes;

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         MARCONI GROUP means plc and each of plc's Subsidiaries;

         GROUP means plc and each of its Subsidiaries;

         PARTICIPATING COMPANY means any Trading Company, any Non-Trading Company or any Dormant Company;

         plc SCHEME means a scheme of arrangement in respect of plc pursuant to section 425 of the Companies Act, 1985;

         plc SCHEME CREDITORS means all scheme creditors of plc;

         RECORD DATE has the meaning given to it in the Corp Scheme or the plc Scheme, as appropriate;

         REGISTRAR shall have the meaning given in the Companies Act 1985;

         SCHEME means either or both of the Corp Scheme and the plc Scheme as appropriate including any modifications of either scheme or both or additions or conditions to either Scheme or both in each case as approved or imposed by the Court; and

         SUBSIDIARY has the meaning set forth in section 736 of Companies Act, 1985 as amended by section 144 of the Companies Act, 1989.

1.2      Interpretation

         (a)      In this Agreement:

                  (i) references to a person include a body corporate and unincorporated associations of persons;

                  (ii) references to an individual include his estate and personal representatives; and

                  (iii) references to a party to this Agreement include references to the successors or assigns (immediate or otherwise), of that party.

         (b) In this Agreement any reference, express or implied, to an enactment includes references to:

                  (i) that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the signature of this Agreement);

                  (ii) any enactment which that enactment re-enacts (with or without modification); and

                  (iii) any subordinate legislation made (before or after the signature of this Agreement) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (i) above, or under any enactment referred to in paragraph (ii) above, and "enactment" includes any legislation in any jurisdiction.

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         (c)      In this Agreement, unless the contrary intention appears, a reference to a clause, subclause or schedule is a reference to a clause, subclause or schedule to this Agreement. The schedules form part of this Agreement.

         (d) Paragraphs (a), (b) and (c) above apply unless the contrary intention appears.

         (e) The headings in this Agreement do not affect its interpretation.

2.       TARGET SUBSIDIARIES

2.1      Method of accession

         Corp shall, and is hereby authorised by each other Participating Company (other than plc) to, execute an Accession Letter, in respect of any proposed Trading Company, Non-Trading Company or Dormant Company, for itself and on behalf of each other Participating Company (other than plc). Plc shall promptly execute any Accession Letter delivered to it by Corp in respect of any proposed Trading Company, Non-Trading Company or Dormant Company.

2.2 Each Accession Letter shall take effect from the date of its execution by Corp, plc and the proposed Trading Company, Non-Trading Company or Dormant Company, as applicable.

3.       STATEMENT OF INTRA-GROUP LOANS

3.1      Intra-Group loans owed by Participating Companies

         Corp and plc each confirms, to the best of its knowledge and belief, that the loan balances set out opposite its name in Part 1 of Schedule 2 (Intra-group loans owed by Participating Companies) are all of the loans which were owing to it by any Participating Company as at 31st December, 2002.

3.2      Intra-Group loans owed by Corp and plc

         Each Participating Company confirms, to the best of its knowledge and belief, that the loan balances set out opposite its name in Part 2 of
         Schedule 2 (Intra-group loans owed by Corp and plc) are all of the loans which were owing to it by Corp or plc as at 31st December, 2002.

4.       ACKNOWLEDGEMENT OF LIABILITIES

4.1      Acknowledgement by Corp and plc

         Each of Corp and plc acknowledges and confirms its liability in respect of:

         (a) the loan balances set out in Part 2 of Schedule 2 (Intra-group loans owed by Corp and plc) expressed to be owing by it;

         (b) the trading and current account liabilities expressed to be owing by it to each Participating Company in the management accounts upon which the audited consolidated financial accounts of plc as at 31st March, 2002 (in relation to each Trading and each Non-Trading Company) and as at 30th September, 2002 (in relation to each Dormant Company), have been prepared, to the extent such trading and current account liabilities remain outstanding;

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         (c)      the other preserved Claims set out in Part 2 of Schedule 3
                  (Other Preserved Claims owed by Corp and plc) expressed to be owing by it.

4.2      Acknowledgement by each Participating Company

         Each Participating Company acknowledges and confirms its liability in respect of:

         (a) the loan balances set out in Part 1 of Schedule 2 (Intra-group loans owed by Participating Companies) and expressed to be owing by it;

         (b) the trading and current account liabilities and expressed to be owing by it to plc and/or Corp in the management accounts upon which the audited consolidated financial accounts of plc as at 31st March, 2002 (in relation to each Trading and Non-Trading Company) and as at 30th September, 2002 (in relation to each Dormant Company), have been prepared, to the extent such trading and current account liabilities remain outstanding; and

         (c) the other preserved Claims set out in Part 1 of Schedule 3 (Other Preserved Claims owed by Participating Companies) expressed to be owing by it.

5.       WAIVER OF CLAIMS

5.1      Waiver by Corp and plc

         (a) With effect from the Effective Date, each of Corp and plc hereby unconditionally and irrevocably waives and releases each Participating Company from any Claim which it may have against that Participating Company and which arises out of or in relation to any matter or circumstance existing on or prior to the Effective Date.

         (b) The waiver and release contained in paragraph (a) above shall not apply in relation to:

                  (i) any intra-group loan owed by a Participating Company to Corp and/or plc and set out in Part 1 of Schedule 2 (Intra-group loans owed by Participating Companies), including interest accrued thereon at such applicable commercial rate of interest agreed between the parties;

                  (ii) any intra-group loan made to a Participating Company by Corp on or after 1st January, 2003:

                           (A)      in the ordinary and usual course of
                                    business; or

                           (B)      with Creditor Consent,

                           including interest accrued thereon at such applicable commercial rate of interest agreed between the parties;

                  (iii) any trading and current account liabilities owed by a Participating Company to Corp and/or plc and detailed in the management accounts upon which the audited consolidated financial accounts of plc, as at 31st March, 2002 (in relation to each Trading and Non-Trading Company) and as at 30th September, 2002 (in relation to each Dormant Company), have been

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

                           prepared, to the extent such trading and current account liabilities remain outstanding;

                  (iv) any trading and current account liabilities owed by a Trading Company or a Non-Trading Company to Corp and/or plc and incurred after 31st, March, 2002 in the ordinary and usual course of that Trading Company's or Non-Trading Company's (as the case may be) business, to the extent such trading and current account liabilities remain outstanding;

                  (v) any counter indemnity or equivalent reimbursement obligation (which is written or is implied by law and whether or not contingent) of a Participating Company to Corp and/or plc under any financial guarantee or indemnity (which is written or is implied by law) and which is given by Corp and/or plc and is: (A) in favour of any person which is not a member of the Marconi Group (including the issuer of any performance bond, bank guarantee or similar instrument) and (B) in respect of any contractual obligations of that Participating Company; provided that where any payment has been made under such a guarantee or indemnity on or before 31st March, 2002, the resultant counter indemnity shall not be preserved under this clause 5.1 (b) (v);

                  (vi) any counter indemnity or equivalent reimbursement obligation (which is written or is implied by law and whether or not contingent) of a Participating Company to Corp and/or plc under any non-financial guarantee or indemnity (which is contractual or implied by law) and which is given by Corp and/or plc and is: (A) in favour of any person which is not a member of the Marconi Group; (B) in respect of any contractual or implied by law obligations of that Participating Company and (C) set out in Part 1 of Schedule 5 (non-financial guarantees and indemnities given by Corp or plc); provided that where any payment has been made under such a guarantee or indemnity on or before 31st March, 2002, the resultant counter indemnity shall not be preserved under this clause
                           5.1 (b) (vi); and

                  (vii)    any other preserved Claims set out in Part 1 of
                           Schedule 3 (Other Preserved Claims owed by
                           Participating Companies) expressed to be owing by it

                  and each such Claim shall remain in full force and effect notwithstanding the provisions of this Agreement.

5.2      Waiver by Participating Companies

         (a) With effect from the Effective Date, each Participating Company hereby unconditionally and irrevocably waives and releases Corp and/or plc from any Claim which it may have against Corp and/or plc and which arises out of or in relation to any matter or circumstance existing on or prior to the Effective Date.

         (b) The waiver and release contained in paragraph (a) above shall not apply in relation to:

                  (i) any intra-group loan owed by Corp and/or plc to a Participating Company and set out in Part 2 of
                           Schedule 2 (Intra-group loans owed by Corp and plc),

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                           including interest accrued thereon at such applicable
                           commercial rate of interest agreed between the parties;

                  (ii) any intra-group loan made to Corp by a Participating Company on or after 1st January, 2003:

                           (A)      in the ordinary and usual course of
                                    business;

                           (B)      with Creditor Consent,

                  including interest accrued thereon at such applicable commercial rate of interest agreed between the parties;

                  (iii) any trading and current account liabilities owed by Corp and/or plc to a Participating Company and detailed in the management accounts upon which the audited consolidated financial accounts of plc, as at 31st March, 2002 (in relation to each Trading and Non-Trading Company) and as at 30th September, 2002 (in relation to each Dormant Company), have been prepared, to the extent such trading and current account liabilities remain outstanding;

                  (iv) any trading and current account liabilities owed by Corp and/or plc to a Trading Company or a Non-Trading Company and incurred after 31st March, 2002 in the ordinary and usual course of Corp's and/or plc's (as the case may be) business, to the extent such trading and current account liabilities remain outstanding;

                  (v) any counter indemnity or equivalent reimbursement obligation (which is written or is implied by law and whether or not contingent) of Corp and/or plc to a Participating Company under any financial guarantee or indemnity (which is written or is implied by law) and which is given by such Participating Company and is: (A) in favour of any person which is not a member of the Marconi Group (including the issuer of any performance bond, bank guarantee or similar instrument) and (B) in respect of any contractual obligations of Corp and/or plc; provided that where any payment has been made under such a guarantee or indemnity on or before 31st March, 2002, the resultant counter indemnity shall not be preserved under this clause 5.2 (b) (v);

                  (vi) any counter indemnity or equivalent reimbursement obligation (which is written or is implied by law and whether or not contingent) of Corp and/or plc to a Participating Company under any non-financial guarantee or indemnity (which is contractual or implied by law) and which is given by such Participating Company and is: (A) in favour of any person which is not a member of the Marconi Group;
                           (B) in respect of any contractual or implied by law obligations of Corp and/or plc and (C) set out in
                           Part 2 of Schedule 5 (non-financial guarantees and indemnities given by Participating Companies); provided that where any payment has been made under such a guarantee or indemnity on or before 31st March, 2002, the resultant counter indemnity shall not be preserved under this clause 5.2 (b) (vi); and

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                  (vii)    any other preserved Claim set out in Part 2 of
                           Schedule 3 (Other Preserved Claims owed by Corp and plc) expressed to be owing by it,

                  and each such Claim shall remain in full force and effect notwithstanding the provisions of this Agreement.

6.       POST-EFFECTIVE DATE CLAIMS

6.1      Claims by Corp and plc

         Corp, plc and each Participating Company agree that nothing contained in this Agreement shall constitute a waiver or release by Corp and/or plc of any Claim it may have against any Participating Company and which arises out of or in relation to any matter or circumstance arising after the Effective Date and which did not arise out of any matter or circumstance existing on or prior to the Effective Date. For the avoidance of doubt, any Claim of Corp and/or plc against any Participating Company arising out of or in relation to any matter or circumstance arising after the Effective Date, in respect of any contract or arrangement entered into or arising by operation of law prior to the Effective Date shall not be affected by this Agreement.

6.2      Claims by Participating Companies

         Corp, plc and each Participating Company agree that nothing contained in this Agreement shall constitute a waiver or release by any Participating Company of any Claim it may have against Corp and/or plc and which arises out of or in relation to any matter or circumstance arising after the Effective Date and which did not arise out of any matter or circumstance existing on or prior to the Effective Date. For the avoidance of doubt, any Claim a Participating Company may have against Corp and/or plc arising out of or in relation to any matter or circumstance arising after the Effective Date, in respect of any contract or arrangement entered into or arising by operation of law prior to the Effective Date, shall not be affected by this Agreement.

7.       REPRESENTATIONS AND WARRANTIES

         Corp, plc and each Participating Company severally represents and warrants to each other party that:

         (a) it has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement, and that it has taken all action necessary to authorise such execution and delivery and the performance of such obligations;

         (b) the execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder does not and will not violate or conflict with any law, rule or regulation applicable to it, any provisions of constitutional documents, any order or judgment of any court or other agency or government applicable to it nor require any registration, filing, consent, approval, notice or other action to, with or by, any governmental or other authority, court or regulatory body, except as expressly provided in this Agreement; and

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         (c)      this Agreement constitutes legal, valid and binding
                  obligations, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganisation, moratorium or other similar laws relating to or limiting creditors' rights generally.

8.       COSTS

         Each party will be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and for its compliance with the terms of this Agreement.

9.       NOTICES

         (a) Any notice given in connection with this Agreement must be in English. Any other document provided in connection with this Agreement must be in English or accompanied by a certified English translation; in this case, the English translation prevails unless the document is a statutory or other official document.

         (b) Any notice or other formal communication given under this Agreement must be in writing (which includes fax, but not email) and may be delivered or sent by post or fax to the party to be served at its address set out below or, where a party accedes to this Agreement in accordance with clause 2, as set out in the relevant Accession Letter:

                           CORP                   PLC

                  New Century Park                New Century Park
                  PO Box 53                       PO Box 53
                  Coventry                        Coventry
                  Warwickshire CV3 1HJ            Warwickshire CV3 1HJ

                  Attn: Company Secretary         Attn: Company Secretary

                  Fax: 020 7306 1395              Fax: 020 7306 1395

                  or at such other address or fax number as it may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class post (if within the United Kingdom) or by prepaid airmail (if elsewhere).

         (c) Any notice or other formal communication shall be deemed to have been given:

                  (i)      if delivered, at the time of delivery; or

                  (ii) if posted, at 10.00 a.m. on the second Business Day after it was put into the post; or

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                  (iii)    if sent by fax, on the date of transmission, if
                           transmitted before 3.00 p.m. on any Business Day, and in any other case on the Business Day following the date of transmission.

         (d) In proving service of a notice or other formal communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted either by prepaid first class post or by prepaid airmail, as the case may be or that the fax was properly addressed and transmitted, as the case may be.

10.      ASSIGNMENT

         None of the parties to this Agreement may assign any of their respective rights or obligations under this Agreement. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, permitted assignees, administrators and representatives. The agreements, representations, warranties and obligations of each of the parties to this Agreement are, in all respects, several and not joint.

11.      GENERAL

         (a) This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

         (b) Time is not of the essence in relation to any obligation under this Agreement unless:

                  (i) time is expressly stated to be of the essence in relation to that obligation; or

                  (ii) one party fails to perform an obligation by the time specified in this Agreement and the other party serves a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.

         (c)      The rights of each party under this Agreement:

                  (i)      may be exercised as often as necessary;

                  (ii) are cumulative and not exclusive of rights and remedies provided by law; and

                  (iii)    may be waived only in writing and specifically.

         (d) A waiver (whether express or implied) by one of the parties of any of the provisions of this Agreement or of any breach of or default by the other party in performing any of those provisions shall not constitute a continuing waiver and that waiver shall not prevent the waiving party from subsequently enforcing any of the provisions of this Agreement not waived or from acting on any subsequent breach of or default by the other party under any of the provisions of this Agreement.

         (e) In the event that any provision of this Agreement is void and unenforceable by reason of any applicable law, it shall be deleted and the remaining provisions of this

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                  Agreement shall continue in full force and effect, and if
                  required be so amended as necessary to give effect to the spirit of this Agreement so far as possible.

12.      ENTIRE AGREEMENT

         (a) Each party acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Agreement) made by or on behalf of any other party before the signature of this Agreement. Each party waives all rights and remedies which, but for this subclause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

         (b) Nothing in this preceding subclause limits or excludes any liability for fraud.

13.      THIRD PARTIES

         No term of this Agreement is enforceable by a person who is not a party to this Agreement.

14.      GOVERNING LAW AND JURISDICTION

         This Agreement will be governed by and construed in accordance with English law. Each party irrevocably submits to the jurisdiction of the English courts for all purposes relating to this Agreement.

15.      SERVICE OF PROCESS

         Without prejudice to any other mode of service allowed under any relevant law, each Participating Company (other than those incorporated in England and Wales):

         (a) irrevocably appoints Corp as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

         (b) agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

                                   SCHEDULE 1

                         INITIAL PARTICIPATING COMPANIES

                                     PART 1

                            INITIAL TRADING COMPANIES

1.       Marconi plc

2.       Marconi Corporation plc

                                     PART 2

                          INITIAL NON-TRADING COMPANIES

                                 [No companies]

                                     PART 3

                            INITIAL DORMAN COMPANIES

                                 [No companies]

                                   SCHEDULE 2

                                INTRA-GROUP LOANS

                                     PART 1

               INTRA-GROUP LOANS OWED BY PARTICIPATING COMPANIES(2)

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                          OWED TO PLC                 OWED TO CORP
------------------------------------------------------------------------------------
TRADING COMPANIES (MATERIAL)
------------------------------------------------------------------------------------
ALBANY PARTNERSHIP LIMITED                                              1,079,346.13
------------------------------------------------------------------------------------
GPT SPECIAL PROJECT MANAGEMENT
LIMITED
------------------------------------------------------------------------------------
MARCONI BONDING LIMITED                                                26,563,509.96

                                                                     + 32,851,191.00

                                                                     + 45,289,547.16
                                                                       -------------

                                                                      104,704,248.12
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS                                                     49,115.00
INVESTMENTS LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED
(IRELAND)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED                                        126,924,380.22
(UK)
                                                                    +   7,166,659.40

                                                                    + 140,876,950.87

                                                                       +1,547,667.62

                                                                    + 311,701,804.42
                                                                      --------------

                                                                      588,217,462.53
------------------------------------------------------------------------------------

------------------------
(2)

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                          OWED TO PLC                  OWED TO CORP
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS OPTICAL
NETWORKS LIMITED (IRELAND)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
OVERSEAS SERVICES LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SOUTH
AFRICA PTY LIMITED
------------------------------------------------------------------------------------
MARCONI OPTICAL COMPONENTS                                            120,601,369.40
LIMITED
------------------------------------------------------------------------------------
MARCONI CORPORATION PLC                  39,485,100.44
------------------------------------------------------------------------------------
MARCONI PLC                                                           201,888,433.35
------------------------------------------------------------------------------------
MARCONI SOFTWARE SOLUTIONS                                              1,933,904.88
LIMITED
------------------------------------------------------------------------------------
METAPATH SOFTWARE                                                       9,015,056.11
INTERNATIONAL LIMITED
------------------------------------------------------------------------------------
RONALDI LTD
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SA
(FRANCE)
------------------------------------------------------------------------------------
MNI TECNOLOGIASE E SISTEMAS DE                                             84,734.72
COMMUNICACAO SA
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS B.V.
(NETHERLANDS)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS GMBH
(GERMANY)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS REAL
ESTATE GMBH
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                          OWED TO PLC                  OWED TO CORP
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOFTWARE SYSTEMS GMBH & CO KG
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOFTWARE SYSTEMS VER. GMBH
------------------------------------------------------------------------------------
BEIJING MARCONI COMMUNICATIONS
TECHNOLOGY CO LTD
------------------------------------------------------------------------------------
GEC (HONG KONG) LIMITED
------------------------------------------------------------------------------------
MARCONI AUSTRALIA PTY LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS ASIA                                             205,824.96
LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SOUTH
EAST ASIA PTE LTD
------------------------------------------------------------------------------------
THE GENERAL ELECTRIC COMPANY
OF SINGAPORE PRIVATE LIMITED
(NOW KNOWN AS MARCONI
SINGAPORE PTE LTD)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONSSPA
------------------------------------------------------------------------------------
MARCONI IBERIA SA
------------------------------------------------------------------------------------
MARCONI MOBILE ACCESS SPA
------------------------------------------------------------------------------------
MARCONI SUD SPA
------------------------------------------------------------------------------------
MARCONI INTERNATIONAL SPA
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                          OWED TO PLC                  OWED TO CORP
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS DE
MEXICO SA DE CV
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS                                                 31,374,720.05
TELEMULTI LIMITADA
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS DO
BRASIL LTDA
------------------------------------------------------------------------------------
FORE SYSTEMS LIMITADA
------------------------------------------------------------------------------------
MARCONI COLUMBIA SA
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS                                                    481,426.26
ARGENTINA SA
------------------------------------------------------------------------------------
MARCONI VENEZUELA CA                                                      310,597.59
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS OPTICAL                                         35,849,269.63
NETWORKS CORP
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
TECHNOLOGY INC
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS CANADA
INC
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS FEDERAL
INC
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS INC                                            105,206,236.80
------------------------------------------------------------------------------------
MARCONI INC
------------------------------------------------------------------------------------
MARCONI SOFTWARE INTERNATIONAL            1,098,889.13*
INC
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (US) INC
------------------------------------------------------------------------------------

-------------------------
* It is intended that this amount shall be assigned on or before the Record Date to Corp as part of a Trade Receivable Assignment to be entered into by Corp and plc

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                OWED TO CORP
------------------------------------------------------------------------------------
SYSTEMS MANAGEMENT SPECIALISTS            3,563,345.14*
INC
------------------------------------------------------------------------------------
MARCONI MIDDLE EAST (SAUDI
ARABIA)
------------------------------------------------------------------------------------
MARCONI MIDDLE EAST LLC (DUBAI)
------------------------------------------------------------------------------------
MARCONI APPLIED TECNOLOGIES SA
------------------------------------------------------------------------------------
SNC COMPOSANTS & CIE
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
NON-TRADING SUBSIDIARIES
------------------------------------------------------------------------------------
MARCONI PROPERTY LTD
------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL                                                     192,201.48
INDUSTRIES LIMITED
------------------------------------------------------------------------------------
BRUTON STREET INVESTMENTS
LIMITED
------------------------------------------------------------------------------------
EA CONTINENTAL LIMITED                     219,000,000*
------------------------------------------------------------------------------------
ELLIOTT-AUTOMATION HOLDINGS
LIMITED
------------------------------------------------------------------------------------
THE ENGLISH ELECTRIC COMPANY,                                           1,537,611.83
LIMITED
------------------------------------------------------------------------------------
MARCONI (BRUTON STREET) LIMITED                                     + 203,281,257.20

                                                                    + 104,419,241.30

                                                                    + 529,343,428.50
                                                                      --------------

                                                                      837,043,927.00
------------------------------------------------------------------------------------

-----------------------
* It is intended that plc shall release this loan in consideration for the assignment of the EA Continental Limited-Corp loan referred to below.

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                OWED TO CORP
------------------------------------------------------------------------------------
MARCONI (HOLDINGS) LIMITED
------------------------------------------------------------------------------------
MARCONI AEROSPACE UNLIMITED
------------------------------------------------------------------------------------
MARCONI CAPITAL LIMITED                                               + 4,658,963.85

                                                                     + 27,174,596.79
                                                                       -------------

                                                                       31,833,560.64
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS AFRICA
(PTY) LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS LIMITED
------------------------------------------------------------------------------------
MARCONI (DGP1) LIMITED                                              + 372,717,107.72

                                                                    +   7,474,093,94
                                                                        ------------

                                                                      380,191,201.66

------------------------------------------------------------------------------------
MARCONI (DGP2) LIMITED                                              + 372,717,107.72

                                                                    +   7,474,093,69
                                                                        ------------

                                                                      380,191,201.41
------------------------------------------------------------------------------------
MARCONI (ELLIOTT AUTOMATION)
LIMITED
------------------------------------------------------------------------------------
MOBILE SYSTEMS INTERNATIONAL
HOLDINGS LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS GMBH
(SWITZERLAND)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS                                                    575,830.28
HOLDINGS GMBH (GERMANY)
------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES LTD (NOW
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                 OWED TO CORP
------------------------------------------------------------------------------------
KNOWN AS
MARCONI AUSTRALIA HOLDINGS
PTY. LIMITED)
------------------------------------------------------------------------------------
MARCONI HOLDINGS SPA
------------------------------------------------------------------------------------
RELTEC MEXICO SA DE CV (NOW
KNOWN AS MARCONI
COMMUNICATIONS, S.A. DE C.V.)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED
(CANADA)
------------------------------------------------------------------------------------
FS FINANCE CORP
------------------------------------------------------------------------------------
FS HOLDING CORP
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS NORTH
AMERICA INC.
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS CANADA
HOLDINGS INC.
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS HOLDINGS INC.
------------------------------------------------------------------------------------
METAPATH SOFTWARE INTERNATIONAL INC.                                   20,535,178.28
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
LIMITED (BERMUDA) (NOW
KNOWN AS MARCONI
INTERNATIONAL LIMITED)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
DORMANT SUBSIDIARIES
------------------------------------------------------------------------------------
A.B. DICK HOLDINGS LTD
------------------------------------------------------------------------------------
ARROW LTD
------------------------------------------------------------------------------------
ASSOCIATED AUTOMATION LTD
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                  OWED TO CORP
------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES HOLDINGS LTD
------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES (MANCHESTER) LTD
------------------------------------------------------------------------------------
CLANVILLE LIMITED
------------------------------------------------------------------------------------
COMBINED ELECTRICAL MANUFACTURERS LTD
------------------------------------------------------------------------------------
COPPENHALL NOMINEES LIMITED
------------------------------------------------------------------------------------
DAYMO LTD
------------------------------------------------------------------------------------
FF CHRESTIAN & CO LTD
------------------------------------------------------------------------------------
GPT CONSUMER PRODUCTS LTD
------------------------------------------------------------------------------------
GPT PAYPHONE SYSTEMS LTD
------------------------------------------------------------------------------------
GPT RELIANCE LTD
------------------------------------------------------------------------------------
THE KINGSWAY HOUSING ASSOCIATION LTD
------------------------------------------------------------------------------------
KRAYFORD LTD
------------------------------------------------------------------------------------
LARNERWAY LTD
------------------------------------------------------------------------------------
LAYANA LIMITED                                                            165,556.64
------------------------------------------------------------------------------------
MARCONI CASWELL
DEVELOPMENTS LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
OPTICAL FIBRES LIMITED
------------------------------------------------------------------------------------
MARCONI (FIFTEEN) LIMITED
------------------------------------------------------------------------------------
                                                                          196,822.17
------------------------------------------------------------------------------------
MARCONI (FIFTY-NINE) LTD
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                  OWED TO CORP
------------------------------------------------------------------------------------
MARCONI (FIFTY-THREE) LTD
------------------------------------------------------------------------------------
MARCONI (FORTY-FIVE) LIMITED
------------------------------------------------------------------------------------
MARCONI (FORTY-FOUR) LTD
------------------------------------------------------------------------------------
MARCONI (FORTY-THREE) LIMITED
------------------------------------------------------------------------------------
MARCONI G.M. LIMITED                                                      283,500.00
------------------------------------------------------------------------------------
MARCONI MOBILE SYSTEMS LIMITED
------------------------------------------------------------------------------------
MARCONI (NINE) LIMITED
------------------------------------------------------------------------------------
MARCONI PHOTONICA LIMITED
------------------------------------------------------------------------------------
MARCONI (SIXTEEN) LIMITED
------------------------------------------------------------------------------------
MARCONI (SIXTY-NINE) LIMITED                                              801,146.76
------------------------------------------------------------------------------------
MARCONI (SIXTY-TWO) LTD                                                 2,859,252.73
------------------------------------------------------------------------------------
MARCONI (THIRTEEN) LIMITED
------------------------------------------------------------------------------------
MARCONI (THIRTY-TWO) LIMITED
------------------------------------------------------------------------------------
MARCONI (TLC) LTD
------------------------------------------------------------------------------------
MARCONI (TWENTY-SEVEN) LIMITED
------------------------------------------------------------------------------------
MARCONI (WCGL) UNLIMITED
------------------------------------------------------------------------------------
MCMICHAEL LIMITED
------------------------------------------------------------------------------------
METROPOLITAN-VICKERS
ELECTRICAL CO LTD
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                  OWED TO CORP
------------------------------------------------------------------------------------
MOBILE SYSTEMS GROUP LTD
------------------------------------------------------------------------------------
MOBILE SYSTEMS (HOLDINGS) LTD
------------------------------------------------------------------------------------
MOBILE SYSTEMS SERVICES LTD
------------------------------------------------------------------------------------
MOBILE SYSTEMS (UK) LTD
------------------------------------------------------------------------------------
THE M-O VALVE CO LTD                                                      101,122.49
------------------------------------------------------------------------------------
MSI CELLULAR INVESMTNETS (ONE) LTD
------------------------------------------------------------------------------------
PALMAZ LTD
------------------------------------------------------------------------------------
PHOTONICA LIMITED
------------------------------------------------------------------------------------
PHOTONIQA LIMITED
------------------------------------------------------------------------------------
PYFORD LIMITED
------------------------------------------------------------------------------------
RAINFORD GROUP TRUSTEES LTD
------------------------------------------------------------------------------------
RAINFORD RACKS LTD
------------------------------------------------------------------------------------
RELTEC (COVENTRY) LTD
------------------------------------------------------------------------------------
ROBERT STEPHENSON & HAWTHORNS LTD
------------------------------------------------------------------------------------
THE ROTARY ENGINEERING COMPANY LIMITED                                      1,876.19
------------------------------------------------------------------------------------
SALPLEX LTD
------------------------------------------------------------------------------------
STYLES & MEALING LIMITED
------------------------------------------------------------------------------------
TCL PROJECTS LIMITED
------------------------------------------------------------------------------------
ZIPBOND LTD
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                OWED TO CORP
------------------------------------------------------------------------------------
THE VULCAN FOUNDRY LTD
------------------------------------------------------------------------------------
TRADING COMPANIES (OTHERS)
------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES INTERNATIONAL
LIMITED
------------------------------------------------------------------------------------
FORE SYSTEMS LIMITED                                                       87,021.00
------------------------------------------------------------------------------------
GPT MIDDLE EAST LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
(CIS) LIMITED
------------------------------------------------------------------------------------
MARCONI FINANCE PLC
------------------------------------------------------------------------------------
MARCONI FLEET MANAGEMENT LIMITED
------------------------------------------------------------------------------------
MARCONI INFORMATION SYSTEMS LIMITED                                    15,751,443.94
------------------------------------------------------------------------------------
MARCONI (NCP) LIMITED
------------------------------------------------------------------------------------
NETSCIENT LIMITED
------------------------------------------------------------------------------------
NORTHWOOD TECHNOLOGIES LIMITED
------------------------------------------------------------------------------------
TELEPHONE CABLES LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS                                                 12,843,257.68
INTERNATIONAL LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS CHINA LIMITED                                      381,562.68
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS                                               + 45,165,548.52
INTERNATIONAL HOLDINGS LIMITED                                       + 41,726,156.51
                                                                     + 28,633,106.00
                                                                       -------------
                                                                      115,524,811.03
------------------------------------------------------------------------------------
BRUTON STREET OVERSEAS                                                    100,000.00
INVESTMENTS LIMITED
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                OWED TO CORP
------------------------------------------------------------------------------------
BRUTON STREET PARTNERSHIP                                           + 965,313,353.52
                                                                    + 965,313,353.52
                                                                      --------------
                                                                    1,930,626,707.04
------------------------------------------------------------------------------------
MARCONI INDIA LIMITED                                                     + 2,590.85
                                                                      + 1,306,939.05
                                                                        ------------
                                                                        1,309,529.90
------------------------------------------------------------------------------------
MARCONI (THIRTY-ONE) LIMITED                                                8,346.03
------------------------------------------------------------------------------------
HIGHROSE LIMITED                                                      701,208,853.58
------------------------------------------------------------------------------------
ANCRANE
------------------------------------------------------------------------------------
WOODS OF COLCHESTER
HOUSING SOCIETY LIMITED
------------------------------------------------------------------------------------
MARCONI INSURANCE LIMITED
------------------------------------------------------------------------------------
TETREL LIMITED
------------------------------------------------------------------------------------
RELTEC SERVICES (UK) LIMITED
------------------------------------------------------------------------------------
MARCONI ANSTY LIMITED
------------------------------------------------------------------------------------
MARCONI NOMINEES LIMITED
------------------------------------------------------------------------------------
YESLINK UNLIMITED
------------------------------------------------------------------------------------
ELLIOT AUTOMATION CONTINENTAL SA                                             226,500
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL NOMINEES LIMITED
------------------------------------------------------------------------------------
MARCONI DEFENSE OVERSEAS LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
GLOBAL NETWORKS LIMITED
------------------------------------------------------------------------------------
MARCONICOM LIMITED
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                  OWED TO CORP
------------------------------------------------------------------------------------
MICRO SCOPE LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INTERNATIONAL INVESTMENTS
LIMITED
------------------------------------------------------------------------------------
GPT (NEDERLAND) BV
------------------------------------------------------------------------------------
GEC OF PAKISTAN LIMITED                                                   100,000.00
------------------------------------------------------------------------------------
GEC ZAMBIA LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS AB
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS BVBA
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SARL
------------------------------------------------------------------------------------
MARCONI CHANNEL MARKETS GMBH
------------------------------------------------------------------------------------
AEI FURNACES PTY LTD
------------------------------------------------------------------------------------
HARMAN INFORMATION TECHNOLOGY PTY LTD
------------------------------------------------------------------------------------
MARCONI NEW ZEALAND LIMITED
------------------------------------------------------------------------------------
MARCONI TELECOMMUNICATIONS
INDIA PRIVATE LTD
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (AUSTRALIA) PTY LTD
------------------------------------------------------------------------------------
METAPATH SOFTWARE INTERNATIONAL
(HONG KONG) LIMITED
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (INDIA)
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                  OWED TO CORP
------------------------------------------------------------------------------------
PRIVATE LIMITED
------------------------------------------------------------------------------------
MARCONI ACQUISITION CORP
------------------------------------------------------------------------------------
MARCONI FINANCE INC.
------------------------------------------------------------------------------------
NORTHWOOD TECHNOLOGIES INC.                                             3,035,284.87
------------------------------------------------------------------------------------
APT NEDERLANDS BV
------------------------------------------------------------------------------------
APT TELECOMMUNICIONES SL
------------------------------------------------------------------------------------
METAPATH SOFTWARE INTERNATIONAL AB
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL BRASIL LTDA
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (FRANCE) SA
------------------------------------------------------------------------------------
MARCONI PROJECTS HONG KONG LTD                                             22,311.00
------------------------------------------------------------------------------------

                                     PART 2

                    INTRA-GROUP LOANS OWED BY CORP AND PLC*

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                  OWED BY CORP
------------------------------------------------------------------------------------
TRADING COMPANIES
(MATERIAL)
------------------------------------------------------------------------------------

------------------------
* It is intended that all loan balances owed by plc shall be schemed as part of the plc Scheme.

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                OWED BY CORP
------------------------------------------------------------------------------------
ALBANY PARTNERSHIP LIMITED
------------------------------------------------------------------------------------
GPT SPECIAL PROJECT MANAGEMENT                                         18,793,671.00
LIMITED
------------------------------------------------------------------------------------
MARCONI BONDING LIMITED                                                         1.00
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INVESTMENTS LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED                                            56,000,765
(IRELAND)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED                                          1,863,584.92
(UK)
                                                                    +   6,962,341.40

                                                                                   +

                                                                          150,000.00
                                                                          ----------

                                                                        8,975,926.32
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS OPTICAL
NETWORKS LIMITED (IRELAND)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
OVERSEAS SERVICES LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SOUTH
AFRICA PTY LIMITED
------------------------------------------------------------------------------------
MARCONI OPTICAL COMPONENTS                                              6,147,994.77
LIMITED
------------------------------------------------------------------------------------
MARCONI CORPORATION PLC                  201,888,433.35
------------------------------------------------------------------------------------
MARCONI PLC                                                            39,485,100.44
------------------------------------------------------------------------------------
MARCONI SOFTWARE SOLUTIONS                                             29,802,166.98
LIMITED
------------------------------------------------------------------------------------
METAPATH SOFTWARE                                                     + 1,797,945.28
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                  OWED BY CORP
------------------------------------------------------------------------------------
INTERNATIONAL LIMITED                                                   + 907,313.26
                                                                          ----------

                                                                        2,705,258.54
------------------------------------------------------------------------------------
RONALDI LTD
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SA                                               5,233,196.47
(FRANCE)
------------------------------------------------------------------------------------
MNI TECNOLOGIASE E SISTEMAS DE
COMMUNICACAO SA
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS B.V.
(NETHERLANDS)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS GMBH                                             6,531,622.34
(GERMANY)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS REAL
ESTATE GMBH
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOFTWARE SYSTEMS GMBH & CO KG
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOFTWARE SYSTEMS VER. GMBH
------------------------------------------------------------------------------------
BEIJING MARCONI COMMUNICATIONS
TECHNOLOGY CO LTD
------------------------------------------------------------------------------------
GEC (HONG KONG) LIMITED                                                53,669,470.54
------------------------------------------------------------------------------------
MARCONI AUSTRALIA PTY LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS ASIA
LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SOUTH
EAST ASIA PTE LTD
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC             OWED BY CORP
------------------------------------------------------------------------------------
                                                                     SGD7,450,000.00
THE GENERAL ELECTRIC COMPANY                                       +   GBP860,000.00
OF SINGAPORE PRIVATE LIMITED                                    (Total equivalent to
(NOW KNOWN AS MARCONI                                         GBP 3,527,955.88 as at
SINGAPORE PTE LTD)                                                         31/12/02)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONSSPA
------------------------------------------------------------------------------------
MARCONI IBERIA SA                                                       7,169,860.51
------------------------------------------------------------------------------------
MARCONI MOBILE ACCESS SPA
------------------------------------------------------------------------------------
MARCONI SUD SPA
------------------------------------------------------------------------------------
MARCONI INTERNATIONAL SPA
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS DE
------------------------------------------------------------------------------------
MEXICO SA DE CV
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
TELEMULTI LIMITADA
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS DO
BRASIL LTDA
------------------------------------------------------------------------------------
FORE SYSTEMS LIMITADA
------------------------------------------------------------------------------------
MARCONI COLUMBIA SA
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
ARGENTINA SA
------------------------------------------------------------------------------------
MARCONI VENEZUELA CA
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS OPTICAL
NETWORKS CORP
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
TECHNOLOGY INC
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                OWED BY CORP
------------------------------------------------------------------------------------
CANADA INC
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS FEDERAL
INC
------------------------------------------------------------------------------------
                                                                           3,001,537
MARCONI COMMUNICATIONS INC                                                         +
                                                                        4,923,218.41
                                                                        ------------

                                                                        7,924,755.41
------------------------------------------------------------------------------------
MARCONI INC                                                         1,276,106,394.81
------------------------------------------------------------------------------------
MARCONI SOFTWARE INTERNATIONAL
INC
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (US) INC
------------------------------------------------------------------------------------
SYSTEMS MANAGEMENT SPECIALISTS
INC
------------------------------------------------------------------------------------
MARCONI MIDDLE EAST (SAUDI
ARABIA)
------------------------------------------------------------------------------------
MARCONI MIDDLE EAST LLC (DUBAI)
------------------------------------------------------------------------------------
MARCONI APPLIED TECNOLOGIES SA                                         12,263,858.23
------------------------------------------------------------------------------------
SNC COMPOSANTS & CIE                                                    3,954,810.98
------------------------------------------------------------------------------------
NON-TRADING SUBSIDIARIES
------------------------------------------------------------------------------------
MARCONI PROPERTY LTD                                                            1.00
------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL                                                 134,993,728.40
INDUSTRIES LIMITED
------------------------------------------------------------------------------------
BRUTON STREET INVESTMENTS LIMITED                                             100.00
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                OWED BY CORP
------------------------------------------------------------------------------------
EA CONTINENTAL LIMITED                                               363,308,102.03*
------------------------------------------------------------------------------------
ELLIOTT-AUTOMATION                                                     78,486,756.70
HOLDINGS LIMITED
------------------------------------------------------------------------------------
THE ENGLISH ELECTRIC COMPANY, LIMITED                                 300,733,962.69
------------------------------------------------------------------------------------
MARCONI (BRUTON STREET) LIMITED                                       871,397,961.00
------------------------------------------------------------------------------------
MARCONI (HOLDINGS) LIMITED                                              8,353,965.42
                                                                    +     287,395.99
                                                                          ----------
                                                                        8,641,361.41
------------------------------------------------------------------------------------
MARCONI AEROSPACE UNLIMITED                                            69,607,029.63
------------------------------------------------------------------------------------
MARCONI CAPITAL LIMITED                                                         2.00
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS                                                 12,270,242.05
AFRICA (PTY) LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS LIMITED
------------------------------------------------------------------------------------
MARCONI (DGP1) LIMITED
------------------------------------------------------------------------------------
MARCONI (DGP2) LIMITED
------------------------------------------------------------------------------------
MARCONI (ELLIOTT AUTOMATION) LIMITED                                   21,867,755.03
------------------------------------------------------------------------------------
MOBILE SYSTEMS INTERNATIONAL
HOLDINGS LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
GMBH (SWITZERLAND)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS GMBH (GERMANY)
------------------------------------------------------------------------------------

------------------------
* It is intended that subject to certain creditor consent and prior to the Record Date this amount shall be assigned to Ancrane by an assignment between EA Continental Limited and plc and then assigned to Ancrane by an assignment between Ancrane and plc.

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                 OWED BY CORP
------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL                                                 130,149,000.00
INDUSTRIES LTD (NOW
KNOWN AS MARCONI
AUSTRALIA HOLDINGS PTY
LIMITED)
------------------------------------------------------------------------------------
MARCONI HOLDINGS SPA
------------------------------------------------------------------------------------
RELTEC MEXICO SA DE
CV (NOW KNOWN AS
MARCONI COMMUNICATIONS,
S.A. DE C.V.)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
LIMITED (CANADA)
------------------------------------------------------------------------------------
FS FINANCE CORP
------------------------------------------------------------------------------------
FS HOLDING CORP
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
NORTH AMERICA INC.
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
CANADA HOLDINGS INC.
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS INC.
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL INC.
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS                                                  3,224,189.35
LIMITED (BERMUDA) (NOW
KNOWN AS MARCONI
INTERNATIONAL LIMITED)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
DORMANT SUBSIDIARIES
------------------------------------------------------------------------------------
A.B. DICK HOLDINGS LTD                                                  7,308,638.58
------------------------------------------------------------------------------------
ARROW LTD                                                                  49,958.87
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                 OWED BY CORP
------------------------------------------------------------------------------------
ASSOCIATED AUTOMATION LTD                                               2,723,292.41
------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES HOLDINGS LTD
------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES (MANCHESTER)
LTD
------------------------------------------------------------------------------------
CLANVILLE LIMITED                                                               1.00
------------------------------------------------------------------------------------
COMBINED ELECTRICAL MANUFACTURERS LTD                                   6,895,676.71
------------------------------------------------------------------------------------
COPPENHALL NOMINEES LIMITED
------------------------------------------------------------------------------------
DAYMO LTD
------------------------------------------------------------------------------------
FF CHRESTIAN & CO LTD                                                      34,944.36
------------------------------------------------------------------------------------
GPT CONSUMER PRODUCTS LTD
------------------------------------------------------------------------------------
GPT PAYPHONE SYSTEMS LTD
------------------------------------------------------------------------------------
GPT RELIANCE LTD
------------------------------------------------------------------------------------
THE KINGSWAY HOUSING                                                    1,280,159.82
ASSOCIATION LTD
------------------------------------------------------------------------------------
KRAYFORD LTD
------------------------------------------------------------------------------------
LARNERWAY LTD
------------------------------------------------------------------------------------
LAYANA LIMITED
------------------------------------------------------------------------------------
MARCONI CASWELL
DEVELOPMENTS LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
OPTICAL FIBRES LIMITED
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                  OWED BY CORP
------------------------------------------------------------------------------------
MARCONI (FIFTEEN) LIMITED
------------------------------------------------------------------------------------
MARCONI (FIFTY-NINE) LTD
------------------------------------------------------------------------------------
MARCONI (FIFTY-THREE) LTD                                                 151,087.68
------------------------------------------------------------------------------------
MARCONI (FORTY-FIVE) LIMITED
------------------------------------------------------------------------------------
MARCONI (FORTY-FOUR) LTD
------------------------------------------------------------------------------------
MARCONI (FORTY-THREE) LIMITED
------------------------------------------------------------------------------------
MARCONI G.M. LIMITED
------------------------------------------------------------------------------------
MARCONI MOBILE SYSTEMS LIMITED
------------------------------------------------------------------------------------
MARCONI (NINE) LIMITED                                                    141,080.92
------------------------------------------------------------------------------------
MARCONI PHOTONICA LIMITED
------------------------------------------------------------------------------------
MARCONI (SIXTEEN) LIMITED                                               1,250,099.99
------------------------------------------------------------------------------------
MARCONI (SIXTY-NINE) LIMITED                                            1,119,739.39
------------------------------------------------------------------------------------
MARCONI (SIXTY-TWO) LTD
------------------------------------------------------------------------------------
MARCONI (THIRTEEN) LIMITED
------------------------------------------------------------------------------------
MARCONI (THIRTY-TWO) LIMITED                                              107,416.44
------------------------------------------------------------------------------------
MARCONI (TLC) LTD
------------------------------------------------------------------------------------
MARCONI (TWENTY-SEVEN) LIMITED                                          1,542,489.94
------------------------------------------------------------------------------------
MARCONI (WCGL) UNLIMITED                                                1,853,074.20
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                  OWED BY CORP
------------------------------------------------------------------------------------
MCMICHAEL LIMITED                                                       5,075,000.00
------------------------------------------------------------------------------------
METROPOLITAN-VICKERS ELECTRICAL CO LTD
------------------------------------------------------------------------------------
MOBILE SYSTEMS GROUP LTD
------------------------------------------------------------------------------------
MOBILE SYSTEMS (HOLDINGS) LTD
------------------------------------------------------------------------------------
MOBILE SYSTEMS SERVICES LTD
------------------------------------------------------------------------------------
MOBILE SYSTEMS (UK) LTD
------------------------------------------------------------------------------------
THE M-O VALVE CO LTD
------------------------------------------------------------------------------------
MSI CELLULAR INVESMTNETS (ONE) LTD
------------------------------------------------------------------------------------
PALMAZ LTD
------------------------------------------------------------------------------------
PHOTONICA LIMITED                                                          76,009.00
------------------------------------------------------------------------------------
PHOTONIQA LIMITED                                                               1.00
------------------------------------------------------------------------------------
PYFORD LIMITED
------------------------------------------------------------------------------------
RAINFORD GROUP TRUSTEES LTD
------------------------------------------------------------------------------------
RAINFORD RACKS LTD
------------------------------------------------------------------------------------
RELTEC (COVENTRY) LTD
------------------------------------------------------------------------------------
ROBERT STEPHENSON & HAWTHORNS LTD
------------------------------------------------------------------------------------
THE ROTARY ENGINEERING COMPANY LIMITED
------------------------------------------------------------------------------------
SALPLEX LTD                                                                92,386.96
------------------------------------------------------------------------------------
STYLES & MEALING LIMITED
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                  OWED BY CORP
------------------------------------------------------------------------------------
TCL PROJECTS LIMITED
------------------------------------------------------------------------------------
ZIPBOND LTD                                                             6,731,913.50
------------------------------------------------------------------------------------
THE VULCAN FOUNDRY LTD
------------------------------------------------------------------------------------
TRADING SUBSIDIARIES (OTHERS)
------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL                                                      76,913.47
INDUSTRIES INTERNATIONAL LIMITED
------------------------------------------------------------------------------------
FORE SYSTEMS LIMITED
------------------------------------------------------------------------------------
GPT MIDDLE EAST LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS (CIS) LIMITED
------------------------------------------------------------------------------------
MARCONI FINANCE PLC                                                     2,775,111.02
------------------------------------------------------------------------------------
MARCONI FLEET MANAGEMENT LIMITED                                        1,292,411.63
------------------------------------------------------------------------------------
MARCONI INFORMATION SYSTEMS LIMITED                                        54,945.94
------------------------------------------------------------------------------------
MARCONI (NCP) LIMITED
------------------------------------------------------------------------------------
NETSCIENT LIMITED
------------------------------------------------------------------------------------
NORTHWOOD TECHNOLOGIES LIMITED
------------------------------------------------------------------------------------
TELEPHONE CABLES LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS                                                  7,065,000.00
INTERNATIONAL LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
CHINA LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INTERNATIONAL HOLDINGS LIMITED
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC           OWED BY CORP
------------------------------------------------------------------------------------
BRUTON STREET
OVERSEAS INVESTMENTS LIMITED
------------------------------------------------------------------------------------
BRUTON STREET PARTNERSHIP
------------------------------------------------------------------------------------
MARCONI INDIA LIMITED
------------------------------------------------------------------------------------
MARCONI (THIRTY-ONE) LIMITED
------------------------------------------------------------------------------------
HIGHROSE LIMITED
------------------------------------------------------------------------------------
ANCRANE
                                                                       14,635,059.00

                                                           + an amount
                                                           approximately equal to
                                                                      387,403,015.00
                                                           (stemming from four
                                                           separate bond issues of
                                                           (1)E256,735,000;
                                                           (2)E67,868,000; (3)
                                                           US$131,011,000; and (4)
                                                           US$130,090,000)
------------------------------------------------------------------------------------
WOODS OF COLCHESTER
HOUSING SOCIETY LIMITED
------------------------------------------------------------------------------------
MARCONI INSURANCE LIMITED
------------------------------------------------------------------------------------
TETREL LIMITED
------------------------------------------------------------------------------------
RELTEC SERVICES (UK) LIMITED
------------------------------------------------------------------------------------
MARCONI ANSTY LIMITED
------------------------------------------------------------------------------------
MARCONI NOMINEES LIMITED
------------------------------------------------------------------------------------
YESLINK UNLIMITED
------------------------------------------------------------------------------------
ELLIOT AUTOMATION CONTINENTAL SA
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                  OWED BY CORP
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL NOMINEES
LIMITED
------------------------------------------------------------------------------------
MARCONI DEFENSE OVERSEAS LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS GLOBAL
NETWORKS LIMITED
------------------------------------------------------------------------------------
MARCONICOM LIMITED
------------------------------------------------------------------------------------
MICRO SCOPE LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INTERNATIONAL INVESTMENTS
LIMITED
------------------------------------------------------------------------------------
GPT (NEDERLAND) BV
------------------------------------------------------------------------------------
GEC OF PAKISTAN LIMITED
------------------------------------------------------------------------------------
GEC ZAMBIA LIMITED                                                        154,866.00
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS AB
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS BVBA
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SARL
------------------------------------------------------------------------------------
MARCONI CHANNEL MARKETS GMBH
------------------------------------------------------------------------------------
AEI FURNACES PTY LTD
------------------------------------------------------------------------------------
HARMAN INFORMATION
TECHNOLOGY PTY LTD
------------------------------------------------------------------------------------
MARCONI NEW ZEALAND LIMITED
------------------------------------------------------------------------------------
MARCONI
TELECOMMUNICATIONS
------------------------------------------------------------------------------------

                                 LOAN BALANCES L

   (Loan balances as at 31st December, 2002 (to the extent such loan balances remain outstanding))

                                           OWED TO PLC                  OWED BY CORP
------------------------------------------------------------------------------------
INDIA PRIVATE LTD
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (AUSTRALIA) PTY LTD
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (HONG KONG) LIMITED
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (INDIA) PRIVATE LIMITED
------------------------------------------------------------------------------------
MARCONI ACQUISITION CORP
------------------------------------------------------------------------------------
MARCONI FINANCE INC.
------------------------------------------------------------------------------------
NORTHWOOD TECHNOLOGIES INC.
------------------------------------------------------------------------------------
APT NEDERLANDS BV
------------------------------------------------------------------------------------
APT TELECOMMUNICIONES SL
------------------------------------------------------------------------------------
METAPATH SOFTWARE INTERNATIONAL AB
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL BRASIL LTDA
------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (FRANCE) SA
------------------------------------------------------------------------------------
MARCONI PROJECTS HONG KONG LTD                                             55,454.23
------------------------------------------------------------------------------------

                                   SCHEDULE 3

                             OTHER PRESERVED CLAIMS

                                     PART 1

             OTHER PRESERVED CLAIMS OWED BY PARTICIPATING COMPANIES

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                         OWED TO PLC           OWED TO CORP
------------------------------------------------------------------------------------
TRADING COMPANIES (MATERIAL)
------------------------------------------------------------------------------------
ALBANY PARTNERSHIP LIMITED
------------------------------------------------------------------------------------
GPT SPECIAL PROJECT MANAGEMENT
LIMITED
------------------------------------------------------------------------------------
MARCONI BONDING LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INVESTMENTS LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED                                          2,659,104.80
(IRELAND)

                                                         Trading balance transferred
                                                         to Corp on disposal of
                                                         Mobile business
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED
(UK)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS OPTICAL
NETWORKS LIMITED (IRELAND)
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
OVERSEAS SERVICES LIMITED
------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SOUTH
AFRICA PTY LIMITED
------------------------------------------------------------------------------------
MARCONI OPTICAL COMPONENTS
LIMITED
------------------------------------------------------------------------------------
MARCONI CORPORATION PLC                Balance owed to
                                       plc by Corp of
                                       L195k arising
                                       from disposal of
                                       Mobile business.
------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                         OWED TO PLC           OWED TO CORP
------------------------------------------------------------------------------------
                                       Plc has no
                                       record of debt
                                       and as such it
                                       is being written
                                       back to capital
                                       projects in
                                       March 2003
------------------------------------------------------------------------------------
MARCONI PLC                                              EXCHANGE AGREEMENT -
                                                         PURCHASE OF SHARES IN
                                                         SYSTEMS MANAGEMENT
                                                         SPECIALISTS, INC. in
                                                         exchange for shares in
                                                         Marconi plc (22nd May, 2000)
                                                         with a follow-up share sale
                                                         agreement from plc to Corp

                                                         Outstanding liabilities as
                                                         follows: minimal capacity,
                                                         trading and regulatory
                                                         warranties; certain
                                                         covenants; and indemnity
                                                         given to Miguel Winder
                                                         for any losses, damages,
                                                         costs etc incurred in
                                                         connection with the breach
                                                         of any representation,
                                                         warranty or covenant.

                                                         Following on from the first
                                                         share sale agreement, plc
                                                         entered into an agreement
                                                         for the sale and purchase
                                                         of shares in Systems
                                                         Management Specialists, Inc.
                                                         with Corp under which the
                                                         obligations under the
                                                         original agreement were
                                                         mirrored between purchaser
                                                         and seller in the
                                                         intra-group sale
                                                         agreement. (18th July,
                                                         2000).

                                                         SHARE SALE AND PURCHASE
                                                         AGREEMENT RELATING TO THE
                                                         ACQUISITION OF ALBANY
                                                         PARTNERSHIP LIMITED from AJC
                                                         Elliman, Andrew Jones and
                                                         Dolphin Head Group Holdings
                                                         Plc to Plc ("Vendors")
                                                         (28th July, 2000) with a
                                                         follow-up intra
------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                         OWED TO PLC           OWED TO CORP
------------------------------------------------------------------------------------
                                                         group share  sale agreement
                                                         from Plc to Corp.

                                                         Liabilities outstanding as
                                                         follows:

                                                         Plc warrants to the Vendors,
                                                         their estates and PRs that
                                                         at the date of the
                                                         Agreement: it is a
                                                         corporation duly
                                                         incorporated and validly
                                                         existing under the laws
                                                         of England and Wales; it
                                                         has the corporate power to
                                                         perform all its obligations
                                                         under and as envisaged by
                                                         the Agreement; the
                                                         execution or performance of
                                                         the Agreement by Plc does
                                                         not contravene any
                                                         provision of its memorandum
                                                         or articles of association
                                                         or any agreement created by
                                                         Plc or any law; and Plc has
                                                         full power and has procured
                                                         all corporate consents for
                                                         the execution and
                                                         performance by it of the
                                                         Agreement, which has been
                                                         executed in compliance with
                                                         its constitutional
                                                         documents and applicable
                                                         law. Under a related Tax
                                                         Deed dated 28th July, 2000,
                                                         Plc covenants to pay on
                                                         demand to the Vendors,
                                                         their estates and PRs an
                                                         amount equal to the amount
                                                         of any liability of
                                                         the Vendors or any Company
                                                         prior to Completion:
                                                         pursuant to section 767A,
                                                         767AA and 767B Taxes Act by
                                                         reason of the failure of
                                                         the Company to disclose a
                                                         liability to corporation
                                                         tax; and which results from
                                                         the Vendors or such other
------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                         OWED TO PLC           OWED TO CORP
------------------------------------------------------------------------------------
                                                         company being treated as
                                                         a member of the same group
                                                         as a Company for VAT
                                                         purposes during any
                                                         prescribed accounting
                                                         period which was current at
                                                         Completion.

                                                         Under a Share Sale
                                                         Agreement (undated) Plc
                                                         sold its shares in Albany
                                                         Partnership Limited to Corp
                                                         and the various obligations
                                                         contained in the original
                                                         sale agreement were
                                                         mirrored between purchaser
                                                         and seller in the intra-
                                                         group sale agreement.

                                                         ACQUISITION OF MARIPOSA
                                                         TECHNOLOGY, INC BY WAY OF
                                                         MERGER WITH MARCONI ACQ.
                                                         (20th September, 2000)

                                                         It appears the liabilities
                                                         under this acquisition were
                                                         assigned to Corp from PLC on
                                                         18th October, 2000 pursuant
                                                         to an Assignment Agreement,
                                                         but under the assignment
                                                         clause, Plc still remains
                                                         liable.

                                                         Liabilities outstanding as
                                                         follows:

                                                         1.  indemnity to selling
                                                         stockholders for costs,
                                                         losses, damages etc arising
                                                         in respect of breaches of
                                                         representations or
                                                         warranties in the merger
                                                         agreement/other documents;

                                                         2.  limited warranties
                                                         given (along with Marconi
                                                         Acquisition Sub)
                                                         reorganisation, consents and
                                                         approvals, capitalisation
                                                         and
------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                           OWED TO PLC                   OWED TO CORP
-------------------------------------------------------------------------------------------
                                                                various mechanical/admin
                                                                steps; and

                                                                3.  bonus payments under
                                                                two employment contracts
                                                                plus indemnity for income
                                                                tax assessed on these
                                                                employees in respect of
                                                                certain employee share
                                                                options.
-------------------------------------------------------------------------------------------
MARCONI SOFTWARE
SOLUTIONS LIMITED
-------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL LIMITED
-------------------------------------------------------------------------------------------
RONALDI LTD
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SA (FRANCE)
-------------------------------------------------------------------------------------------
MNI TECNOLOGIASE E
SISTEMAS DE
COMMUNICACAO SA
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
B.V. (NETHERLANDS)
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS                                                           255,529.70
GmbH (GERMANY)
                                                                Trading balance transferred
                                                                to Corp on disposal of
                                                                Mobile business
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
REAL ESTATE GmbH
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOFTWARE SYSTEMS GmbH
& CO KG
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOFTWARE SYSTEMS VER.
GmbH
-------------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                           OWED TO PLC                   OWED TO CORP
-------------------------------------------------------------------------------------------
BEIJING MARCONI
COMMUNICATIONS
TECHNOLOGY CO LTD
-------------------------------------------------------------------------------------------
GEC (HONG KONG)
LIMITED
-------------------------------------------------------------------------------------------
MARCONI AUSTRALIA PTY
LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
ASIA LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOUTH EAST ASIA PTE LTD
-------------------------------------------------------------------------------------------
THE GENERAL ELECTRIC
COMPANY OF SINGAPORE
PRIVATE LIMITED (NOW
KNOWN AS MARCONI
SINGAPORE PTE LTD)
-------------------------------------------------------------------------------------------
MARCONI
COMMUNICATIONSSPA
-------------------------------------------------------------------------------------------
MARCONI IBERIA SA
-------------------------------------------------------------------------------------------
MARCONI MOBILE ACCESS
SpA
-------------------------------------------------------------------------------------------
MARCONI SUD SPA                                                                    6,518.06
                                                                Amount owed as part of
                                                                Jabil outsourcing transaction

                                                                              17,846,339.36

                                                                Balance due to corp by
                                                                Marconi Sud as per debt
                                                                agreement 31st July 2002.
                                                                (Project Saturn)
-------------------------------------------------------------------------------------------
MARCONI INTERNATIONAL
SpA
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
DE MEXICO SA DE CV
-------------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                           OWED TO PLC                   OWED TO CORP
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
TELEMULTI LIMITADA
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
DO BRASIL LTDA
-------------------------------------------------------------------------------------------
FORE SYSTEMS LIMITADA
-------------------------------------------------------------------------------------------
MARCONI COLUMBIA SA
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
ARGENTINA SA
-------------------------------------------------------------------------------------------
MARCONI VENEZUELA CA
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
OPTICAL NETWORKS CORP
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
TECHNOLOGY INC
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
CANADA INC
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
FEDERAL INC
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INC
-------------------------------------------------------------------------------------------
MARCONI INC
-------------------------------------------------------------------------------------------
MARCONI SOFTWARE
INTERNATIONAL INC
-------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (US) INC
-------------------------------------------------------------------------------------------
SYSTEMS MANAGEMENT
SPECIALISTS INC
-------------------------------------------------------------------------------------------
MARCONI MIDDLE EAST
(SAUDI ARABIA)
-------------------------------------------------------------------------------------------
MARCONI MIDDLE EAST LLC
(DUBAI)
-------------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                           OWED TO PLC                   OWED TO CORP
-------------------------------------------------------------------------------------------
MARCONI APPLIED
TECNOLOGIES SA
-------------------------------------------------------------------------------------------
SNC COMPOSANTS & CIE
-------------------------------------------------------------------------------------------
NON-TRADING SUBSIDIARIES
-------------------------------------------------------------------------------------------
MARCONI PROPERTY LTD
-------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES LIMITED
-------------------------------------------------------------------------------------------
BRUTON STREET INVESTMENTS
LIMITED
-------------------------------------------------------------------------------------------
EA CONTINENTAL LIMITED
-------------------------------------------------------------------------------------------
ELLIOTT-AUTOMATION
HOLDINGS LIMITED
-------------------------------------------------------------------------------------------
THE ENGLISH ELECTRIC
COMPANY, LIMITED
-------------------------------------------------------------------------------------------
MARCONI (BRUTON STREET)
LIMITED
-------------------------------------------------------------------------------------------
MARCONI (HOLDINGS)
LIMITED
-------------------------------------------------------------------------------------------
MARCONI AEROSPACE
UNLIMITED
-------------------------------------------------------------------------------------------
MARCONI CAPITAL LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
AFRICA (PTY) LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS LIMITED
-------------------------------------------------------------------------------------------
MARCONI (DGP1) LIMITED
-------------------------------------------------------------------------------------------
MARCONI (DGP2) LIMITED
-------------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                           OWED TO PLC                   OWED TO CORP
-------------------------------------------------------------------------------------------
MARCONI (ELLIOTT
AUTOMATION) LIMITED
-------------------------------------------------------------------------------------------
MOBILE SYSTEMS
INTERNATIONAL HOLDINGS
LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
GmbH (SWITZERLAND)
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS GmbH
(GERMANY)
-------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES LTD (NOW
KNOWN AS MARCONI
AUSTRALIA HOLDINGS PTY
LIMITED)
-------------------------------------------------------------------------------------------
MARCONI HOLDINGS SpA
-------------------------------------------------------------------------------------------
RELTEC MEXICO SA DE
CV (NOW KNOWN AS
MARCONI COMMUNICATIONS,
S.A. DE C.V.)
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
LIMITED (CANADA)
-------------------------------------------------------------------------------------------
FS FINANCE CORP                                                 $1 billion obligation of FS
                                                                corp to pay Marconi
                                                                Corporation plc under the
                                                                "repo finance" clause, used
                                                                to purchase Fore Systems in
                                                                1999.
-------------------------------------------------------------------------------------------
FS HOLDING CORP
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
NORTH AMERICA INC.
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
CANADA HOLDINGS INC.
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS INC.
-------------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                           OWED TO PLC                   OWED TO CORP
-------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL INC.
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
LIMITED (BERMUDA) (NOW
KNOWN AS MARCONI
INTERNATIONAL LIMITED)
-------------------------------------------------------------------------------------------
DORMANT SUBSIDIARIES
-------------------------------------------------------------------------------------------
A.B. DICK HOLDINGS LTD
-------------------------------------------------------------------------------------------
ARROW LTD
-------------------------------------------------------------------------------------------
ASSOCIATED AUTOMATION
LTD
-------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES HOLDINGS LTD
-------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES (MANCHESTER)
LTD
-------------------------------------------------------------------------------------------
CLANVILLE LIMITED
-------------------------------------------------------------------------------------------
COMBINED ELECTRICAL
MANUFACTURERS LTD
-------------------------------------------------------------------------------------------
COPPENHALL NOMINEES
LIMITED
-------------------------------------------------------------------------------------------
DAYMO LTD
-------------------------------------------------------------------------------------------
FF CHRESTIAN & CO LTD
-------------------------------------------------------------------------------------------
GPT CONSUMER PRODUCTS
LTD
-------------------------------------------------------------------------------------------
GPT PAYPHONE SYSTEMS
LTD
-------------------------------------------------------------------------------------------
GPT RELIANCE LTD
-------------------------------------------------------------------------------------------
THE KINGSWAY HOUSING
ASSOCIATION LTD
-------------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                           OWED TO PLC                   OWED TO CORP
-------------------------------------------------------------------------------------------
KRAYFORD LTD
-------------------------------------------------------------------------------------------
LARNERWAY LTD
-------------------------------------------------------------------------------------------
LAYANA LIMITED
-------------------------------------------------------------------------------------------
MARCONI CASWELL
DEVELOPMENTS LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
OPTICAL FIBRES LIMITED
-------------------------------------------------------------------------------------------
MARCONI (FIFTEEN) LIMITED
-------------------------------------------------------------------------------------------
MARCONI (FIFTY-NINE) LTD
-------------------------------------------------------------------------------------------
MARCONI (FIFTY-THREE) LTD
-------------------------------------------------------------------------------------------
MARCONI (FORTY-FIVE)
LIMITED
-------------------------------------------------------------------------------------------
MARCONI (FORTY-FOUR) LTD
-------------------------------------------------------------------------------------------
MARCONI (FORTY-THREE)
LIMITED
-------------------------------------------------------------------------------------------
MARCONI G.M. LIMITED
-------------------------------------------------------------------------------------------
MARCONI MOBILE SYSTEMS
LIMITED
-------------------------------------------------------------------------------------------
MARCONI (NINE) LIMITED
-------------------------------------------------------------------------------------------
MARCONI PHOTONICA
LIMITED
-------------------------------------------------------------------------------------------
MARCONI (SIXTEEN) LIMITED
-------------------------------------------------------------------------------------------
MARCONI (SIXTY-NINE)
LIMITED
-------------------------------------------------------------------------------------------
MARCONI (SIXTY-TWO) LTD
-------------------------------------------------------------------------------------------
MARCONI (THIRTEEN)
LIMITED
-------------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                           OWED TO PLC                   OWED TO CORP
-------------------------------------------------------------------------------------------
MARCONI (THIRTY-TWO)
LIMITED
-------------------------------------------------------------------------------------------
MARCONI (TLC) LTD
-------------------------------------------------------------------------------------------
MARCONI (TWENTY-SEVEN)
LIMITED
-------------------------------------------------------------------------------------------
MARCONI (WCGL)
UNLIMITED
-------------------------------------------------------------------------------------------
MCMICHAEL LIMITED
-------------------------------------------------------------------------------------------
METROPOLITAN-VICKERS
ELECTRICAL CO LTD
-------------------------------------------------------------------------------------------
MOBILE SYSTEMS GROUP
LTD
-------------------------------------------------------------------------------------------
MOBILE SYSTEMS (HOLDINGS)
LTD
-------------------------------------------------------------------------------------------
MOBILE SYSTEMS SERVICES
LTD
-------------------------------------------------------------------------------------------
MOBILE SYSTEMS (UK) LTD
-------------------------------------------------------------------------------------------
THE M-O VALVE CO LTD
-------------------------------------------------------------------------------------------
MSI CELLULAR INVESMTNETS
(ONE) LTD
-------------------------------------------------------------------------------------------
PALMAZ LTD
-------------------------------------------------------------------------------------------
PHOTONICA LIMITED
-------------------------------------------------------------------------------------------
PHOTONIQA LIMITED
-------------------------------------------------------------------------------------------
PYFORD LIMITED
-------------------------------------------------------------------------------------------
RAINFORD GROUP TRUSTEES
LTD
-------------------------------------------------------------------------------------------
RAINFORD RACKS LTD
-------------------------------------------------------------------------------------------
RELTEC (COVENTRY) LTD
-------------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                           OWED TO PLC                   OWED TO CORP
-------------------------------------------------------------------------------------------
ROBERT STEPHENSON &
HAWTHORNS LTD
-------------------------------------------------------------------------------------------
THE ROTARY ENGINEERING
COMPANY LIMITED
-------------------------------------------------------------------------------------------
SALPLEX LTD
-------------------------------------------------------------------------------------------
STYLES & MEALING LIMITED
-------------------------------------------------------------------------------------------
TCL PROJECTS LIMITED
-------------------------------------------------------------------------------------------
ZIPBOND LTD
-------------------------------------------------------------------------------------------
THE VULCAN FOUNDRY LTD
-------------------------------------------------------------------------------------------
TRADING SUBSIDIARIES
(OTHERS)
-------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES INTERNATIONAL
LIMITED
-------------------------------------------------------------------------------------------
FORE SYSTEMS LIMITED
-------------------------------------------------------------------------------------------
GPT MIDDLE EAST LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
(CIS) LIMITED
-------------------------------------------------------------------------------------------
MARCONI FINANCE plc
-------------------------------------------------------------------------------------------
MARCONI FLEET
MANAGEMENT LIMITED
-------------------------------------------------------------------------------------------
MARCONI INFORMATION
SYSTEMS LIMITED
-------------------------------------------------------------------------------------------
MARCONI (NCP) LIMITED
-------------------------------------------------------------------------------------------
NETSCIENT LIMITED
-------------------------------------------------------------------------------------------
NORTHWOOD TECHNOLOGIES
LIMITED
-------------------------------------------------------------------------------------------
TELEPHONE CABLES LIMITED
-------------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                           OWED TO PLC                   OWED TO CORP
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INTERNATIONAL LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
CHINA LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INTERNATIONAL HOLDINGS
LIMITED
-------------------------------------------------------------------------------------------
BRUTON STREET OVERSEAS
INVESTMENTS LIMITED
-------------------------------------------------------------------------------------------
BRUTON STREET PARTNERSHIP
-------------------------------------------------------------------------------------------
MARCONI INDIA LIMITED
-------------------------------------------------------------------------------------------
MARCONI (THIRTY-ONE)
LIMITED
-------------------------------------------------------------------------------------------
HIGHROSE LIMITED
-------------------------------------------------------------------------------------------
ANCRANE
-------------------------------------------------------------------------------------------
WOODS OF COLCHESTER
HOUSING SOCIETY LIMITED
-------------------------------------------------------------------------------------------
MARCONI INSURANCE
LIMITED
-------------------------------------------------------------------------------------------
TETREL LIMITED
-------------------------------------------------------------------------------------------
RELTEC SERVICES (UK)
LIMITED
-------------------------------------------------------------------------------------------
MARCONI ANSTY LIMITED
-------------------------------------------------------------------------------------------
MARCONI NOMINEES
LIMITED
-------------------------------------------------------------------------------------------
YESLINK UNLIMITED
-------------------------------------------------------------------------------------------
ELLIOT AUTOMATION
CONTINENTAL SA
-------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL NOMINEES
-------------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                           OWED TO PLC                   OWED TO CORP
-------------------------------------------------------------------------------------------
LIMITED
-------------------------------------------------------------------------------------------
MARCONI DEFENSE OVERSEAS
LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
GLOBAL NETWORKS LIMITED
-------------------------------------------------------------------------------------------
MARCONICOM LIMITED
-------------------------------------------------------------------------------------------
MICRO SCOPE LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INTERNATIONAL INVESTMENTS
LIMITED
-------------------------------------------------------------------------------------------
GPT (NEDERLAND) BV
-------------------------------------------------------------------------------------------
GEC OF PAKISTAN LIMITED
-------------------------------------------------------------------------------------------
GEC ZAMBIA LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
AB
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
BVBA
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SARL
-------------------------------------------------------------------------------------------
MARCONI CHANNEL MARKETS
GmbH
-------------------------------------------------------------------------------------------
AEI FURNACES PTY LTD
-------------------------------------------------------------------------------------------
HARMAN INFORMATION
TECHNOLOGY PTY LTD
-------------------------------------------------------------------------------------------
MARCONI NEW ZEALAND
LIMITED
-------------------------------------------------------------------------------------------
MARCONI
TELECOMMUNICATIONS
INDIA PRIVATE LTD
-------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (AUSTRALIA)
-------------------------------------------------------------------------------------------

                                OTHER LIABILITIES

               (Excluding trading and current account liabilities)

                                           OWED TO PLC                   OWED TO CORP
-------------------------------------------------------------------------------------------
PTY LTD
-------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (HONG KONG)
LIMITED
-------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (INDIA) PRIVATE
LIMITED
-------------------------------------------------------------------------------------------
MARCONI ACQUISITION CORP
-------------------------------------------------------------------------------------------
MARCONI FINANCE INC.
-------------------------------------------------------------------------------------------
NORTHWOOD TECHNOLOGIES
INC.
-------------------------------------------------------------------------------------------
APT NEDERLANDS BV
-------------------------------------------------------------------------------------------
APT TELECOMMUNICIONES
SL
-------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL AB
-------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL BRASIL LTDA
-------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (FRANCE) SA
-------------------------------------------------------------------------------------------
MARCONI PROJECTS HONG
KONG LTD
-------------------------------------------------------------------------------------------

                                   SCHEDULE 4

                                ACCESSION LETTER

To: Marconi plc, Marconi Corporation plc and each other party to the Statement and Waiver Agreement referred to below

From:  [NAME OF PARTICIPATING COMPANY] (the ACCEDING COMPANY)]

Dated:

Dear Sirs,

We refer to the Statement and Waiver of Intercompany Balances dated [     ] and
entered into by, inter alios, Marconi plc, Marconi Corporation plc, and each of the Participating Companies (defined therein), (the STATEMENT AND WAIVER AGREEMENT). This is an Accession Letter. Terms defined in the Statement and Waiver Agreement have the same meaning in this Accession Letter.

1.       ACCESSION

         The Acceding Company agrees to accede to the Statement and Waiver Agreement as a [Trading Company/Non-Trading Company/Dormant Company] (*) and to be bound by the terms of the Statement and Waiver Agreement and undertakes to perform all the obligations expressed in the Statement and Waiver Agreement to be assumed by a [Trading Company/Non-Trading Company/Dormant Company] (*) and agrees to be bound by all the provisions of the Statement and Waiver Agreement, as if it were an original party to the Statement and Waiver Agreement and that all the obligations assumed by it under the Statement and Waiver Agreement are legal, valid and binding.

2.       STATEMENT OF INTRA-GROUP LOANS

2.1 Corp and plc each confirms, to the best of its knowledge and belief, that the loan balances set out opposite its name in Part 1 of Schedule 2 (Intra-group loans owed by Participating Companies) to the Statement and Waiver Agreement are all of the loans which were owing to it by the Acceding Company as at 31st December, 2002.

2.2 The Acceding Company confirms, to the best of its knowledge and belief, that the loan balances set out opposite its name in Part 2 of Schedule 2 (Intra-group loans owed by Corp and plc) to the Statement and Waiver Agreement are all of the loans which were owing to it by Corp or plc as at 31st December, 2002.

3.       ACKNOWLEDGEMENT OF LIABILITIES

3.1      Acknowledgement by Corp and plc

         Each of Corp and plc acknowledges and confirms its liability in respect of:

--------------------------
* Delete as applicable

         (a) the loan balances set out in Part 2 of Schedule 2 (Intra-group loans owed by Corp and plc) to the Statement and Waiver Agreement and expressed to be owing by it;

         (b) the trading and current account liabilities expressed to be owing by it to the Acceding Company in the management accounts upon which the audited consolidated financial accounts of plc as at [31st March, 2002] [in relation to each Trading and each Non-Trading Company] / 30th September, 2002] [in relation to each Dormant Company] have been prepared, to the extent such trading and current account liabilities remain outstanding;

         (c) any counter indemnity or equivalent reimbursement obligation (which is written or is implied by law) of Corp and/or plc to the Acceding Company under any non-financial guarantee or indemnity (which is contractual or implied by law) and which is given by such Acceding Company and is: (A) in favour of any person which is not a member of the Marconi Group; (B) in respect of any contractual or implied by law obligations of Corp and/or plc and (C) set out in Part 2 of Schedule 5 (non-financial guarantees and indemnities given by Participating Companies) to the Statement and Waiver Agreement; and

         (d) the other preserved Claims set out in Part 2 of Schedule 3 (Other preserved Claims owed by Corp and plc) to the Statement and Waiver Agreement expressed to be owing by it.

3.2      Acknowledgement of Acceding Company

         The Acceding Company acknowledges and confirms its liability in respect of:

         (a) the loan balances set out in Part 1 of Schedule 2 (Intra-group loans owed by the Participating Companies) to the Statement and Waiver Agreement and expressed to be owing by it;

         (b) the trading and current account liabilities and expressed to be owing by it to plc and/or Corp in the management accounts upon which the audited consolidated financial accounts of plc as at [31st March, 2002] [in relation to each Trading and each Non-Trading Company] / 30th September, 2002] [in relation to each Dormant Company] have been prepared, to the extent such trading and current account liabilities remain outstanding;

         (c) any counter indemnity or equivalent reimbursement obligation (which is written or is implied by law) of the Acceding Company to Corp and/or plc under any non-financial guarantee or indemnity (which is contractual or implied by law) and which is given by Corp and/or plc and is: (A) in favour of any person which is not a member of the Marconi Group; (B) in respect of any contractual or implied by law obligations of that Acceding Company and (C) set out in Part 1 of Schedule 5 (non-financial guarantees and indemnities given by Corp or plc) to the Statement and Waiver Agreement; and

         (d) the other preserved Claims set out in Part 1 of Schedule 3 (Other preserved Claims owed by Participating Companies) to the Statement and Waiver Agreement expressed to be owing by it.

4.       GENERAL

         This Accession Letter is governed by English law.

This Accession Letter is entered into by Agreement.

SIGNED by                  )
for [INSERT NAME]          )
                           )

Address:
Fax:

SIGNED by                  )
for MARCONI                )
CORPORATION PLC            )

SIGNED by                  )
for MARCONI PLC            )

                                   SCHEDULE 5

                    NON-FINANCIAL GUARANTEES AND INDEMNITIES

                                     PART 1

          NON-FINANCIAL GUARANTEES AND INDEMNITIES GIVEN BY CORP OR PLC

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
TRADING COMPANIES
(MATERIAL)
-------------------------------------------------------------------------------------------
ALBANY PARTNERSHIP LIMITED
-------------------------------------------------------------------------------------------
GPT SPECIAL PROJECT MANAGEMENT
LIMITED
-------------------------------------------------------------------------------------------
MARCONI BONDING LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INVESTMENTS LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED
(IRELAND)
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED
(UK)
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS OPTICAL
NETWORKS LIMITED (IRELAND)
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
OVERSEAS SERVICES LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SOUTH
AFRICA PTY LIMITED
-------------------------------------------------------------------------------------------
MARCONI OPTICAL COMPONENTS                                      SALE OF MARCONI OPTICAL
LIMITED                                                         BUSINESS TO BOOKHAM
                                                                TECHNOLOGY PLC (17th
                                                                December, 2001, supplemental
                                                                agreement dated 31st
                                                                January, 2002)
-------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                                                Corp guaranteed:

                                                                Marconi Optical's
                                                                undertaking to purchase a
                                                                minimum of L30m of
                                                                components from Bookham over
                                                                18 months from February,
                                                                2002. Out of the L27
                                                                million still outstanding,
                                                                it is estimated that the
                                                                business plan can justify
                                                                only half being purchased in
                                                                that time frame, with the
                                                                balance to be paid out to
                                                                Bookham;

                                                                all other obligations of
                                                                Marconi Optical under the
                                                                Agreement, Transfer of
                                                                Freehold Property and
                                                                certain payment obligations
                                                                under a Supply Agreement.

                                                                Corp also indemnified
                                                                Bookham against any costs
                                                                incurred in ensuring
                                                                compliance with the above
                                                                agreements.

                                                                Marconi Optical gave usual
                                                                warranties (limited to
                                                                awareness of Corp).

                                                                Total liability of Marconi
                                                                Optical and Corp shall not
                                                                exceed L12 million,
                                                                excluding an environmental
                                                                indemnity claim which (when
                                                                aggregated with all other
                                                                claims) shall not exceed
                                                                L24 million. Maximum
                                                                liability under
                                                                environmental remediation
                                                                works is L500,000, plus
                                                                effect of pay-out under
                                                                minimum purchasing
                                                                undertaking.
-------------------------------------------------------------------------------------------
MARCONI CORPORATION plc         SALE OF THE SHARE CAPITAL OF
                                YESLINK INTERCO LTD.

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                AND YESLINK UNLIMITED TO
                                PRUDENTIAL

                                Indemnity by PLC in respect of
                                all costs, expenses and
                                liabilities incurred to the
                                extent that Corp did not meet
                                its obligations under the
                                Trade Mark Assignment.

                                Trade mark indemnity is
                                uncapped.

                                SALE OF MARCONI MEDICAL
                                SYSTEMS HOLDINGS, INC. (3rd
                                July, 2000)

                                According to Marconi, Plc
                                guaranteed the Seller's
                                obligations under this
                                agreement.

                                On 15th July, 2002, Corp,
                                Marconi, Inc. (as successor to
                                Marconi Holding Systems, Inc.)
                                and Philips entered into a
                                Final Settlement Agreement.
                                Under this Agreement, the
                                purchase price was adjusted to
                                US$837 million. The value of
                                the Closing Net Assets was
                                agreed to be US$755 million.
                                Marconi paid Philips US$12
                                million on 19th July, 2002 and
                                was released from liabilities
                                in relation to the warranty in
                                respect of the non-US Vendor
                                Debt (Latin American debt)
                                which was rescinded and in
                                relation to the indemnity for
                                breach of representation. US$8
                                million of this was in full
                                satisfaction of Marconi's
                                payment obligations under the
                                Stock Purchase Agreement. The
                                tax

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                indemnity under the Stock
                                Purchase Agreement remains in
                                effect, including in respect
                                of the tax liabilities that
                                could have been included in
                                determining the Closing Net
                                Assets.

                                Following the Final Settlement
                                Agreement, estimated liability
                                is US$15.3 million (being
                                approx. L10 million).

                                DISPOSAL OF MARCONI DATA
                                SYSTEMS INC, MARCONI DATA
                                SYSTEMS LIMITED, MARCONI DATA
                                SYSTEMS EUROPE B.V. AND
                                MARCONI DATA SYSTEMS B.V.
                                (10th January, 2002)

                                Sellers were Marconi Systems
                                Holdings, Inc. (now Marconi,
                                Inc.) and A.B. Dick Holdings.
                                Corp was a joint-Seller.

                                Plc guaranteed all the
                                obligations of the Sellers and
                                warranted its status,
                                authority and non-violation of
                                any obligation in providing
                                the guarantee. Note that the
                                Sellers have given extensive
                                warranties (on an indemnified
                                basis), which are all still in
                                force:

                                1. usual warranties on an
                                indemnified basis;

                                2. tax warranties;

                                3. environmental warranties;

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                and

                                4. incorporation, authority,
                                shares and capital stock
                                warranties.

                                Total not to exceed US$100
                                million (US$100 million is 25%
                                of purchase price).

                                SALE OF MARCONI COMMERCE
                                SYSTEMS, INC. AND MARCONI
                                COMMERCE SYSTEMS LIMITED (20th
                                December, 2001)

                                Plc guaranteed the obligations
                                of the sellers. Corp is a
                                Joint seller with Marconi
                                Systems Holdings, Inc. (now
                                Marconi, Inc.) (the
                                "SELLERS").

                                Capped at 25% of the Adjusted
                                Purchase Price (25% is approx.
                                US$81.25 million).
-------------------------------------------------------------------------------------------
MARCONI plc
-------------------------------------------------------------------------------------------
MARCONI SOFTWARE SOLUTIONS      THE EASAMS AGREEMENT  UNDER THE
LIMITED                         DISPOSAL OF MES BUSINESS TO
                                BRITISH AEROSPACE PLC ("BAE").
                                (1st November, 1999)

                                PLC guarantees various
                                obligations.
-------------------------------------------------------------------------------------------
METAPATH SOFTWARE               AGREEMENT AND PLAN OF MERGER
INTERNATIONAL LIMITED           BETWEEN MARCONI AND METAPATH
                                (17th April, 2000)

                                Indemnity given to officers/
                                directors/employees

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                as at time of merger for
                                acts/omissions by them
                                occurring at or prior to date
                                of merger.
-------------------------------------------------------------------------------------------
RONALDI LTD
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SA
(FRANCE)
-------------------------------------------------------------------------------------------
MNI TECNOLOGIASE E SISTEMAS DE
COMMUNICACAO SA
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS B.V.
(NETHERLANDS)
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS GmbH     Corp and Marconi                Corp and Marconi
(GERMANY)                       Communications as joint and     Communications Ltd as joint
                                several guarantors of MC GmbH   and several guarantors of MC
                                jointly and severally with      GmbH jointly and severally
                                Marconi Communications Real     with Marconi Communications
                                Estate GmbH under the purchase  Real Estate GmbH under the of the P1 Business from Robert  purchase of the P1 Business
                                Bosch GmbH ("RB GmbH") and      from Robert Bosch GmbH ("RB
                                Bosch Telecom GmbH ("BT         GmbH") and Bosch Telecom
                                GmbH")dated 14th November,      GmbH ("BT GmbH") dated 14th
                                1999.                           November, 1999.

                                Each Guarantor undertook to     Each Guarantor undertook to
                                perform jointly and severally   perform jointly and
                                with the Purchaser all          severally with the Purchaser
                                obligations of the Purchaser    all obligations of the
                                under the agreement. Corp       Purchaser under the
                                agreed to procure that the new  agreement. Corp agreed to
                                ultimate parent of the Marconi  procure that the new
                                Group under the 1999 Scheme of  ultimate parent of the
                                Arrangement [PLC] would become  Marconi Group under the 1999
                                an additional Guarantor as      Scheme of Arrangement [PLC]
                                soon as practicable after       would become an additional
                                signing.                        Guarantor as soon as
                                                                practicable after signing

-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS REAL     PURCHASE OF P1 BUSINESS (24th   PURCHASE OF P1 BUSINESS
ESTATE GmbH                     November, 1999) Corp, PLC and   (24th November, 1999) Corp,
                                Marconi                         PLC and Marconi
-------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                Communications Limited are      Communications Limited are
                                guarantors of the obligations   guarantors of the
                                of Marconi Communications GmbH  obligations of Marconi
                                and Marconi Communications      Communications GmbH and
                                Real Estate GmbH.               Marconi Communications Real
                                                                Estate GmbH.

                                Each Guarantor undertook to     Each Guarantor undertook to
                                perform jointly and severally   perform jointly and
                                with the Purchaser all          severally with the Purchaser
                                obligations of the Purchaser    all obligations of the
                                under the agreement. Corp       Purchaser under the
                                agreed to procure that the new  agreement. Corp agreed to
                                ultimate parent of the Marconi  procure that the new
                                Group under the 1999 Scheme of  ultimate parent of the
                                Arrangement would become an     Marconi Group under the 1999
                                additional Guarantor as soon    Scheme of Arrangement would
                                as practicable after signing    become an additional
                                [i.e. PLC].                     Guarantor as soon as
                                                                practicable after signing
                                                                [i.e. PLC].

-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOFTWARE SYSTEMS GmbH & CO KG
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOFTWARE SYSTEMS VER. GmbH
-------------------------------------------------------------------------------------------
BEIJING MARCONI COMMUNICATIONS
TECHNOLOGY CO LTD
-------------------------------------------------------------------------------------------
GEC (HONG KONG)                                                 Corp guarantees GEC (HK)
LIMITED                                                         Ltd's various obligations
                                                                to:

                                                                the HONG KONG GOVERNMENT
                                                                under a MAINTENANCE CONTRACT
                                                                FOR THE HONG KONG AIR
                                                                TRAFFIC CONTROL SYSTEM for
                                                                damage to premises, 3rd
                                                                party IPR claims and defects
                                                                in the Works [+ Corp
                                                                undertakes not to assign or
                                                                dispose etc. of any part of
                                                                its shareholding in GEC (HK)
                                                                which would affect the
-------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                                                beneficial ownership and
                                                                control of GEC (HK) by Corp
                                                                or take any action that will
                                                                result in GEC (HK) being
                                                                unable to comply with its
                                                                obligations under the
                                                                contract];

                                                                NISHIMATSU CONSTRUCTION CO.
                                                                AND KUMAGAI GUMI CO, LTD
                                                                under a SUB-CONTRACT DATED
                                                                30/06/94 [Corp authorises
                                                                Standard Chartered Bank Hong
                                                                Kong to debit from it's a/c
                                                                all amounts Standard
                                                                Chartered pays under a
                                                                HK$32,480,000 performance
                                                                bond under this
                                                                sub-contract];

                                                                NISHIMATSU CONSTRUCTION CO.
                                                                LTD AND DRAGAGES ET TRAVAUX
                                                                PUBLICS (H.K.) LTD IN A
                                                                JOINT VENTURE UNDER A
                                                                SUB-CONTRACT DATED 21/03/96
                                                                FOR THE ROUTE 3 COUNTRY PARK
                                                                SECTION TAI LAM TUNNEL &
                                                                YUEN LONG APPROACH ROAD
                                                                [HK$23 million retention but
                                                                also guarantee contains a
                                                                clause limiting Corp's
                                                                maximum liability to the
                                                                sub-contract sum];
                                                                Performance Bond issued by
                                                                Federal Insurance Company
                                                                for the value :
                                                                HK$47,479,800.00 is due
                                                                outstanding

                                                                THE AIRPORT AUTHORITY UNDER
                                                                A SUB-CONTRACT DATED
                                                                31/01/97 [+ Corp undertakes
                                                                not to assign or dispose
                                                                etc. of any part of its
                                                                shareholding in GEC (HK)
                                                                which would affect the
                                                                beneficial ownership and
                                                                control of GEC (HK) by

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                                                Corp or take any action that
                                                                will result in GEC (HK)
                                                                being unable to comply with
                                                                its obligations under the
                                                                contract]

                                                                THE MASS TRANSIT RAILWAY
                                                                CORPORATION UNDER A
                                                                SUB-CONTRACT DATED 10/11/97:
                                                                Mass Transit Railway
                                                                Corporation under a Contract
                                                                690 for Quarry Bay
                                                                Congestion Relief
                                                                Works-Power Supply System.
                                                                Performance Bond issued by
                                                                Federal Insurance Co for HK$
                                                                3,782,800.00 was returned
                                                                for cancellation on 13 Feb
                                                                03. Parent Company Guarantee
                                                                also returned

                                                                MASS TRANSIT RAILWAY
                                                                CORPORATION UNDER a Contract
                                                                No. 674 , Tseung Kwan O
                                                                Extension -Building Services
                                                                for TKO Station and Tiu Keng
                                                                Leng Station Performance
                                                                Bond issued by Federal
                                                                Insurance Company for the
                                                                value : HK$19,280,000.00

                                                                THE DRAGAGES-ZEN PACIFIC
                                                                JOINT VENTURE UNDER A
                                                                SUB-CONTRACT DATED 03/08/99
                                                                for KCRC West Rail DB320

                                                                HONG KONG GOVERNMENT UNDER
                                                                TWO CONTRACTS for Lantau
                                                                Fixed Crossing Contracts for
                                                                Traffic Control and
                                                                Surveillance System Contract
                                                                No.

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                                                HY/92/24 ( Part N works, &
                                                                HY/92/24 ( Part X & Y works)
                                                                Performance Bonds are
                                                                HK$25,581,080.00 and
                                                                HK$5,007,605.00 issued by
                                                                American Home Assurance
                                                                Company
-------------------------------------------------------------------------------------------
MARCONI AUSTRALIA PTY LIMITED                                   Corp has issued letters of
                                                                comfort to MAPL in respect
                                                                of its business

-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS ASIA
LIMITED
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOUTH EAST ASIA PTE LTD
-------------------------------------------------------------------------------------------
THE GENERAL ELECTRIC COMPANY
OF SINGAPORE PRIVATE LIMITED
(NOW KNOWN AS MARCONI SINGAPORE
PTE LTD)
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONSSPA
-------------------------------------------------------------------------------------------
MARCONI IBERIA SA
-------------------------------------------------------------------------------------------
MARCONI MOBILE ACCESS SpA
-------------------------------------------------------------------------------------------
MARCONI SUD SpA
-------------------------------------------------------------------------------------------
MARCONI INTERNATIONAL SpA
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS DE
MEXICO SA DE CV
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
TELEMULTI LIMITADA
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
DO BRASIL LTDA
-------------------------------------------------------------------------------------------
FORE SYSTEMS LIMITADA
-------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
MARCONI COLUMBIA SA
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
ARGENTINA SA
-------------------------------------------------------------------------------------------
MARCONI VENEZUELA CA
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
OPTICAL NETWORKS CORP
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
TECHNOLOGY INC
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
CANADA INC
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
FEDERAL INC
-------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS INC                                      Global Procurement
                                                                Agreement between Marconi
                                                                Communications Inc. and
                                                                Bookham Technology Plc.
                                                                Marconi Corporation plc
                                                                guarantees Marconi
                                                                Communications Inc.'s
                                                                obligations under this
                                                                Global Procurement
                                                                Agreement. The Global
                                                                Procurement Agreement
                                                                contains no warranties or
                                                                indemnities, but states that
                                                                except in relation to PI or
                                                                death caused by negligence,
                                                                cap in respect of any
                                                                Purchase Order is limited to
                                                                the greater of:
                                                                (a)   L10 million; or
                                                                (b)   the total purchase
                                                                price paid for all products
                                                                under this agreement at the
                                                                date such a claim arises,
                                                                except maximum liability in
                                                                no event to
-------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                                                exceed the minimum Purchase
                                                                         Commitments (L 30
                                                                         million).

MARCONI INC                     DISPOSAL OF MARCONI DATA        STOCK PURCHASE AGREEMENT
                                SYSTEMS INC, MARCONI DATA       RELATING TO SALE OF
                                SYSTEMS LIMITED, MARCONI DATA   OUTSTANDING SHARES IN A.B.
                                SYSTEMS EUROPE B.V. AND         DICK COMPANY (19th December,
                                MARCONI DATA SYSTEMS B.V.       1996)
                                (10th January, 2002)
                                                                Continuing an irrevocable
                                Sellers were Marconi Systems    guarantee given by Corp in
                                Holdings, Inc. (now Marconi,    favour of the Purchaser in
                                Inc.) and A.B. Dick Holdings.   consideration of $10.
                                Corp was a joint-Seller.        Guarantees the Seller's full
                                                                and prompt performance and
                                Plc guaranteed all the          payment of all obligations
                                obligations of the Sellers and  of Seller under the stock
                                warranted its status,           purchase agreement and the
                                authority and non-violation of  Assumption Agreement.
                                any obligation in providing     Guarantee only triggered by
                                the guarantee. Note that the    Change of Control (another
                                Sellers have given extensive    party acquires more than 50%
                                warranties (on an indemnified   "beneficial ownership" in
                                basis), which are all still in  the Seller's shares - other
                                force:                          than Corp) or Seller does
                                                                not satisfy its obligations
                                1. usual warranties on an       under Purchase Agreement and
                                indemnified basis;              also where Seller declares
                                                                dividends, or makes other
                                2. tax warranties;              distributions/payments to
                                                                Corp or any of its
                                3. environmental warranties;    affiliates. Enforceable
                                and                             against Corp without need
                                                                for proceedings to have been
                                4. incorporation, authority,    implemented by Purchaser or
                                shares and capital stock        direct notice of
                                warranties.                     non-performance etc. to
                                                                Corp.
                                Total not to exceed US$100
                                million (US$100 million is      SALE OF MARCONI COMMERCE
                                                                SYSTEMS INC. AND MARCONI
                                                                COMMERCE SYSTEMS LIMITED
                                                                (20th
-------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                 25% of purchase price).        December, 2001)

                                 SALE OF MARCONI COMMERCE       Corp and Marconi Systems
                                 SYSTEMS INC. AND MARCONI       Holdings Inc. (now Marconi,
                                 COMMERCE SYSTEMS LIMITED       Inc.) (the SELLERS) to DH
                                 (20th December, 2001)          Holdings Corp, Launchchange
                                                                Limited and DH Holdings (the
                                                                PURCHASERS)
                                 Plc guaranteed the obligations
                                 Corp is a Joint seller with    Capped at 25% of The
                                 Marconi Systems Holdings,      Adjusted Purchase Price (25%
                                 Inc. (now Marconi, Inc.)       is approx. US$81.25 million).
                                 (the "SELLERS").               of the Sellers.

                                 Capped at 25% of the           ASSET TRANSFER AGREEMENT IN
                                 Adjusted Purchase Price (25%   RESPECT OF THE HEALTHCARE
                                 is approx. US$81.25 million).  INFORMATION BUSINESS (BEING
                                                                TRANSFERRED TO HCIS SUB)
                                                                (17th October, 2001)
                                 SALE OF MARCONI MEDICAL
                                 SYSTEMS HOLDINGS, INC. (3rd    Corp, Marconi Systems
                                 July, 2001)                    Holdings, Inc. (now Marconi,
                                                                Inc.) and Marconi
                                                                Communications Limited
                                 Plc guaranteed the Sellers'    (called HCIS Sub) have
                                 obligations under this         jointly and severally
                                 agreement jointly and          indemnified Marconi Medical
                                 severally with Marconi         Systems U.K. Limited (sold
                                 Systems Holdings, Inc (now     to Koninklijke Philips
                                 Marconi, Inc.) (and possibly   Electronics) in relation to
                                 other subsidiaries). Cap is    any liability or obligation
                                 US$825 million.                related to the Healthcare
                                                                Information business
                                                                (subject to the Stock
                                                                Purchase Agreement).

                                                                No cap.

                                                                SETTLEMENT AND RELEASE
                                                                AGREEMENT RELATING TO THE
                                                                SALE OF MARCONI COMMERCE
                                                                SYSTEMS LIMITED AND MARCONI
-------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                                                COMMERCE SYSTEMS, INC
                                                                between Launchchange
                                                                Limited, DH Holdings Corp
                                                                (together "Danaher"), Corp
                                                                and Marconi, Inc. (7th
                                                                August, 2002)

                                                                Liability is capped at the
                                                                available Holdback Amount
                                                                except as provided in the
                                                                Agreement
-------------------------------------------------------------------------------------------
MARCONI SOFTWARE
INTERNATIONAL INC
-------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (US) INC
-------------------------------------------------------------------------------------------
SYSTEMS MANAGEMENT              EXCHANGE AGREEMENT - PURCHASE
SPECIALISTS INC                 OF SHARES IN SYSTEMS
                                MANAGEMENT SPECIALISTS, INC.
                                IN EXCHANGE FOR SHARES IN
                                MARCONI PLC (22nd May, 2000)

                                Outstanding liabilities as
                                follows:

                                1. minimal capacity, trading
                                and regulatory warranties;

                                2. certain covenants; and

                                3. indemnity given to Miguel
                                Winder for any losses,
                                damages, costs etc incurred in
                                connection with the breach of
                                representation, warranty or
                                covenant.

                                Plc's liability is capped at
                                $12,750,000 but the indemnity
                                will not be triggered unless
                                the aggregate amount of its
                                liability exceeds $300,000 in
                                which case it must
-------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
-------------------------------------------------------------------------------------------
                                indemnify Miguel Winder for
                                any damage in excess of
                                $50,000.

                                Plc will meet its indemnity
                                obligation through the issue
                                of additional common stock,
                                valued in the same manner as
                                the consideration for the
                                Shares was valued.

                                Following on from this, Plc
                                entered into an agreement for
                                the sale and purchase of
                                shares in Systems Management
                                Specialists, Inc. with Corp
                                (18th July, 2000)
-------------------------------------------------------------------------------------------
MARCONI MIDDLE EAST
(SAUDI ARABIA)
-------------------------------------------------------------------------------------------
MARCONI MIDDLE EAST LLC
(DUBAI)
-------------------------------------------------------------------------------------------
MARCONI APPLIED
TECNOLOGIES SA
-------------------------------------------------------------------------------------------
SNC COMPOSANTS & CIE
-------------------------------------------------------------------------------------------

NON-TRADING SUBSIDIARIES
-------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES LIMITED
-------------------------------------------------------------------------------------------
BRUTON STREET INVESTMENTS
LIMITED
-------------------------------------------------------------------------------------------
EA CONTINENTAL LIMITED
-------------------------------------------------------------------------------------------
ELLIOTT-AUTOMATION
HOLDINGS LIMITED
-------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
---------------------------------------------------------------------------------------------
THE ENGLISH ELECTRIC COMPANY,
LIMITED
---------------------------------------------------------------------------------------------
                                 Guarantee of approx.           Guarantee of approx.
MARCONI (BRUTON STREET)          E 353,050,000, re SALE OF      E 353,050,000, re SALE OF
LIMITED                          MARCONI MOBILE HOLDINGS        MARCONI MOBILE HOLDINGS
                                 S.P.A BY MARCONI (BRUTON       S.p.A BY MARCONI (BRUTON
                                 STREET) LIMITED TO             STREET) LIMITED TO
                                 FINMECCANICA S.p.A.            FINMECCANICA S.p.A.
                                 Currently relates to Plc and   Currently relates to Plc and
                                 Marconi (Bruton Street)        Marconi (Bruton Street)
                                 Limited, however, relevant     Limited, however , relevant
                                 to Corp as part of the         to Corp as part of the
                                 proposed restructuring.        proposed restructuring.
                                 Concurrent with any Marconi    Concurrent with any Marconi
                                 Corporate Restructuring, Plc   Corporate Restructuring, Plc
                                 is to procure that the         is to procure that the
                                 ultimate parent of Marconi     ultimate parent of Marconi
                                 and the company owing all or   and the company owing all or
                                 substantially all of the       substantially all of the
                                 assets of the Marconi Group    assets of the Marconi Group
                                 immediately prior to the       immediately prior to the
                                 date of completion of the      date of completion of the
                                 Marconi Group Restructuring    Marconi Group Restructuring
                                 [i.e. Corp] novates the        [i.e. Corp] novates the
                                 Marconi Guarantee under this   Marconi Guarantee under this
                                 deal [value: 57.7% of the      deal [value: 57.7% of the
                                 Purchase Price (this amounts   Purchase Price (this amounts
                                 to approx. E 353,050,000,       to approx. E 353,050,000,
                                 subject to any completion      subject to any completion
                                 adjustment)] to Corp           adjustment)] to Corp
                                 [The cap of E 353,050,000      [The cap of E 353,050,000
                                 excludes any matter            excludes any matter
                                 regarding the Private Mobile   regarding the Private
                                 Radio and Public Mobile        Mobile Radio and Public
                                 Radio Business, the            Mobile Radio Business, the
                                 demergers of Marconi           demergers of Marconi
                                 Holdings SpA and Marconi       Holdings SpA and Marconi
                                 Communications SpA and the     Communications SpA and the
                                 Closing Restructuring and      Closing Restructuring and
                                 any matter relating to         any matter relating to
                                 capacity, authority and        capacity, authority and
                                 title to the MMH Shares and    title to the MMH Shares and
                                 the shares in the MMH          the shares in the MMH
                                 Subsidiaries.]                 Subsidiaries.]
---------------------------------------------------------------------------------------------
MARCONI (HOLDINGS)
---------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
--------------------------------------------------------------------------------------------
LIMITED
--------------------------------------------------------------------------------------------
MARCONI AEROSPACE UNLIMITED
--------------------------------------------------------------------------------------------
MARCONI CAPITAL LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS AFRICA
(PTY) LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS LIMITED
--------------------------------------------------------------------------------------------
MARCONI (DGP1) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (DGP2) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (ELLIOTT AUTOMATION)
LIMITED
--------------------------------------------------------------------------------------------
MOBILE SYSTEMS INTERNATIONAL
HOLDINGS LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS GMBH
(SWITZERLAND)
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS GMBH (GERMANY)
--------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL                                           Marconi Corp. has given to
INDUSTRIES LTD (NOW KNOWN AS                                    Marconi Australia Holdings
MARCONI AUSTRALIA HOLDINGS PTY                                  Pty Ltd ("MAHL") a letter of
LIMITED)                                                        support in respect of an
                                                                intra-group transaction
                                                                comprising a loan from MAHL
                                                                to the Bedell and Cristin
                                                                Trustees Limited ("Bedell")
                                                                for GBP 11M, bearing
                                                                interest. Bedell does not
                                                                have adequate funds to repay
                                                                the loan itself.

                                                                Corp. has issued letters of
                                                                comfort to MAHL in respect
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
--------------------------------------------------------------------------------------------
                                                                of its business
--------------------------------------------------------------------------------------------
                                                                Guarantee implied under
MARCONI HOLDINGS SpA                                            article 2362 of the Italian
                                                                Civil Code which may arise
                                                                as a result of the Marconi
                                                                Corporation plc's sole
                                                                shareholding in Marconi
                                                                Finanziaria SpA (now Marconi
                                                                Holdings SpA) for the period
                                                                from March 2000 to 29
                                                                October 2001.
--------------------------------------------------------------------------------------------
RELTEC MEXICO SA DE CV (NOW
KNOWN AS MARCONI
COMMUNICATIONS, S.A. DE C.V.)
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED
(CANADA)
--------------------------------------------------------------------------------------------
FS FINANCE CORP
--------------------------------------------------------------------------------------------
FS HOLDING CORP
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS NORTH
AMERICA INC.
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS CANADA
HOLDINGS INC.
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS INC.
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL INC.
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED
(BERMUDA) (NOW KNOWN AS
MARCONI INTERNATIONAL LIMITED)
--------------------------------------------------------------------------------------------

DORMANT SUBSIDIARIES
--------------------------------------------------------------------------------------------
A.B. DICK HOLDINGS LTD           DISPOSAL OF MARCONI DATA
                                 SYSTEMS INC, MARCONI
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
--------------------------------------------------------------------------------------------
                                DATA SYSTEMS LIMITED, MARCONI
                                DATA SYSTEMS EUROPE B.V. AND
                                MARCONI DATA SYSTEMS B.V.
                                (Index ref: G.1.35) (10th
                                January, 2002)

                                Plc guaranteed all the
                                obligations of the Sellers and
                                warranted its status,
                                authority and non-violation of
                                any obligation in providing
                                the guarantee. Note that the
                                Sellers have given extensive
                                warranties (on an indemnified
                                basis), which are all still in
                                force

                                Sellers are jointly and
                                severally liable as follows:

                                1. usual warranties on an
                                indemnified basis;

                                2. tax warranties;

                                3. environmental warranties.

                                4. incorporation, authority,
                                shares and capital stock
                                warranties.

                                Other Sellers are Marconi
                                Systems Holdings, Inc. (now
                                Marconi, Inc.) and A.B. Dick
                                Holdings..
--------------------------------------------------------------------------------------------
ARROW LTD
--------------------------------------------------------------------------------------------
ASSOCIATED AUTOMATION LTD
--------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
--------------------------------------------------------------------------------------------
INDUSTRIES HOLDINGS LTD
--------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES (MANCHESTER) LTD
--------------------------------------------------------------------------------------------
CLANVILLE LIMITED
--------------------------------------------------------------------------------------------
COMBINED ELECTRICAL
MANUFACTURERS LTD
--------------------------------------------------------------------------------------------
COPPENHALL NOMINEES LIMITED
--------------------------------------------------------------------------------------------
DAYMO LTD
--------------------------------------------------------------------------------------------
FF CHRESTIAN & CO LTD
--------------------------------------------------------------------------------------------
GPT CONSUMER PRODUCTS LTD
--------------------------------------------------------------------------------------------
GPT PAYPHONE SYSTEMS LTD
--------------------------------------------------------------------------------------------
GPT RELIANCE LTD
--------------------------------------------------------------------------------------------
THE KINGSWAY HOUSING
ASSOCIATION LTD
--------------------------------------------------------------------------------------------
KRAYFORD LTD
--------------------------------------------------------------------------------------------
LARNERWAY LTD
--------------------------------------------------------------------------------------------
LAYANA LIMITED
--------------------------------------------------------------------------------------------
MARCONI CASWELL DEVELOPMENTS
LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS OPTICAL
FIBRES LIMITED
--------------------------------------------------------------------------------------------
MARCONI (FIFTEEN) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (FIFTY-NINE) LTD
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
--------------------------------------------------------------------------------------------
MARCONI (FIFTY-THREE) LTD
--------------------------------------------------------------------------------------------
MARCONI (FORTY-FIVE) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (FORTY-FOUR) LTD
--------------------------------------------------------------------------------------------
MARCONI (FORTY-THREE) LIMITED
--------------------------------------------------------------------------------------------
MARCONI G.M. LIMITED
--------------------------------------------------------------------------------------------
MARCONI MOBILE SYSTEMS LIMITED
--------------------------------------------------------------------------------------------
MARCONI (NINE) LIMITED
--------------------------------------------------------------------------------------------
MARCONI PHOTONICA LIMITED
--------------------------------------------------------------------------------------------
MARCONI (SIXTEEN) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (SIXTY-NINE) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (SIXTY-TWO) LTD
--------------------------------------------------------------------------------------------
MARCONI (THIRTEEN) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (THIRTY-TWO) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (TLC) LTD
--------------------------------------------------------------------------------------------
MARCONI (TWENTY-SEVEN) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (WCGL) UNLIMITED
--------------------------------------------------------------------------------------------
MCMICHAEL LIMITED
--------------------------------------------------------------------------------------------
METROPOLITAN-VICKERS
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
--------------------------------------------------------------------------------------------
ELECTRICAL CO LTD
--------------------------------------------------------------------------------------------
MOBILE SYSTEMS GROUP LTD
--------------------------------------------------------------------------------------------
MOBILE SYSTEMS (HOLDINGS) LTD
--------------------------------------------------------------------------------------------
MOBILE SYSTEMS SERVICES LTD
--------------------------------------------------------------------------------------------
MOBILE SYSTEMS (UK) LTD
--------------------------------------------------------------------------------------------
THE M-O VALVE CO LTD
--------------------------------------------------------------------------------------------
MSI CELLULAR INVESMTNETS (ONE)
LTD
--------------------------------------------------------------------------------------------
PALMAZ LTD
--------------------------------------------------------------------------------------------
PHOTONICA LIMITED
--------------------------------------------------------------------------------------------
PHOTONIQA LIMITED
--------------------------------------------------------------------------------------------
PYFORD LIMITED
--------------------------------------------------------------------------------------------
RAINFORD GROUP TRUSTEES LTD
--------------------------------------------------------------------------------------------
RAINFORD RACKS LTD
--------------------------------------------------------------------------------------------
RELTEC (COVENTRY) LTD
--------------------------------------------------------------------------------------------
ROBERT STEPHENSON & HAWTHORNS
LTD
--------------------------------------------------------------------------------------------
THE ROTARY ENGINEERING COMPANY
LIMITED
--------------------------------------------------------------------------------------------
SALPLEX LTD
--------------------------------------------------------------------------------------------
STYLES & MEALING LIMITED
--------------------------------------------------------------------------------------------
TCL PROJECTS LIMITED
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
--------------------------------------------------------------------------------------------
ZIPBOND LTD
--------------------------------------------------------------------------------------------
THE VULCAN FOUNDRY LTD
--------------------------------------------------------------------------------------------
TRADING SUBSIDIARIES
(OTHERS)
--------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES INTERNATIONAL
LIMITED
--------------------------------------------------------------------------------------------
FORE SYSTEMS LIMITED
--------------------------------------------------------------------------------------------
GPT MIDDLE EAST LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS (CIS)
LIMITED
--------------------------------------------------------------------------------------------
MARCONI FINANCE PLC
--------------------------------------------------------------------------------------------
MARCONI FLEET MANAGEMENT
LIMITED
--------------------------------------------------------------------------------------------
MARCONI INFORMATION SYSTEMS
LIMITED
--------------------------------------------------------------------------------------------
MARCONI (NCP) LIMITED
--------------------------------------------------------------------------------------------
NETSCIENT LIMITED
--------------------------------------------------------------------------------------------
NORTHWOOD TECHNOLOGIES LIMITED
--------------------------------------------------------------------------------------------
TELEPHONE CABLES LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INTERNATIONAL LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS CHINA
LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INTERNATIONAL HOLDINGS LIMITED
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
--------------------------------------------------------------------------------------------
BRUTON STREET OVERSEAS
INVESTMENTS LIMITED
--------------------------------------------------------------------------------------------
BRUTON STREET PARTNERSHIP
--------------------------------------------------------------------------------------------
MARCONI INDIA LIMITED
--------------------------------------------------------------------------------------------
MARCONI (THIRTY-ONE) LIMITED
--------------------------------------------------------------------------------------------
HIGHROSE LIMITED
--------------------------------------------------------------------------------------------
ANCRANE
--------------------------------------------------------------------------------------------
WOODS OF COLCHESTER HOUSING
SOCIETY LIMITED
--------------------------------------------------------------------------------------------
MARCONI INSURANCE LIMITED
--------------------------------------------------------------------------------------------
TETREL LIMITED
--------------------------------------------------------------------------------------------
RELTEC SERVICES (UK) LIMITED
--------------------------------------------------------------------------------------------
MARCONI ANSTY LIMITED
--------------------------------------------------------------------------------------------
MARCONI NOMINEES LIMITED
--------------------------------------------------------------------------------------------
YESLINK UNLIMITED
--------------------------------------------------------------------------------------------
ELLIOT AUTOMATION CONTINENTAL
SA
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL NOMINEES LIMITED
--------------------------------------------------------------------------------------------
MARCONI DEFENSE OVERSEAS
LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS GLOBAL
NETWORKS LIMITED
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
--------------------------------------------------------------------------------------------
MARCONICOM LIMITED
--------------------------------------------------------------------------------------------
MICRO SCOPE LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INTERNATIONAL INVESTMENTS
LIMITED
--------------------------------------------------------------------------------------------
GPT (NEDERLAND) BV
--------------------------------------------------------------------------------------------
GEC OF PAKISTAN LIMITED
--------------------------------------------------------------------------------------------
GEC ZAMBIA LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS AB
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS BVBA
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SARL
--------------------------------------------------------------------------------------------
MARCONI CHANNEL MARKETS GMBH
--------------------------------------------------------------------------------------------
AEI FURNACES PTY LTD
--------------------------------------------------------------------------------------------
HARMAN INFORMATION
TECHNOLOGY
PTY LTD
--------------------------------------------------------------------------------------------
MARCONI NEW ZEALAND LIMITED
--------------------------------------------------------------------------------------------
MARCONI TELECOMMUNICATIONS
INDIA PRIVATE LTD
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (AUSTRALIA) PTY
LTD
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (HONG KONG)
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                          OWED BY PLC                    OWED BY CORP
--------------------------------------------------------------------------------------------
LIMITED
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (INDIA)
PRIVATE LIMITED
--------------------------------------------------------------------------------------------
MARCONI ACQUISITION CORP
--------------------------------------------------------------------------------------------
MARCONI FINANCE INC.
--------------------------------------------------------------------------------------------
NORTHWOOD TECHNOLOGIES INC.
--------------------------------------------------------------------------------------------
APT NEDERLANDS BV
--------------------------------------------------------------------------------------------
APT TELECOMMUNICIONES SL
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL AB
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL BRASIL LTDa
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (FRANCE) SA
--------------------------------------------------------------------------------------------
MARCONI PROJECTS HONG KONG LTD
--------------------------------------------------------------------------------------------

                                     PART 2

         NON-FINANCIAL GUARANTEES AND INDEMNITIES GIVEN BY PARTICIPATING
                                    COMPANIES

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
TRADING COMPANIES
(MATERIAL)
--------------------------------------------------------------------------------------------
ALBANY PARTNERSHIP LIMITED
--------------------------------------------------------------------------------------------
GPT SPECIAL PROJECT MANAGEMENT
LIMITED
--------------------------------------------------------------------------------------------
MARCONI BONDING LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INVESTMENTS LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED
(IRELAND)
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED                                  In consideration of Corp
(UK)                                                            agreeing to provide the
                                                                services of certain
                                                                executives, each of whom has
                                                                signed a service agreement
                                                                with corp, for the purposes
                                                                of advising on MCL's
                                                                business, MCL
                                                                unconditionally and
                                                                irrevocably guarantees to
                                                                all of these executives the
                                                                due and punctual performance
                                                                and observance by corp of
                                                                all its obligations,
                                                                commitments and undertakings
                                                                under and pursuant to each
                                                                of their respective service
                                                                agreements as mentioned
                                                                above, and agrees to
                                                                indemnify each executive in
                                                                respect of any breach by
                                                                corp, of any of its
                                                                obligations, commitments
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
                                                                and undertakings under and
                                                                pursuant to each respective
                                                                service agreement. This
                                                                guarantee is to be a
                                                                continuing guarantee and
                                                                accordingly is to remain in
                                                                force until all obligations
                                                                of corp shall have been
                                                                performed or satisfied.
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS OPTICAL
NETWORKS LIMITED (IRELAND)
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
OVERSEAS SERVICES LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SOUTH
AFRICA PTY LIMITED
--------------------------------------------------------------------------------------------
MARCONI OPTICAL COMPONENTS
LIMITED
--------------------------------------------------------------------------------------------
MARCONI CORPORATION plc
--------------------------------------------------------------------------------------------
MARCONI plc                                                     SALE OF THE SHARE CAPITAL OF
                                                                YESLINK INTERCO LTD. AND
                                                                YESLINK UNLIMITED TO
                                                                PRUDENTIAL

                                                                Indemnity by PLC in respect
                                                                of all costs, expenses and
                                                                liabilities incurred to the
                                                                extent that Corp did not
                                                                meet its obligations under
                                                                the Trade Mark Assignment.

                                                                Trade mark indemnity is
                                                                uncapped.

                                                                SALE OF MARCONI MEDICAL
                                                                SYSTEMS HOLDINGS, INC. (3rd
                                                                July, 2000)

                                                                According to Marconi, Plc
                                                                guaranteed the Seller's
                                                                obligations under this
                                                                agreement.
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
                                                                On 15th July, 2002, Corp,
                                                                Marconi, Inc. (as successor
                                                                to Marconi Holding Systems,
                                                                Inc.) and Philips entered
                                                                into a Final Settlement
                                                                Agreement. Under this
                                                                Agreement, the purchase
                                                                price was adjusted to US$837
                                                                million. The value of the
                                                                Closing Net Assets was
                                                                agreed to be US$755 million.
                                                                Marconi paid Philips US$12
                                                                million on 19th July, 2002
                                                                and was released from
                                                                liabilities in relation to
                                                                the warranty in respect of
                                                                the non-US Vendor Debt
                                                                (Latin American debt) which
                                                                was rescinded and in
                                                                relation to the indemnity
                                                                for breach of
                                                                representation. US$8 million
                                                                of this was in full
                                                                satisfaction of Marconi's
                                                                payment obligations under
                                                                the Stock Purchase
                                                                Agreement. The tax indemnity
                                                                under the Stock Purchase
                                                                Agreement remains in effect,
                                                                including in respect of the
                                                                tax liabilities that could
                                                                have been included in
                                                                determining the Closing Net
                                                                Assets.

                                                                Following the Final
                                                                Settlement Agreement,
                                                                estimated liability is
                                                                US$15.3 million (being
                                                                approx. L10 million).

                                                                DISPOSAL OF MARCONI DATA
                                                                SYSTEMS INC, MARCONI DATA
                                                                SYSTEMS LIMITED, MARCONI
                                                                DATA SYSTEMS EUROPE B.V. AND
                                                                MARCONI DATA SYSTEMS B.V.
                                                                (10th
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
                                                                January, 2002)

                                                                Sellers were Marconi Systems
                                                                Holdings, Inc. (now Marconi,
                                                                Inc.) and A.B. Dick
                                                                Holdings. Corp was a
                                                                joint-Seller.

                                                                Plc guaranteed all the
                                                                obligations of the Sellers
                                                                and warranted its status,
                                                                authority and non-violation
                                                                of any obligation in
                                                                providing the guarantee.
                                                                Note that the Sellers have
                                                                given extensive warranties
                                                                (on an indemnified basis),
                                                                which are all still in
                                                                force:

                                                                1. usual warranties on an
                                                                indemnified basis;

                                                                2. tax warranties;

                                                                3. environmental warranties;
                                                                and

                                                                4. incorporation, authority,
                                                                shares and capital stock
                                                                warranties.

                                                                Total not to exceed US$100
                                                                million (US$100 million is
                                                                25% of purchase price).

                                                                SALE OF MARCONI COMMERCE
                                                                SYSTEMS, INC. AND MARCONI
                                                                COMMERCE SYSTEMS LIMITED
                                                                (20th December, 2001)

                                                                Plc guaranteed the
                                                                obligations of the sellers.
                                                                Corp is a Joint seller with
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
                                                                Marconi Systems Holdings,
                                                                Inc. (now Marconi, Inc.)
                                                                (the "SELLERS").

                                                                Capped at 25% of the
                                                                Adjusted Purchase Price (25%
                                                                is approx. US$81.25
                                                                million)..
--------------------------------------------------------------------------------------------
MARCONI SOFTWARE SOLUTIONS
LIMITED
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL LIMITED
--------------------------------------------------------------------------------------------
RONALDI LTD
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SA
(FRANCE)
--------------------------------------------------------------------------------------------
MNI TECNOLOGIASE e
SISTEMAS de
COMMUNICACAO SA
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS B.V.
(NETHERLANDS)
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS GmbH
(GERMANY)
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS REAL
ESTATE GMBH
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOFTWARE SYSTEMS GmbH
& CO KG
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOFTWARE SYSTEMS VER. GmbH
--------------------------------------------------------------------------------------------
BEIJING MARCONI COMMUNICATIONS
TECHNOLOGY CO LTD
--------------------------------------------------------------------------------------------
GEC (HONG KONG)
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
LIMITED
--------------------------------------------------------------------------------------------
MARCONI AUSTRALIA PTY LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
ASIA LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
SOUTH EAST ASIA PTE LTD
--------------------------------------------------------------------------------------------
THE GENERAL ELECTRIC COMPANY
OF SINGAPORE PRIVATE LIMITED
(NOW KNOWN AS MARCONI
SINGAPORE PTE LTD)
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONSSPA
--------------------------------------------------------------------------------------------
MARCONI IBERIA SA
--------------------------------------------------------------------------------------------
MARCONI MOBILE ACCESS SpA
--------------------------------------------------------------------------------------------
MARCONI SUD SpA
--------------------------------------------------------------------------------------------
MARCONI INTERNATIONAL SpA
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS de
MEXICO SA de CV
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
TELEMULTI LIMITADA
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS DO
BRASIL LTDa
--------------------------------------------------------------------------------------------
FORE SYSTEMS LIMITADA
--------------------------------------------------------------------------------------------
MARCONI COLUMBIA SA
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
ARGENTINA SA
--------------------------------------------------------------------------------------------
MARCONI VENEZUELA CA
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
OPTICAL NETWORKS CORP
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
TECHNOLOGY INC
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
CANADA INC
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
FEDERAL INC
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS INC
--------------------------------------------------------------------------------------------
MARCONI INC
--------------------------------------------------------------------------------------------
MARCONI SOFTWARE
INTERNATIONAL INC
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (US) INC
--------------------------------------------------------------------------------------------
SYSTEMS MANAGEMENT
SPECIALISTS INC
--------------------------------------------------------------------------------------------
MARCONI MIDDLE EAST
(SAUDI ARABIA)
--------------------------------------------------------------------------------------------
MARCONI MIDDLE EAST
LLC (DUBAI)
--------------------------------------------------------------------------------------------
MARCONI APPLIED TECNOLOGIES
SA
--------------------------------------------------------------------------------------------
SNC COMPOSANTS & CIE
--------------------------------------------------------------------------------------------

NON-TRADING SUBSIDIARIES
--------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES LIMITED
--------------------------------------------------------------------------------------------
BRUTON STREET INVESTMENTS
LIMITED
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
EA CONTINENTAL LIMITED
--------------------------------------------------------------------------------------------
ELLIOTT-AUTOMATION HOLDINGS
LIMITED
--------------------------------------------------------------------------------------------
THE ENGLISH ELECTRIC COMPANY,
LIMITED
--------------------------------------------------------------------------------------------
MARCONI (BRUTON STREET)
LIMITED
--------------------------------------------------------------------------------------------
MARCONI (HOLDINGS) LIMITED
--------------------------------------------------------------------------------------------
MARCONI AEROSPACE UNLIMITED
--------------------------------------------------------------------------------------------
MARCONI CAPITAL LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS AFRICA
(PTY) LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS LIMITED
--------------------------------------------------------------------------------------------
MARCONI (DGP1) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (DGP2) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (ELLIOTT AUTOMATION)
LIMITED
--------------------------------------------------------------------------------------------
MOBILE SYSTEMS INTERNATIONAL
HOLDINGS LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS GmbH
(SWITZERLAND)
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS GmbH (GERMANY)
--------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
INDUSTRIES LTD (NOW KNOWN AS
MARCONI AUSTRALIA HOLDINGS PTY
LIMITED)
--------------------------------------------------------------------------------------------
MARCONI HOLDINGS SpA
--------------------------------------------------------------------------------------------
RELTEC MEXICO SA de CV (NOW
KNOWN AS MARCONI
COMMUNICATIONS, S.A. DE C.V.)
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED
(CANADA)
--------------------------------------------------------------------------------------------
FS FINANCE CORP
--------------------------------------------------------------------------------------------
FS HOLDING CORP
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS NORTH
AMERICA INC.
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS CANADA
HOLDINGS INC.
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
HOLDINGS INC.
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL INC.
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS LIMITED
(BERMUDA) (NOW KNOWN AS
MARCONI INTERNATIONAL LIMITED)
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
DORMANT SUBSIDIARIES
--------------------------------------------------------------------------------------------
A.B. DICK HOLDINGS LTD
--------------------------------------------------------------------------------------------
ARROW LTD
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
ASSOCIATED AUTOMATION LTD
--------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES HOLDINGS LTD
--------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES (MANCHESTER) LTD
--------------------------------------------------------------------------------------------
CLANVILLE LIMITED
--------------------------------------------------------------------------------------------
COMBINED ELECTRICAL
MANUFACTURERS LTD
--------------------------------------------------------------------------------------------
COPPENHALL NOMINEES LIMITED
--------------------------------------------------------------------------------------------
DAYMO LTD
--------------------------------------------------------------------------------------------
FF CHRESTIAN & CO LTD
--------------------------------------------------------------------------------------------
GPT CONSUMER PRODUCTS LTD
--------------------------------------------------------------------------------------------
GPT PAYPHONE SYSTEMS LTD
--------------------------------------------------------------------------------------------
GPT RELIANCE LTD
--------------------------------------------------------------------------------------------
THE KINGSWAY HOUSING
ASSOCIATION LTD
--------------------------------------------------------------------------------------------
KRAYFORD LTD
--------------------------------------------------------------------------------------------
LARNERWAY LTD
--------------------------------------------------------------------------------------------
LAYANA LIMITED
--------------------------------------------------------------------------------------------
MARCONI CASWELL DEVELOPMENTS
LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS OPTICAL
FIBRES LIMITED
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
MARCONI (FIFTEEN) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (FIFTY-NINE) LTD
--------------------------------------------------------------------------------------------
MARCONI (FIFTY-THREE) LTD
--------------------------------------------------------------------------------------------
MARCONI (FORTY-FIVE) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (FORTY-FOUR) LTD
--------------------------------------------------------------------------------------------
MARCONI (FORTY-THREE) LIMITED
--------------------------------------------------------------------------------------------
MARCONI G.M. LIMITED
--------------------------------------------------------------------------------------------
MARCONI MOBILE SYSTEMS LIMITED
--------------------------------------------------------------------------------------------
MARCONI (NINE) LIMITED
--------------------------------------------------------------------------------------------
MARCONI PHOTONICA LIMITED
--------------------------------------------------------------------------------------------
MARCONI (SIXTEEN) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (SIXTY-NINE) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (SIXTY-TWO) LTD
--------------------------------------------------------------------------------------------
MARCONI (THIRTEEN) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (THIRTY-TWO) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (TLC) LTD
--------------------------------------------------------------------------------------------
MARCONI (TWENTY-SEVEN) LIMITED
--------------------------------------------------------------------------------------------
MARCONI (WCGL) UNLIMITED
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
MCMICHAEL LIMITED
--------------------------------------------------------------------------------------------
METROPOLITAN-VICKERS
ELECTRICAL CO LTD
--------------------------------------------------------------------------------------------
MOBILE SYSTEMS GROUP LTD
--------------------------------------------------------------------------------------------
MOBILE SYSTEMS (HOLDINGS) LTD
--------------------------------------------------------------------------------------------
MOBILE SYSTEMS SERVICES LTD
--------------------------------------------------------------------------------------------
MOBILE SYSTEMS (UK) LTD
--------------------------------------------------------------------------------------------
THE M-O VALVE CO LTD
--------------------------------------------------------------------------------------------
MSI CELLULAR INVESMTNETS (ONE)
LTD
--------------------------------------------------------------------------------------------
PALMAZ LTD
--------------------------------------------------------------------------------------------
PHOTONICA LIMITED
--------------------------------------------------------------------------------------------
PHOTONIQA LIMITED
--------------------------------------------------------------------------------------------
PYFORD LIMITED
--------------------------------------------------------------------------------------------
RAINFORD GROUP TRUSTEES LTD
--------------------------------------------------------------------------------------------
RAINFORD RACKS LTD
--------------------------------------------------------------------------------------------
RELTEC (COVENTRY) LTD
--------------------------------------------------------------------------------------------
ROBERT STEPHENSON & HAWTHORNS
LTD
--------------------------------------------------------------------------------------------
THE ROTARY ENGINEERING COMPANY
LIMITED
--------------------------------------------------------------------------------------------
SALPLEX LTD
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
STYLES & MEALING LIMITED
--------------------------------------------------------------------------------------------
TCL PROJECTS LIMITED
--------------------------------------------------------------------------------------------
ZIPBOND LTD
--------------------------------------------------------------------------------------------
THE VULCAN FOUNDRY LTD
--------------------------------------------------------------------------------------------
TRADING SUBSIDIARIES (OTHERS)
--------------------------------------------------------------------------------------------
ASSOCIATED ELECTRICAL
INDUSTRIES INTERNATIONAL
LIMITED
--------------------------------------------------------------------------------------------
FORE SYSTEMS LIMITED
--------------------------------------------------------------------------------------------
GPT MIDDLE EAST LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS (CIS)
LIMITED
--------------------------------------------------------------------------------------------
MARCONI FINANCE plc
--------------------------------------------------------------------------------------------
MARCONI FLEET MANAGEMENT
LIMITED
--------------------------------------------------------------------------------------------
MARCONI INFORMATION SYSTEMS
LIMITED
--------------------------------------------------------------------------------------------
MARCONI (NCP) LIMITED
--------------------------------------------------------------------------------------------
NETSCIENT LIMITED
--------------------------------------------------------------------------------------------
NORTHWOOD TECHNOLOGIES LIMITED
--------------------------------------------------------------------------------------------
TELEPHONE CABLES LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INTERNATIONAL LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS CHINA
LIMITED
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INTERNATIONAL HOLDINGS LIMITED
--------------------------------------------------------------------------------------------
BRUTON STREET OVERSEAS
INVESTMENTS LIMITED
--------------------------------------------------------------------------------------------
BRUTON STREET PARTNERSHIP
--------------------------------------------------------------------------------------------
MARCONI INDIA LIMITED
--------------------------------------------------------------------------------------------
MARCONI (THIRTY-ONE) LIMITED
--------------------------------------------------------------------------------------------
HIGHROSE LIMITED
--------------------------------------------------------------------------------------------
ANCRANE
--------------------------------------------------------------------------------------------
WOODS OF COLCHESTER HOUSING
SOCIETY LIMITED
--------------------------------------------------------------------------------------------
MARCONI INSURANCE LIMITED
--------------------------------------------------------------------------------------------
TETREL LIMITED
--------------------------------------------------------------------------------------------
RELTEC SERVICES (UK) LIMITED
--------------------------------------------------------------------------------------------
MARCONI ANSTY LIMITED
--------------------------------------------------------------------------------------------
MARCONI NOMINEES LIMITED
--------------------------------------------------------------------------------------------
YESLINK UNLIMITED
--------------------------------------------------------------------------------------------
ELLIOT AUTOMATION CONTINENTAL
SA
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL NOMINEES LIMITED
--------------------------------------------------------------------------------------------
MARCONI DEFENSE OVERSEAS
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS GLOBAL
NETWORKS LIMITED
--------------------------------------------------------------------------------------------
MARCONICOM LIMITED
--------------------------------------------------------------------------------------------
MICRO SCOPE LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS
INTERNATIONAL INVESTMENTS
LIMITED
--------------------------------------------------------------------------------------------
GPT (NEDERLAND) BV
--------------------------------------------------------------------------------------------
GEC OF PAKISTAN LIMITED
--------------------------------------------------------------------------------------------
GEC ZAMBIA LIMITED
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS AB
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS BVBA
--------------------------------------------------------------------------------------------
MARCONI COMMUNICATIONS SARL
--------------------------------------------------------------------------------------------
MARCONI CHANNEL MARKETS GmbH
--------------------------------------------------------------------------------------------
AEI FURNACES PTY LTD
--------------------------------------------------------------------------------------------
HARMAN INFORMATION TECHNOLOGY
PTY LTD
--------------------------------------------------------------------------------------------
MARCONI NEW ZEALAND LIMITED
--------------------------------------------------------------------------------------------
MARCONI TELECOMMUNICATIONS
INDIA PRIVATE LTD
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (AUSTRALIA)
--------------------------------------------------------------------------------------------

                          OFF-BALANCE SHEET LIABILITIES

                                           OWED TO PLC                  OWED TO CORP
--------------------------------------------------------------------------------------------
PTY LTD
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (HONG KONG)
LIMITED
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (INDIA) PRIVATE
LIMITED
--------------------------------------------------------------------------------------------
MARCONI ACQUISITION CORP
--------------------------------------------------------------------------------------------
MARCONI FINANCE INC.
--------------------------------------------------------------------------------------------
NORTHWOOD TECHNOLOGIES INC.
--------------------------------------------------------------------------------------------
APT NEDERLANDS BV
--------------------------------------------------------------------------------------------
APT TELECOMMUNICIONES SL
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL AB
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL BRASIL LTDA
--------------------------------------------------------------------------------------------
METAPATH SOFTWARE
INTERNATIONAL (FRANCE) SA
--------------------------------------------------------------------------------------------
MARCONI PROJECTS HONG KONG LTD
--------------------------------------------------------------------------------------------

         IN WITNESS of which this Agreement has been executed as an Agreement and has been delivered on the date which appears first on page 1.

SIGNED by                        )
for MARCONI                      )
CORPORATION PLC                  )
as CORP                          )

SIGNED by                        )
for MARCONI                      )
CORPORATION PLC                  )
as a TRADING COMPANY             )

SIGNED by                        )
for MARCONI PLC                  )
as plc                           )

SIGNED by                        )
for MARCONI PLC                  )
as a TRADING COMPANY             )

                                   SCHEDULE 14

                                  CORP COVENANT

                              DATED [  ] MARCH, 2003

                             MARCONI CORPORATION PLC

                                   MARCONI PLC

                                       AND

                                     ANCRANE

                             CORP DEED OF INDEMNITY

                                  ALLEN & OVERY

                                     London

                                    CONTENTS

CLAUSE                                                                                                 PAGE
1.  Interpretation...................................................................................  215
2.  Covenant.........................................................................................  218
3.  Mitigation.......................................................................................  219
4.  Exclusions.......................................................................................  219
5.  Due Date for Payment.............................................................................  219
6.  Repayments.......................................................................................  219
7.  Conduct of Claims................................................................................  220
8.  Time Limit.......................................................................................  220
9.  Deductions from Payments, etc....................................................................  220
10. Non-Assignability................................................................................  221
11. Waivers and Remedies Cumulative..................................................................  221
12. Severability.....................................................................................  221
13. Counterparts.....................................................................................  221
14. Notices..........................................................................................  221
15. Expenses.........................................................................................  222
16. Jurisdiction.....................................................................................  222
17. Governing Law....................................................................................  222

THIS DEED OF INDEMNITY is made on [ ] March, 2003 BETWEEN:

(1) MARCONI CORPORATION PLC, (registered number 67307) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (CORP);

(2) MARCONI PLC, (registered number 3846429) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (plc); and

(3) ANCRANE, (registered number 4308188) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (ANCRANE).

WHEREAS

(A) It is proposed that Ancrane will, by way of a repayment of capital in specie, assign its beneficial interest in inter alia the Bonds and the Highrose Debt to plc.

(B) plc and Ancrane may incur a liability to Taxation in respect of Exchange Gains in respect of the Bonds and the Highrose Debt.

(C) Corp is willing to indemnify plc and Ancrane for liability to Taxation as set forth in this Deed.

THIS DEED WITNESSES AND IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Deed:

         ARRANGEMENTS means arrangements as a result of which Ancrane and Corp, or plc and Corp, as the case may be, are treated in accordance with section 410 ICTA 1988 as not being members of the same group of companies for the purposes of Part X, Chapter IV of ICTA 1988;

         ARRANGEMENTS PERIOD means the period commencing on the day on which Arrangements come into existence in relation to Corp and the Relevant Company and ending on the Effective Date;

         BONDS means the Eurobonds and Yankee Bonds in which Ancrane has the ultimate beneficial ownership on the Record Date, totalling approximately L450,000,000;

         BUSINESS DAY means any day on which banks are open for general business in both London and New York;

         CORP CONDUCT MATTERS means the preparation, submission and negotiation of all returns and computations, the preparation and submission of all correspondence relating to such returns and computations and the agreement of all matters relevant to the tax position of the Relevant Companies in relation to Taxation payable by the Relevant Companies in respect of which Corp may be liable in accordance with clause 2;

         CORP SCHEME means the proposed scheme of arrangement in respect of Corp pursuant to section 425 Companies Act 1985, the terms of which are set out in Part II of the Scheme Document, including any modifications, additions or conditions approved or imposed by the Court;

         Document, including any modifications, additions or conditions approved or imposed by the Court;

         EFFECTIVE DATE means the date upon which an office copy of the order of the Court sanctioning the Corp Scheme shall have been delivered to the Registrar of Companies for registration;

         EUROBONDS means the E 500,000,000 5.625 per cent. bonds due 2005 and the E 1,000,000,000 6.375 per cent. bonds due 2010, both issued by Corp and both guaranteed by plc;

         EXCHANGE GAIN means an exchange gain as defined in section 103 Finance Act 1996;

         FINAL DETERMINATION means for any accounting period of a Relevant Company, if that Relevant Company's tax return has been agreed with the Inland Revenue the agreement of that tax return, or, if no such agreement has been reached, on the earlier of the following events:

         (i)      a determination being agreed by Corp and the Relevant Company;
                  or

         (ii) the corporation tax return of such Relevant Company for such period being submitted to the Inland Revenue and one of the following events having occurred:

                  (a) such Relevant Company has received a binding notice from the Inland Revenue that such tax return is final and incapable of amendment;

                  (b) the Inland Revenue is precluded from serving a notice of enquiry or further notice of enquiry (as the case may be) into such tax return;

                  (c) any such enquiry has been finally determined by the Inland Revenue's serving a closure notice on such Relevant Company and (1) such Relevant Company has amended such tax return in a manner which accords with the conclusions stated in the closure notice and the Inland Revenue has failed to make any further amendments to that tax return within the time limit allowed by law, (2) the Inland Revenue has amended such tax return in a manner which accords with the conclusions stated in the closure notice or such Relevant Company has failed to appeal against such amendments within the time limit allowed by law or
                           (3) no such amendments are required;

                  (d) such Relevant Company has either failed to appeal within the time limit allowed by law against any amendment to such tax return made by the Inland Revenue or any such appeal has been finally determined;

                  (e) the Inland Revenue is precluded from amending or further amending (as the case may be) such tax return; or

                  (f) an appeal has been made against an amendment of such tax return, such appeal has been determined by the relevant court or tribunal and (1) one party to that appeal has notified the other that it will not appeal against that decision, (2) an expert has determined that there is no reasonable prospect of an appeal against that decision succeeding, and for this purpose "expert" means leading tax counsel of at least ten years' standing appointed by mutual agreement between Corp and plc or, failing such agreement, by the Chairman of the International Bar Association, or (3) such determination is a decision of the highest court of appeal;

         GROUP RELIEF means losses or other amounts eligible for surrender under Chapter IV of Part X of ICTA 1988;

         HIGHROSE DEBT means the inter company loan of L23,404,000 from Ancrane to Highrose Limited;

         HIGHROSE LIMITED means Highrose Limited (registered number 4410334) whose registered office is at New Century Park, P.O. Box 53, Coventry, Warwickshire CV3 1HJ;

         ICTA 1988 means the Income and Corporation Taxes Act 1988;

         PLC SCHEME means the proposed scheme of arrangement in respect of plc pursuant to section 425 Companies Act 1985, the terms of which are set out in Part III of the Scheme Document, including any modifications, additions, or conditions approved or imposed by the Court;

         PRE-ARRANGEMENTS PERIOD means the period commencing on 1 April 2003 and ending on the day before the day on which Arrangements come into existence in relation to Corp and the Relevant Company;

         PRESCRIBED RATE means the rate of 1 per cent. per annum above the base rate for the time being of Barclays Bank PLC;

         RECORD DATE has the meaning given to it in the Corp Scheme or the plc Scheme, as appropriate;

         RELEVANT COMPANY means Ancrane or plc as appropriate;

         RELIEF means loss, allowance, credit, relief, deduction or set-off or any right to a repayment of Taxation;

         SAVEABLE AMOUNT means, in respect of a Relief, the amount by which a liability to Taxation may be decreased by the use of that Relief;

         SCHEME DOCUMENT means the scheme document (together with the explanatory statements and all appendices, schedules and annexures to
         it) to be issued in connection with the Corp Scheme;

         TAXATION means corporation tax and any interest, penalty, surcharge or fine relating to such corporation tax; and

         YANKEE BONDS means the US$900,000,000 7 3/4 per cent. bonds due 2010 and the US$900,000,000 8 3/8 per cent. bonds due 2030 both issued by Corp and both guaranteed by plc.

1.2      CONSTRUCTION

         (a)      In this Deed:

                  (i) references to a person include a body corporate and unincorporated associations of persons;

                  (ii) references to an individual include his estate and personal representatives; and

                  (iii) references to a party to this Deed include references to the successors or assigns (immediate or otherwise), of that party.

         (b) In this Deed any reference, express or implied, to an enactment includes references to:

                  (i) that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the signature of this Deed);

                  (ii) any enactment which that enactment re-enacts (with or without modification); and

                  (iii) any subordinate legislation made (before or after the signature of this Deed) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (i) above, or under any enactment referred to in paragraph (ii) above, and "enactment" includes any legislation in any jurisdiction.

         (c) In this Deed a reference to a clause, subclause or schedule is a reference to a clause, subclause or schedule to this Deed. The schedules form part of this Deed.

         (d) Subclauses 1.1 to 1.2(c) above apply unless the contrary intention appears.

         (e)      The headings in this Deed do not affect its interpretation.

2.       COVENANT

2.1 Corp covenants with Ancrane that, subject to the provisions of this Deed, Corp will pay to the Inland Revenue on behalf of Ancrane an amount equal to any Taxation payable by Ancrane in respect of Exchange Gains on the Bonds and the Highrose Debt the liability for which arises in Ancrane's accounting period commencing on 1 April 2003 and where the relevant profit is not apportioned to the Pre-Arrangements Period in accordance with section 403B ICTA 1988.

2.2 Corp covenants with plc that, conditional on the plc Scheme becoming effective by delivery of an office copy of the order of the Court sanctioning the plc Scheme being delivered to the Registrar of Companies for registration and subject to the provisions of this Deed, Corp will pay to the Inland Revenue on behalf of plc an amount equal to any Taxation payable by plc in respect of Exchange Gains on the Bonds and the Highrose Debt the liability for which arises in plc's accounting period commencing on 1 April 2003 and where the relevant profit is not apportioned to the Pre-Arrangements Period in accordance with section 403B ICTA 1988.

2.3 Where Corp makes any payment in accordance with clause 2.1 or 2.2, it will make it clear to the Inland Revenue at the time it makes such payment that the payment is made in discharge of the relevant liability to Taxation of Ancrane or plc, as the case may be.

3.       MITIGATION

         Corp shall not be liable under clause 2 unless, and then only to the extent that, the amount of the relevant liability to Taxation exceeds the Saveable Amount in respect of any Relief available to mitigate that liability to Taxation (including for the avoidance of doubt any Reliefs which are available for surrender by plc to Ancrane or vice versa), so that in particular Corp's liability under each of clause 2.1 and 2.2 shall not exceed the corporation tax on the lesser of relevant Exchange Gains and the total profits of Ancrane or, as the case may be, plc for its accounting period commencing 1 April 2003 and shall be reduced to the extent that Reliefs are available in subsequent accounting periods for carry back to reduce the corporation tax that would otherwise be payable as described in clauses 2.1 and 2.2.

4.       EXCLUSIONS

         The covenants contained in clause 2 shall not extend to any liability under this Deed to the extent that it would not have arisen but for a voluntary act or omission carried out or effected by plc or Ancrane after the Effective Date.

5.       DUE DATE FOR PAYMENT

5.1 Any payment due under clause 2 shall be paid within five Business Days of the later of:

         (a)      a Final Determination that the relevant Taxation is due; and

         (b) the date on which plc or Ancrane, as the case may be, gives Corp notice in writing, specifying (in reasonable detail) the nature of the claim and the amount claimed.

5.2 If Corp fails to pay any sum due from it under this Deed on the due date for payment then, save to the extent that Corp's liability under clause 2 compensates the Relevant Company for late payment of the sum by virtue of its extending to interest and penalties, Corp shall pay interest on that sum from the due date until actual payment at the Prescribed Rate compounded annually.

6.       REPAYMENTS

6.1 If Ancrane or, as the case may be, plc is or may be entitled to receive from the Inland Revenue a repayment or credit in respect of Taxation in respect of which Corp is liable under this Deed (the UNDERLYING TAX) then:

         (a) Ancrane or, as the case may be, plc shall give Corp full details of the entitlement as soon as practicable and in any event within 14 days of becoming aware of the entitlement;

         (b) Ancrane or, as the case may be, plc shall at the request and expense of Corp take all appropriate steps to procure that the repayment or credit shall be obtained, keeping Corp fully informed of the progress of any action taken or, at Corp's request, the provisions of clause 7 shall apply as if obtaining the repayment or credit were a Corp Conduct Matter, with such amendments as are necessary; and

         (c) Ancrane or, as the case may be, plc shall pay an amount equal to the repayment or credit received by Ancrane or, as the case may be, plc to Corp within five days of receipt to the extent that Corp has made a payment in respect of the underlying tax and shall at the same time also pay to Corp an amount equal to any repayment supplement or interest on the amount of the repayment or credit so paid.

7.       CONDUCT OF CLAIMS

7.1 Corp (or such professional advisers as Corp may select) shall be entitled to have the sole conduct of the Corp Conduct Matters.

7.2 plc and Ancrane shall immediately authorise, sign and submit to the Inland Revenue such returns and other ancillary information, accounts, statements and reports relating to each of the accounting periods of plc and Ancrane which include all or any part of the Arrangements Period, and make such claims and elections and give such consents (including claims for and consents to the surrender of losses by way of Group Relief from Ancrane to plc and vice versa) and comply with all procedural requirements in respect of the making or giving of such returns, ancillary information, accounts, statements and reports or such claims, elections or consents as Corp (or its advisers) may, in its absolute discretion, direct in writing.

7.3 Corp (and its advisers) shall be provided promptly with any information received by plc or Ancrane, or of which plc or Ancrane otherwise becomes aware, which may be relevant to the Corp Conduct Matters, and with such assistance and access to such information as Corp (or its advisers) may reasonably require in connection with the Corp Conduct Matters.

8.       TIME LIMIT

         The liability of Corp to make any payment under this Deed shall cease on the seventh anniversary of the Effective Date except in respect of any claim of which plc or Ancrane gives notice to Corp before that date specifying (in reasonable detail) the nature of the claim and the amount claimed and in relation to which proceedings have been commenced prior to the eighth anniversary of the Effective Date.

9.       DEDUCTIONS FROM PAYMENTS, ETC.

9.1 All sums payable by Corp under this Deed shall be paid free and clear of all deductions and withholdings whatsoever, save only as may be required by law.

9.2 If any deductions or withholdings are required by law to be made from any of the sums payable as mentioned in clause 9.1, other than in respect of interest under clause 5.2, Corp shall be obliged to pay such additional amount as will ensure that the net amount received under this Deed will equal the full amount that would have been received in the absence of any such requirement to make a deduction or withholding.

9.3 If any sum payable by Corp under this Deed (other than interest under clause 5.2) shall be subject to Taxation in the hands of plc or Ancrane, as the case may be, Corp shall be under the same obligation to make an increased payment in relation to that Taxation as if the liability were a deduction or withholding required by law.

10.      NON-ASSIGNABILITY

         No party may assign, transfer, novate, encumber or dispose of any of its interest in, its rights and/or obligations under this Deed.

11.      WAIVERS AND REMEDIES CUMULATIVE

         The rights of each party under this Deed:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

12.      SEVERABILITY

         If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the validity or enforceability in that jurisdiction of any other provision of this Deed; or

         (b) the validity or enforceability in other jurisdictions of that or any other provision of this Deed.

13.      COUNTERPARTS

         This Deed may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same Deed and any party may enter into this Deed by executing a counterpart.

14.      NOTICES

14.1 All notices or other communications under or in connection with this Deed shall be given in writing and may be made by facsimile. Any such notice will be deemed to be given as follows:

         (a)      if by letter, when delivered personally or on actual receipt;
                  and

         (b)      if by facsimile, when received in legible form.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

14.2 The address and facsimile number of each party for all notices under or in connection with this Deed are:

         (a)      in relation to Corp:

                  New Century Park, PO Box 53
                  Coventry, Warwickshire,
                  CV3 1HJ

                  Fax Number:               020 7306 1395

         (b)      in relation to plc:

                  New Century Park, PO Box 53
                  Coventry, Warwickshire,
                  CV3 1HJ

                  Fax Number:               020 7306 1395

         (c)      in relation to Ancrane:

                  New Century Park, PO Box 53
                  Coventry, Warwickshire,
                  CV3 1HJ

                  Fax Number:               020 7306 1395

         or any other notified by that party for this purpose to the other party by not less than five Business Days' notice.

15.      EXPENSES

         Each party shall pay its own costs and expenses in connection with the preparation, negotiation and execution of this Deed.

16.      JURISDICTION

         Each party to this Deed agrees that the courts of England shall have jurisdiction to settle any disputes in connection with this Deed and, accordingly, submits to the jurisdiction of the English courts.

17.      GOVERNING LAW

         This Deed is governed by, and shall be construed in accordance with, English law.

IN WITNESS of which this Deed has been executed as a deed and has been delivered on the date which appears first on page 1.

EXECUTED as a Deed              )      ____________________________________
by MARCONI CORPORATION PLC      )      Director
acting by [  ] and              )      ____________________________________
[  ]                            )      Director/Secretary

EXECUTED as a Deed              )      ____________________________________
by MARCONI PLC                  )      Director
acting by [  ] and              )      ____________________________________
[  ]                            )      Director/Secretary

EXECUTED as a Deed              )      ____________________________________
by ANCRANE                      )      Director
acting by [  ] and              )      ____________________________________
[  ]                            )      Director/Secretary

                                  SCHEDULE 15

                           ANCRANE DEED OF ASSIGNMENT

                              DATED [ ] MARCH, 2003
                                     ANCRANE

                                       AND

                                   MARCONI PLC
                             ----------------------
                               DEED OF ASSIGNMENT
                         BY WAY OF REPAYMENT OF CAPITAL
                                    IN SPECIE
                          ---------------------------
                                  ALLEN & OVERY
                                     London

                                    CONTENTS

CLAUSE                                                                                                 PAGE
1.  Interpretation...................................................................................  226
2.  Assignment and Payment...........................................................................  229
3.  Further Assurance................................................................................  229
4.  Turnover.........................................................................................  230
5.  Set-off and Counterclaim.........................................................................  230
6.  Representations and Warranties...................................................................  230
7.  Assignor's Responsibility........................................................................  231
8.  Indemnity........................................................................................  231
9.  Changes to the Parties...........................................................................  231
10. Waivers and Remedies Cumulative..................................................................  231
11. Severability.....................................................................................  231
12. Counterparts.....................................................................................  232
13. Notices..........................................................................................  232
14. Expenses.........................................................................................  233
15. Stamp Duty.......................................................................................  233
16. Jurisdiction.....................................................................................  233
17. Governing Law....................................................................................  233

Signatories..........................................................................................  238

THIS DEED is dated [ ] March, 2003

BETWEEN:

(1) ANCRANE (registered number 04308188) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (the ASSIGNOR); and

(2) MARCONI PLC (registered number 03846429) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ (the ASSIGNEE).

BACKGROUND:

(A) This Assignment has been entered into by the aforementioned parties as part of the proposed financial restructuring of the Assignee and Corp (the FINANCIAL RESTRUCTURING).

(B) As part of the Financial Restructuring, the Assignor was re-registered as an unlimited company on 25th March, 2003 and the Assignee is the registered holder of its entire issued share capital, save for one ordinary share that is registered in the name of Marconi Nominees Limited and held on trust for the Assignee.

(C) On the date of this Deed the Assignor reduced its existing share capital (including its share premium account) from [-] to L100 to enable it to make a repayment of capital in specie to the Assignee and pursuant to the repayment of capital the Assignor has agreed to assign the Assigned Rights to the Assignee prior to the Corp Creditors' Meeting.

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Deed:

         ASSIGNED RIGHTS means the beneficial interest in all assets, property, rights, title, interest, benefits and obligations of the Assignor including, but without limitation, any beneficial interest in the Bonds, the Corp Loan and the Highrose Debt and any right or entitlement of the Assignor to receive cash, loan notes, shares or other consideration or payment as a creditor of Corp or the Assignee as a result of the Financial Restructuring but, for the avoidance of doubt, excluding L100 and any rights which the Assignor has under the Corp Covenant;

         ASSIGNMENT means the assignment of the Assigned Rights under this Deed;

         BONDS means the Eurobonds and Yankee Bonds in which the Assignor had the ultimate beneficial ownership at the date of this Deed;

         BUSINESS DAY means any day other than Saturday, Sunday or any other day which is a public holiday in England and Wales;

         COMPLETION means the execution of this Deed by the parties set out herein;

         CORP means Marconi Corporation plc (registered number 67307) whose registered office is at New Century Park, PO Box 53, Coventry, Warwickshire, CV3 1HJ;

         CORP COVENANT means the deed entered into between, inter alia, Corp, plc and Ancrane on [-], 2003, pursuant to which Corp has agreed to pay certain corporation tax on behalf of plc and Ancrane;

         CORP CREDITORS' MEETING means a meeting of Corp Scheme Creditors called pursuant to the terms of the Corp Scheme to be held on [25th] April, 2003;

         CORP LOAN means the loans from the Assignor to Corp in the amount of L 363,308,000;

         CORP SCHEME means the proposed scheme of arrangement with the Corp Scheme Creditors in respect of Corp pursuant to section 425 Companies Act 1985 (including any modifications, additions or conditions approved or imposed by the court);

         CORP SCHEME CREDITOR means a scheme creditor of Corp in respect of its Scheme Claim;

         CORP SPV means Krayford Limited (registered number 4307660),, whose registered address is at New Century Park, P.O. Box 52, Coventry, Warwickshire CV3 1HJ;

         EFFECTIVE DATE means in relation to either of the Schemes, the date on which an office copy of the order of the Court sanctioning that the relevant Scheme shall have been delivered to the Registrar of Companies for registration;

         ESCROW AND DISTRIBUTION AGREEMENT means the agreement to be entered into between (inter alios) Corp, the Supervisors, the Escrow Trustee and Bank of New York (as custodian and the distribution agent) in the form set out in the Scheme Document, a condition precedent to the effectiveness of which (insofar as it relates to the Scheme) is the occurrence of the Effective Date;

         ESCROW TRUSTEE means Corp Spv, who will be appointed under the terms of the Escrow and Distribution Agreement and any successor from time to time;

         EUROBOND ISSUES means the E 500,000,000 5.625 per cent. bonds due 2005 and the E 1,000,000,000 6.375 per cent. bonds due 2010, both issued by Corp and both guaranteed by the Assignee;

         EUROBONDS means all or any of the bonds comprising the Eurobond Issues;

         EXCLUDED CLAIMS means in relation to the Corp Scheme the claims of the nature described in Part I of Appendix 9 of the Scheme Document and, in relation to the plc Scheme, the claims of the nature described in Part III of Appendix 9;

         HIGHROSE DEBT means the inter company loan of L 23,404,000 from the Assignor to Highrose Limited;

         HIGHROSE means Highrose Limited (registered number 4410334) whose registered office is at New Century Park, P.O. Box 53, Coventry, Warwickshire CV3 1HJ;

         LIABILITY or LIABILITIES means any liability or obligation of a person whether it is present, future, prospective or contingent, whether or not it is fixed or undetermined, whether or not it involves the payment of money or performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales or in any other jurisdiction, or in any other manner whatsoever, but such expression does not include any liability which is barred by statute or is otherwise unenforceable under English law or arises under a contract which is void or, being voidable, has been duly avoided;

         MARCONI NOMINEES LIMITED means Marconi Nominees Limited (registered number 3854422) whose registered office is at New Century Park, P.O. Box 53, Coventry, Warwickshire CV3 1HJ;

         PLC SCHEME means the proposed scheme of arrangement in respect of the Assignee pursuant to section 425 Companies Act 1985, the terms of which are set out in Part III of the Scheme Document (including any modifications, additions or conditions approved or imposed by the Court);

         RECORD DATE has the meaning given to it in the Corp Scheme or the plc Scheme, as appropriate;

         SCHEME means either or both of the Corp Scheme or the plc Scheme, as appropriate;

         SCHEME CLAIM means any claim or right which a person is, or may in any circumstances become, entitled to bring or enforce against Corp or the Assignee (as appropriate) in respect of any Liability of Corp or the Assignee (as appropriate) in each and every case in existence as at the Record Date or after that date by reason of any Liability incurred before that date, other than Excluded Claims.

         SCHEME DOCUMENT means the document (including all appendices, schedules and annexes to it) dated - March, 2003 issued in connection with the Schemes;

         SUPERVISORS means the persons holding office as the supervisors of the Corp Scheme or plc Scheme or both, as appropriate, from time to time;

         YANKEE BONDS means all or any of the bonds comprising the Yankee Issues; and

         YANKEE ISSUES means the US$900,000,000 7 3/4 per cent. bonds due 2010 and the US$900,000,000 8 3/8 per cent. bonds due 2030 both issued by Corp and both guaranteed by plc.

1.2      CONSTRUCTION

(a)      In this Deed:

         (i) references to a person include a body corporate and unincorporated associations of persons;

         (ii) references to an individual include his estate and personal representatives; and

         (iii) references to a party to this Deed include references to the successors or assigns (immediate or otherwise), of that party.

(b) In this Deed any reference, express or implied, to an enactment includes references to:

         (i) that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the signature of this Deed);

         (ii) any enactment which that enactment re-enacts (with or without modification); and

         (iii) any subordinate legislation made (before or after the signature of this Deed) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above, and "enactment" includes any legislation in any jurisdiction.

(c) In this Deed, unless the contrary intention appears, a reference to a clause, subclause or schedule is a reference to a clause, subclause or schedule to this Deed. The schedules form part of this Deed.

(d) Subclauses 1.1 to 1.2(c) above apply unless the contrary intention appears.

(e)      The headings in this Deed do not affect its interpretation.

2.       ASSIGNMENT AND PAYMENT

2.1      ASSIGNMENT

         With effect from Completion and subject to the terms of this Deed, the Assignor, with full title guarantee (in accordance with the Law of Property (Miscellaneous Provisions) Act 1994), assigns by way of repayment of capital in specie to the Assignee the Assigned Rights.

2.2      NOTICE AND ACKNOWLEDGEMENTS

(a) The Assignor notifies the Assignee, and the Assignee acknowledges, that the Assignor shall not:

         (i) be required to reimburse the Assignee for, or otherwise be responsible for or assure the Assignee against, any loss suffered by the Assignee in consequence of the matters provided for in this Deed (other than loss caused by the negligent or wilful failure of the Assignor to perform or observe the terms of this Deed); or

         (ii) have any obligation to reacquire the Assigned Rights or any part of the Assigned Rights.

(b) The Assignee agrees with effect from Completion to accept the Assignment without recourse and to benefit from the consideration the Assignor would have received (as original lender and creditor) as a result of the Financial Restructuring.

3.       FURTHER ASSURANCE

(a) The Assignor undertakes to execute and deliver the form of directions letter appended to the Escrow and Distribution Agreement to Corp on or before the 17th April, 2003.

(b) In addition, the Parties shall each take whatever action may be necessary:

         (i) so that the Assignee may assume, to the fullest extent permitted and in accordance with the provisions of this Deed, all the rights of the Assignor with respect to the Assigned Rights with effect from Completion;

         (ii) for the Assignor to be released from all obligations arising after Completion in relation to the Assigned Rights; and

         (iii)    otherwise to implement the terms of this Deed,

         including the execution of any further documents and the giving of any notice, order or direction and the making of any registration which in each case may be required.

4.       TURNOVER

         If any dividend is received or recovered by the Assignor in respect of the Assigned Rights on or after the Completion Date, the Assignor shall on and from such time hold such dividend on trust and forthwith assign and/or pay to the Assignee that amount together with interest on it from the date of receipt of the amount to the date of payment.

5.       SET-OFF AND COUNTERCLAIM

         The Assignment shall be made without set-off or counterclaim on amounts which are not the subject of this Deed.

6.       REPRESENTATIONS AND WARRANTIES

6.1      Each party severally represents and warrants to the other parties that:

         (a) it has all requisite power and authority to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Deed and the transactions contemplated by this Deed.

         (b) this Deed constitutes legal, valid and binding obligations enforceable against it in accordance with its terms; and

         (c) all authorisations required or desirable in connection with the entry into, performance, validity and enforceability of this Deed and the transactions contemplated by this Deed have been obtained or effected and are in full force and effect.

6.2      The Assignor represents to the Assignee that:

         (a) OBLIGATIONS: At the date of this Deed it will, to the best of its knowledge and belief, have performed and complied with all obligations required to be performed or complied with by it in relation to the Assigned Rights under the Corp Loan up to the Completion Date, and no rights, including rights of set-off, will have arisen in respect of the Assigned Rights in favour of Corp; and

         (b) RIGHTS ASSIGNABLE: The rights in respect of the Assigned Rights are assignable in accordance with the provisions of this Deed and the Corp Loan.

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         (c)      INDEBTEDNESS UNDER THE CORP LOAN: Corp is indebted to the
                  Assignor under the Corp Loan in the outstanding principal amount of L363,308,000.

7.       ASSIGNOR'S RESPONSIBILITY

         Save as expressly provided in Clause 6 (Representations and Warranties) the Assignor has not made and does not by this Deed make, and the Assignee has not relied upon, any representation, warranty or condition (expressed or implied) about, and the Assignor will have no responsibility to the Assignee for, the effectiveness, validity or enforceability of, the Bonds, the Corp Loan, the Highrose Debt or other documentation delivered by the Assignor to the Assignee or any of the terms, covenants or conditions contained in the Bonds, the Corp Loan, the Highrose Debt or other documentation or any non-performance by any party to them or the financial condition of Corp, Highrose or any other person liable with respect to the Assigned Rights.

8.       INDEMNITY

         The Assignee agrees to indemnify the Assignor and the Assignor agrees to indemnify the Assignee against any liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements of any kind or nature which may be imposed on or incurred by the other party as a consequence of failure by it duly and punctually to perform its obligations, or breach by it of any of the representations and warranties made by it, in this Deed.

9.       CHANGES TO THE PARTIES

         No party may assign, transfer, novate, encumber or dispose of any of its interest in, its rights and/or obligations under this Deed without the prior written consent of the other party. However, this Clause 9 shall not restrict the Assignee from assigning, charging or pledging the whole or any part of its rights, title and interest in the Assigned Rights to any third party.

10.      WAIVERS AND REMEDIES CUMULATIVE

         The rights of each party under this Deed:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

11.      SEVERABILITY

         If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the validity or enforceability in that jurisdiction of any other provision of this Deed; or

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

         (b) the validity or enforceability in other jurisdictions of that or any other provision of this Deed.

12.      COUNTERPARTS

         This Deed may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same Deed and any party may enter into this Deed by executing a counterpart.

13.      NOTICES

13.1     GIVING OF NOTICES

         Subject to Clause 2.2 (Notices and acknowledgements), all notices or other communications under or in connection with this Deed shall be given in writing and, unless otherwise stated may be made by facsimile. Any such notice will be deemed to be given as follows:

         (a)      if by letter, when delivered personally or on actual receipt;
                  and

         (b)      if by facsimile, when received in legible form.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

13.2     ADDRESSES FOR NOTICES

         The address and facsimile number of each party for all notices under or in connection with this Deed are:

         (a)      in relation to the Assignor:

                  New Century Park, PO Box 53
                  Coventry, Warwickshire,
                  CV3 1HJ
                  Fax Number: 020 7306 1395
                  Attn:       Company Secretary

         (b)      in relation to the Assignee:

                  New Century Park, PO Box 53
                  Coventry, Warwickshire,
                  CV3 1HJ
                  Fax Number: 020 7306 1395
                  Attn:       Company Secretary

         or any other notified by that Party for this purpose to the other party by not less than five Business Days' notice.

14.      EXPENSES

         Each party shall pay its own costs and expenses in connection with the preparation, negotiation and execution of this Deed.

15.      STAMP DUTY

15.1 The Assignee shall pay, and forthwith on demand indemnify each of the other parties to this Deed against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into and performance of this Deed.

15.2 The Assignee covenants to submit this Deed to the Inland Revenue Stamp Office for adjudication as soon as reasonably practicable after the execution of this Deed (and in any event within thirty days thereof), claiming relief from transfer stamp duty under section 42 of the Finance Act 1930 (as amended).

16.      JURISDICTION

         Each party to this Deed agrees, for the benefit of the Assignor, that the courts of England shall have jurisdiction to settle any disputes in connection with this Deed and, accordingly, submits to the jurisdiction of the English courts.

17.      GOVERNING LAW

         This Deed is governed by, and construed in accordance with, English law.

IN WITNESS of which this Deed has been executed as a deed and has been delivered on the date which it appears first on page 1.

                                   SIGNATORIES

         EXECUTED as a Deed          )      __________________________________
         by MARCONI PLC              )      Director
         acting by [  ] and          )
         [  ]                        )      _________________________________
                                            Director/Secretary

         EXECUTED as a Deed          )      _________________________________
         by ANCRANE                  )      Director
         acting by [  ] and          )
         [  ]                        )      _________________________________
                                            Director/Secretary

                                  SCHEDULE 16

                                CORP SIDE LETTER

                           [ON LETTERHEAD OF CORP PLC]

To:      Richard Heis and Philip Wallace
         (or their successors) in their capacity as Scheme Supervisors of Marconi plc
         (the BENEFICIARIES)

                                                                    [DATE], 2003

Dear Sirs

FUNDING OF ONGOING COSTS

1.       DEFINITIONS

         Capitalised terms used in this letter, unless defined herein, shall have the meaning assigned to them in Schedule 2 of the Letter of Credit, as set out in Schedule 10 of the Performance Bonding Facility dated on or about [31st] March, 2003 between Marconi Bonding Limited (as applicant), Marconi Corporation plc (CORP), HSBC (as agent and security trustee), the original issuing banks named therein, the original banks named therein and the original indemnifying subsidiaries of Corp named therein (the LETTER OF CREDIT).

2.       CORP'S UNDERTAKING

         Corp undertakes to make available to the Beneficiaries the Total L/C Amount on the terms and conditions set out in the Letter of Credit on the basis that any reference to the Issuing Bank in the Letter of Credit will be interpreted as references to Corp. The terms in relation to [the Expiry Date,] Payments, Assignment, New Beneficiaries [and UCP] set out in the Letter of Credit shall also apply to this letter.

3.       THE BENEFICIARIES' REPRESENTATIONS AND WARRANTIES

         In consideration of Corp entering into this agreement and making the Total L/C Amount available to the Beneficiaries, each Beneficiary hereby undertakes that:

         (a) any rights under, and any sums received pursuant to, this letter by a Beneficiary will be in their capacity as agent of Marconi plc;

         (b) any sums received by a Beneficiary pursuant to this letter will be used to meet Marconi plc's Ongoing Costs and will be used solely for that purpose;

         (c) any Demands shall be made on the basis provided under the Letter of Credit;

         (d) the Beneficiaries will submit a Demand in accordance with the terms of the Letter of Credit if requested by Marconi plc and if the request is to meet Ongoing Costs;

         (e) when all Ongoing Costs have been met, any remaining sums received pursuant to a Demand will be held on trust for Corp and will be repaid to Corp as soon as reasonably practicable;

         (f) the Beneficiaries shall notify Corp immediately in writing if before, on or after the date upon which this letter is issued, they are of the view (acting reasonably) that this letter is no longer required or is required in a lesser amount; and

         (g) if any such notification pursuant to subclause 3(f) above is made before this letter has been issued, the Total L/C Amount shall be reduced accordingly.

4.       DELIVERY OF DEMAND AND NOTICES

         Each Demand shall be in writing and, unless otherwise stated, may be made by letter or fax and must be received in legible form by Corp at its address and by the particular department or officer (if any) as follows:

         Marconi Corporation plc
         New Century Park,
         P.O. Box 53,
         Coventry,
         Warwickshire CV3 1HJ
         Fax: 020 7306 1395
         Attention: Company Secretary

         Any notice or other formal communication to be given under this agreement to the Beneficiaries must be in writing and, unless otherwise stated, may be made by letter or fax and may be delivered or sent by post or fax to the Beneficiaries at the following address:

         Richard Heis and Philip Wallace
         KPMG LLP
         8 Salisbury Square
         London EC4Y 8BB
         Fax: 020 7694 3011

5.       GOVERNING LAW

         This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully

_________________________________

For and on behalf of
MARCONI CORPORATION PLC

By:

I agree to be bound by the terms of this agreement.

_______________________________               _________________________________

Richard Heis                                  Philip Wallace

Scheme Supervisor of Marconi plc              Scheme Supervisor of Marconi plc

Date:                                         Date:

                                   SIGNATORIES

EXECUTED as a Deed                          )        CHRISTOPHER HOLDEN
by MARCONI PLC                              )        Director
acting by C. HOLDEN and M.SKELLY            )        MARY SKELLY
                                            )        Secretary

EXECUTED as a Deed                          )        CHRISTOPHER HOLDEN
by MARCONI CORPORATION PLC                  )        Director
acting by C.HOLDEN and M.SKELLY             )        MARY SKELLY
                                            )        Secretary

EXECUTED as a Deed                          )        CRAIG DONALDSON
by E-A CONTINENTAL LIMITED                  )        Director
acting by C.DONALDSON and M.SKELLY          )        MARY SKELLY
                                            )        Secretary

EXECUTED as a Deed                          )        CHRISTOPHER HOLDEN
by ANCRANE                                  )        Director
acting by C.HOLDEN and M.SKELLY             )        MARY SKELLY
                                            )        Secretary

EXECUTED as a Deed                          )        CRAIG DONALDSON
by MARCONI NOMINEES LIMITED                 )        Director
acting by C.DONALDSON and M.SKELLY          )        MARY SKELLY
                                            )        Secretary

EXECUTED as a Deed                          )        GLENN HACKER
by MARIPOSA TECHNOLOGY, INC.                )        Director
acting by G.HACKER and P. HOFFMANN          )        PATRICIA HOFFMAN
                                            )        Director/Secretary
under authority of that Company, in the
presence of:
Witness signature: SUZANNE HOLTZ
Name:              Suzanne Holtz
Address:           333 Pierce Road
                   Suite 370
                   Itasca, IL 60143
Occupation:        Sr. Administrative Assistant

EXECUTED as a Deed                       )        GLENN HACKER
by SYSTEMS MANAGEMENT                    )        Director
SPECIALISTS, INC.                        )
acting by G.HACKER and P.HOFFMAN         )        PATRICIA HOFFMAN
                                         )        Director/Secretary

under authority of that Company, in the
presence of:
Witness signature:   SUZANNE HOLTZ
Name:                Suzanne Holtz

Address:             333 Pierce Road
                     Suite 370
                     Itasca, IL 60143
Occupation:          Senior Administrative Assistant

EXECUTED as a Deed                       )        JOHN THORNTON
by METAPATH SOFTWARE                     )        Director
INTERNATIONAL, INC.                      )
acting by J.THORNTON and P. HOFFMAN      )        PATRICIA HOFFMAN
                                         )        Director/Secretary

under authority of that Company, in the
presence of:
Witness signature:          SUZANNE HOLTZ
Name:                       Suzanne Holtz
Address:                    333 Pierce Road
                            Suite 370
                            Itasca, IL 60143
Occupation:                 Senior Administrative Assistant

EXECUTED as a Deed                       )        CRAIG DONALDSON
by MARCONI BONDING LIMITED               )        Director
acting by C. DONALDSON and M.SKELLY      )        MARY SKELLY
                                         )        Secretary

EXECUTED as a Deed                       )        CHRISTOPHER HOLDEN
by BRITISH SEALED BEAMS LIMITED          )        Director
acting by C.HOLDEN and S. COTTIS         )        STEPHEN COTTIS
                                         )        Director

EXECUTED as a Deed                        )        CRAIG DONALDSON
by MARCONI ANSTY LIMITED                  )        Director
acting by C. DONALDSON and M. SKELLY      )        MARY SKELLY
                                          )        Secretary

EXECUTED as a Deed                        )        CRAIG DONALDSON
by PHOTONIQA LIMITED                      )        Director
acting by C. DONALDSON and M. SKELLY      )        MARY SKELLY
                                          )        Secretary

EXECUTED as a Deed                        )        CRAIG DONALDSON
by YESLINK UNLIMITED                      )        Director
acting by C. DONALDSON and M. SKELLY      )        MARY SKELLY
                                          )        Secretary